As filed with the Securities and Exchange Commission on July 6, 2020

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM F-4

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Petróleo Brasileiro S.A. – Petrobras	Petrobras Global Finance B.V.

(Exact name of each registrant as specified in its charter)

Brazilian Petroleum Corporation – Petrobras	Not Applicable

(Translation of registrant’s name into English)

The Federative Republic of Brazil	The Netherlands

(Jurisdiction of incorporation or organization)

1311	1311

(Primary Standard Industrial Classification Code Number)

Not Applicable	Not Applicable

(I.R.S. employer identification number)

Avenida República do Chile, 65 20031-912 – Rio de Janeiro – RJ, Brazil +55 (21) 3224-4477	Weena 762 3014 DA – Rotterdam - The Netherlands +31 (0) 10 206-7000

(Address and telephone number of registrant’s principal executive offices)

Petrobras America Inc. 10350 Richmond Ave., Suite 1400 Houston, Texas 77042 +1 (713) 808-2000

(Name, address and telephone number of agent for service)

With a copy to:

Francesca L. Odell, Esq. Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, New York 10006 +1 (212) 225-2000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If this Form is filed to register additional securities of an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)	☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)	☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company	☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
5.093% Global Notes Due 2030	U.S.$4,115,281,000	100%	U.S.$4,115,281,000	U.S.$534,163.47
Guaranty of 5.093% Global Notes Due 2030	(3)	(3)	(3)	(3)

(1)	The securities being registered hereby are offered (i) in exchange for the securities described in this prospectus, previously sold in transactions exempt from registration under the Securities Act of 1933, as amended, or the “Securities Act” and (ii) upon certain resales of the securities by broker-dealers. The registration fee has been computed based on the face value of the securities solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457 under the Securities Act.
(2)	Calculated pursuant to Rule 457 under the Securities Act.
(3)	Pursuant to Rule 457(n), no separate fee is payable with respect to the guaranty.

The Registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities or consummate the exchange offer until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 6, 2020

PROSPECTUS

Petrobras Global Finance B.V.

Offers to Exchange

U.S.$4,115,281,000 aggregate principal amount of 5.093% Global Notes Due 2030

Unconditionally guaranteed by

Petróleo Brasileiro S.A. — Petrobras

(Brazilian Petroleum Corporation— Petrobras)

Terms of the exchange offer:

•	We are offering to exchange securities that we sold in private offerings, or the “Old Securities,” for an equal principal amount of new registered securities, or the “New Securities.”

•	The exchange offer commences on , 2020 and expires at 5:00 p.m., New York City time, on , 2020, unless we extend it.

•	You may withdraw a tender of Old Securities at any time prior to the expiration of the exchange offer.

•	Subject to the conditions described herein, all Old Securities that are validly tendered and not validly withdrawn will be exchanged.

•	The exchange of Old Securities will not be a taxable exchange for United States federal income tax purposes. See “Taxation—United States Federal Income Taxation.” For a discussion of certain Dutch and Brazilian tax considerations, see “Taxation—Dutch Tax Considerations” and “Taxation—Brazilian Tax Considerations,” respectively.

•	We will not receive any proceeds from the exchange offer. The Old Securities surrendered and exchanged for New Securities will be retired and canceled. Accordingly, the issuance of the New Securities will not result in any increase in our outstanding indebtedness.

•	The terms of the New Securities to be issued are identical to the Old Securities issued by Petrobras Global Finance B.V., except for terms with respect to additional interest payments, registration rights and legends reflecting transfer restrictions.

•	The New Securities will be unconditionally and irrevocably guaranteed by Petróleo Brasileiro S.A. — Petrobras.

The New Securities are expected to be listed on the Official List of the Luxembourg Stock Exchange and to trade on the Euro MTF Market of such exchange. Application will be made to the Luxembourg Stock Exchange for listing of the New Securities. We also intend to apply to have the New Securities approved for listing on the New York Stock Exchange, or the “NYSE.”

Each broker-dealer participating in the exchange offer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the New Securities received in exchange for Old Securities that were acquired as a result of market-making activities or other trading activities. By acknowledging this obligation and delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. A broker-dealer may use this prospectus, as it may be amended or supplemented from time to time, in connection with resales of New Securities received in exchange for Old Securities where the broker-dealer acquired the Old Securities as a result of market-making activities or other trading activities. We have agreed to make this prospectus available to any broker-dealer for up to 180 days after the registration statement is declared effective (subject to extension under certain circumstances) for use in connection with any such resale. See “Plan of Distribution.”

We are not making an offer to exchange securities in any jurisdiction where the offer is not permitted.

Investing in the New Securities issued in the exchange offer involves certain risks. See “Risk Factors” beginning on page 12.

Neither the U.S. Securities and Exchange Commission, or the “SEC,” nor any state securities commission in the United States of America, or the “United States,” has approved or disapproved the securities to be distributed in the exchange offer, nor have they determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                    , 2020

i

About this Prospectus

In this prospectus, unless the context otherwise requires or as otherwise indicated, references to “Petrobras” mean Petróleo Brasileiro S.A. – Petrobras and its consolidated subsidiaries taken as a whole, and references to “PGF” mean Petrobras Global Finance B.V., a wholly-owned subsidiary of Petrobras. Terms such as “we,” “us” and “our” generally refer to both Petrobras and PGF, unless the context requires otherwise or as otherwise indicated.

We are responsible for the information contained and incorporated by reference in this prospectus. PGF and Petrobras have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. Neither PGF nor Petrobras is making an offer of the New Securities in any jurisdiction where the offer is not permitted.

You should not assume that the information in this prospectus or any document incorporated by reference is accurate as of any date other than the date of the relevant document.

References herein to “reais” or “R$” are to the lawful currency of Brazil. References herein to “U.S. dollars” or “U.S.$” are to the lawful currency of the United States.

FORWARD-LOOKING STATEMENTS

Some of the information contained or incorporated by reference in this prospectus are forward-looking statements that are not based on historical facts and are not assurances of future results. Many of the forward-looking statements contained, or incorporated by reference in this prospectus may be identified by the use of forward-looking words, such as “believe,” “expect,” “estimate,” “anticipate,” “intend,” “plan,” “aim,” “will,” “may,” “should,” “could,” “would,” “likely,” “potential” and similar expressions.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. There is no assurance that the expected events, trends or results will actually occur.

We have made forward-looking statements that address, among other things:

•	the outbreak of the COVID-19 pandemic and its impacts on the sanitary, health, political and economic conditions worldwide and specifically in Brazil;

•	our marketing and expansion strategy;

•	our exploration and production activities, including drilling;

•	our activities related to refining, import, export, transportation of oil, natural gas and oil products, petrochemicals, power generation, biofuels and other sources of renewable energy;

•	our projected and targeted capital expenditures, commitments and revenues;

•	our liquidity and sources of funding;

•	our pricing strategy and development of additional revenue sources; and

•	the impact, including cost, of acquisitions and divestments.

Our forward-looking statements are not guarantees of future performance and are subject to assumptions that may prove incorrect and uncertainties that are difficult to predict. Our actual results could differ materially from those expressed or forecast in any forward-looking statements as a result of a variety of assumptions and factors. These factors include, but are not limited to, the following:

•	our ability to obtain financing;

•	general economic and business conditions, including crude oil and other commodity prices, refining margins and prevailing exchange rates;

•	global economic conditions;

•	our ability to find, acquire or gain access to additional reserves and to develop our current reserves successfully;

•	uncertainties inherent in making estimates of our oil and gas reserves, including recently discovered oil and gas reserves;

•	competition;

•	technical difficulties in the operation of our equipment and the provision of our services;

•	changes in, or failure to comply with, laws or regulations, including with respect to fraudulent activity, corruption and bribery;

•	receipt of governmental approvals and licenses;

•	international and Brazilian political, economic and social developments;

•	natural disasters, accidents, military operations, terrorist acts, acts of sabotage, wars or embargoes;

•	regulatory developments, including regulations related to climate change;

•	the cost and availability of adequate insurance coverage;

•	our ability to successfully implement assets sales under our portfolio management program;

•	the outcome of ongoing corruption investigations and any new facts or information that may arise in relation to the “Lava Jato investigation;”

•	the effectiveness of our risk management policies and procedures, including operational risks; and

•	litigation, such as class actions or enforcement or other proceedings brought by governmental and regulatory agencies.

For additional information on factors that could cause our actual results to differ from expectations reflected in forward-looking statements, please see “Risk Factors” in this prospectus and in documents incorporated by reference in this prospectus.

All forward-looking statements attributed to us or a person acting on our behalf are expressly qualified in their entirety by this cautionary statement, and you should not place undue reliance on any forward-looking statement included in this prospectus. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information or future events or for any other reason.

Incorporation of Certain Documents by Reference

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and certain later information that we file with the SEC will automatically update and supersede earlier information filed with the SEC or included in this prospectus. Petrobras is incorporating by reference into this prospectus the following documents that it has filed with the SEC:

1.	The Petrobras Annual Report on Form 20-F for the year ended December 31, 2019 filed with the SEC on March 23, 2020, as amended by Amendment No. 1 on Form 20-F/A filed with the SEC on April 21, 2020 (as so amended, the “2019 Form 20-F”).

2.	The Petrobras Report on Form 6-K furnished to the SEC on May 15, 2020, containing Petrobras’s financial statements in U.S. dollars as of March 31, 2020, and for the three-month periods ended March 31, 2020 and 2019, prepared and presented in accordance with IAS 34 – “Interim Financial Reporting” as issued by the International Accounting Standards Board (IASB).

3.	The Petrobras Report on Form 6-K furnished to the SEC on May 26, 2020, containing a discussion of Petrobras’s financial information and results in U.S. dollars as of March 31, 2020, and for the three-month periods ended March 31, 2020 and 2019.

4.	The Petrobras Report on Form 6-K furnished to the SEC on June 8, 2020, relating to exports of fuel oil in May.

5.	The Petrobras Report on Form 6-K furnished to the SEC on June 25, 2020, relating to the appointment of a new member of the board of directors.

6.	The Petrobras Report on Form 6-K furnished to the SEC on June 29, 2020, relating to the financing agreement with Technip Brasil and Flexibras.

7.	The Petrobras Report on Form 6-K furnished to the SEC on July 6, 2020, relating to severance programs.

8.	Any future annual reports of Petrobras on Form 20-F filed with, and all reports on Form 6-K that are designated in such reports as being incorporated by reference into this prospectus furnished to, the SEC after the date of this prospectus and prior to the termination of the exchange offer.

In addition, all reports and other documents filed by us with the SEC after the date of this registration statement and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference herein.

We will provide without charge to any person to whom a copy of this prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests should be directed to Petrobras’s Investor Relations Department located at Avenida República do Chile, 65 — 18th Floor, 20031-912—Rio de Janeiro, RJ, Brazil, Attn: Leandro da Rocha Santos, Institutional Investors Manager at Investor Relations Department (telephone: +55 (21) 3224-0792; fax: +55 (21) 3224-1401; e-mail: petroinvest@petrobras.com.br).

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Where You Can Find More Information

We have filed a registration statement with the SEC on Form F-4 under the Securities Act relating to the New Securities offered by this prospectus. This prospectus, which is a part of that registration statement, does not contain all of the information set forth in the registration statement. For more information with respect to our company and the securities offered by this prospectus, you should refer to the registration statement and to the exhibits filed with it. Statements contained or incorporated by reference in this prospectus regarding the contents of any contract or other document are not necessarily complete, and, where the contract or other document is an exhibit to the registration statement or incorporated or deemed to be incorporated by reference, each of these statements is qualified in all respects by the provisions of the actual contract or other document.

We are subject to the information requirements of the Exchange Act, applicable to a foreign private issuer, and accordingly file or furnish reports, including annual reports on Form 20-F, reports on Form 6-K, and other information with the SEC. Any filings we make electronically will be available to the public over the Internet at the SEC’s web site at http://www.sec.gov. These reports and other information may also be inspected and copied at the offices of the New York Stock Exchange, at 11 Wall St, New York, NY 10005.

Electronic Delivery of Documents

We are delivering copies of this prospectus in electronic form through the facilities of The Depository Trust Company, or “DTC.” You may obtain paper copies of the prospectus by contacting the Luxembourg listing agent at its address specified on the inside back cover of this prospectus. By participating in the exchange offer, you will be consenting to electronic delivery of these documents.

Prospectus Summary

This summary highlights key information described in greater detail elsewhere, or incorporated by reference, in this prospectus. This summary is not complete and does not contain all of the information you should consider before participating in the exchange offer. You should read carefully the entire prospectus, including “Risk Factors” and the documents incorporated by reference herein, which are described under “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information.”

PGF

PGF is a wholly-owned finance subsidiary of Petrobras, incorporated under the laws of the Netherlands as a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) on August 2, 2012. PGF is an indirect subsidiary of Petrobras, and all of PGF’s shares are held by Petrobras’s Dutch subsidiary Petrobras International Braspetro B.V. PGF’s business is to raise financing to fund the operations of companies within the Petrobras group, including by issuing debt securities in the international capital markets. PGF does not currently have any operations, revenues or assets other than those related to the issuance, administration and repayment of its debt securities. All debt securities issued by PGF are fully and unconditionally guaranteed by Petrobras. PGF was incorporated for an indefinite period of time.

Petrobras uses PGF as its main vehicle to issue securities in the international capital markets. PGF’s first offering of notes fully and unconditionally guaranteed by Petrobras occurred in September 2012. In December 2014, PGF assumed the obligations of Petrobras’s former finance subsidiary Petrobras International Finance Company S.A. (“PifCo”) under all then outstanding notes originally issued by PifCo, which continue to benefit from Petrobras’s full and unconditional guaranty.

PGF’s registered office is located at Weena 762, 9th floor, room A, 3014 DA Rotterdam, The Netherlands, and our telephone number is +31 (0) 10 206-7000.

Petrobras

Petrobras is one of the world’s largest integrated oil and gas companies, engaging in a broad range of oil and gas activities. Petrobras is a sociedade de economia mista, organized and existing under the laws of Brazil. For the years ended December 31, 2019 and 2018, Petrobras had sales revenues of U.S.$76,589 million and U.S.$84,638 million, respectively, gross profit of U.S.$30,857 million and U.S.$32,454 million, respectively, and net income attributable to shareholders of Petrobras of U.S.$10,151 million and U.S.$7,173 million, respectively. For the three-month periods ended March 31, 2020 and 2019, Petrobras had sales revenues of U.S.$17,143 million and U.S.$18,803 million, respectively, gross profit of U.S.$7,264 million and U.S.$6,590 million, respectively, and loss attributable to shareholders of Petrobras of U.S.$9,715 million and net income of attributable to shareholders U.S.$1,070 million, respectively. In 2019, Petrobras’s average domestic daily oil production was 2.17 million bbl/d, which represented 81% of Brazil’s total oil production (based on production data issued by the National Petroleum, Natural Gas and Biofuels Agency). In the three-month period ended March 31, 2020, Petrobras’s average domestic daily oil production was 2.32 million bbl/d. As a result of divestments concluded by Petrobras in 2019, it reassessed its business segments and currently divides its activities into the following segments of operations:

•	Exploration and Production: this segment covers the activities of exploration, development and production of crude oil, Natural Gas Liquids (“NGL”) and natural gas in Brazil and abroad, for the primary purpose of supplying our domestic refineries. Our exploration and production segment also operates through partnerships with other companies, including holding interests in non-Brazilian companies in this segment;

•	Refining, Transportation and Marketing: this segment covers the activities of refining, logistics, transport, marketing and trading of crude oil and oil products in Brazil and abroad, exports of ethanol, petrochemical operations, such as extraction and processing of shale, as well as holding interests in petrochemical companies in Brazil; and

•	Gas and Power: this segment covers the activities of logistics and trading of natural gas and electricity, transportation and trading of liquefied natural gas (“LNG”), generation of electricity by means of thermoelectric power plants, as well as holding interests in transportation and distribution companies of natural gas in Brazil and abroad. It also includes natural gas processing and fertilizer operations.

Additionally, we have a Corporate and Other Business classification that includes activities that are not attributed to the business segments, notably those related to corporate financial management, corporate overhead and other expenses, provision for the class action settlement, and actuarial expenses related to the pension and medical benefits for retired employees and their dependents. It also comprises biofuels and distribution businesses. The biofuels business covers the activities of production of biodiesel and its co-products and ethanol. The distribution business covers the equity interest in the associate Petrobras Distribuidora S.A. (“BR Distribuidora”) and the business for the distribution of oil products abroad (in Argentina, Bolivia, Colombia and Uruguay). For further information regarding our business segments, see Notes 12 and 31 to our audited consolidated financial statements included in the 2019 Form 20-F incorporated by reference herein.

Petrobras’s principal executive office is located at Avenida República do Chile, 65, 20031-912 – Rio de Janeiro, RJ, Brazil, its telephone number is +55 (21) 3224-4477, and our website is www.petrobras.com.br. The information on our website, which might be accessible through a hyperlink resulting from this URL, is not and shall not be deemed to be incorporated into this prospectus.

Summary of the Exchange Offer

Old Securities

On September 18, 2019, PGF issued U.S.$4,115,281,000 aggregate principal amount of its 5.093% Global Notes due 2030, or the “Old Securities.”

The Old Securities are unconditionally and irrevocably guaranteed by Petrobras.

The Old Securities are unregistered and were issued by PGF as consideration in a private exchange offer conducted in reliance upon exemptions from the registration requirements of the Securities Act.

New Securities

We are offering new, registered 5.093% Global Notes due 2030, or the “New Securities” in exchange for the Old Securities.

The New Securities will be unconditionally and irrevocably guaranteed by Petrobras.

Registration Rights Agreements

When PGF issued the Old Securities, PGF and Petrobras entered into an exchange and registration rights agreement with the initial purchasers named therein, in which they agreed to use their commercially reasonable efforts to complete an exchange offer of those Old Securities on or prior to a particular date.

The Exchange Offer

Under the terms of the exchange offer, holders of Old Securities are entitled to exchange Old Securities for an equal principal amount of New Securities with substantially identical terms, except for terms with respect to additional interest payments, registration rights and legends reflecting transfer restrictions. The security identifiers for the Old Securities are as follows:

CUSIP / ISIN                  CUSIP / ISIN

Restricted Global Note       Regulation S Global Note

71647N BF5 /                     N6945A AL1 /

US71647NBF50                USN6945AAL19

You should read the discussion under the heading “Description of the New Securities” for further information about the New Securities and the discussion under the heading “The Exchange Offer” for more information about the exchange process.

Minimum Denomination	The Old Securities may be tendered only in a principal amount of U.S.$2,000 and integral multiples of U.S.$1,000 in excess thereof.

Principal Amount Outstanding	As of the date of this prospectus, U.S.$4,115,281,000 aggregate principal amount of the Old Securities is outstanding.

Resale of New Securities

Based on an interpretation by the SEC staff set forth in no-action letters issued to third parties, we believe that you may offer the New Securities issued in the exchange offer for resale, resell them or otherwise transfer them without compliance with the registration and prospectus delivery provisions of the Securities Act, as long as:

•      you are not a broker-dealer who purchased the Old Securities directly from us for resale pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act;

•      you are not an “affiliate” of PGF or of Petrobras, as that term is defined in Rule 405 of the Securities Act; and

•      you are acquiring the New Securities in the ordinary course of your business, you are not participating in, and do not intend to participate in, a distribution of the New Securities and you have no arrangement or understanding with any person to participate in a distribution of the New Securities.

If any statement above is not true and you transfer any New Security without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from the registration requirements of the Securities Act, you may incur liability under the Securities Act. We do not assume responsibility for or indemnify you against this liability.

If you are a broker-dealer and receive New Securities for your own account in exchange for Old Securities that you acquired as a result of market making or other trading activities, you must acknowledge that you will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the New Securities. We will make this prospectus available to broker-dealers for use in resales for 180 days after the expiration date of the exchange offer.

Consequences of Failure to Exchange Old Securities

If you do not exchange your Old Securities for New Securities, you will continue to hold your Old Securities. You will no longer be able to require that we register the Old Securities under the Securities Act. In addition, you will not be able to offer or sell the Old Securities unless:

•      they are registered under the Securities Act; or

•      you offer or sell them under an exemption from the requirements of, or in a transaction not subject to, the Securities Act.

Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, on , 2020, unless we decide to extend the expiration date.

Conditions to the Exchange Offer

We may terminate the exchange offer and refuse to accept any Old Securities for exchange if:

•      there has been a change in applicable law or the SEC staff’s interpretation of applicable law, and the exchange offer is not permitted under applicable law or applicable SEC staff interpretations of law; or

•      there is a stop order in effect or threatened with respect to the exchange offer or the indenture governing those securities.

We have not made the exchange offer contingent on holders tendering any minimum principal amount of Old Securities for exchange.

Certain Deemed Representations, Warranties and Undertakings

If you participate in the exchange offer, you will be deemed to have made certain acknowledgments, representations, warranties and undertakings. See “The Exchange Offer—Holders’ Deemed Representations, Warranties and Undertakings.”

Procedure for Tendering Old Securities

If you wish to participate in the exchange offer, you must deliver electronically your acceptance together with your Old Securities through DTC’s Automated Tender Offer Program, or “ATOP,” system.

If you are not a direct participant in DTC, you must, in accordance with the rules of the DTC participant who holds your securities, arrange for a direct participant in DTC to submit your acceptance to DTC electronically.

Withdrawal Rights

You may withdraw the tender of your Old Securities at any time prior to 5:00 p.m., New York City time, on the expiration date, unless we have already accepted your Old Securities. To withdraw, you must send a written notice of withdrawal to the exchange agent through the electronic submission of a message in accordance with the procedures of DTC’s ATOP system by 5:00 p.m., New York City time, on the scheduled expiration date. We may extend the expiration date without extending withdrawal rights.

If you are not a direct participant in DTC, you must, in accordance with the rules of the DTC participant who holds your securities, arrange for a direct participant in DTC to submit your written notice of withdrawal to DTC electronically by 5:00 p.m., New York City time, on the expiration date.

Acceptance of Old Securities and Delivery of New Securities

If all of the conditions to the exchange offer are satisfied or waived, we will accept any and all Old Securities that are properly tendered in the exchange offer prior to 5:00 p.m., New York City time, on the expiration date. We will deliver the New Securities promptly after the expiration of the exchange offer.

Tax Considerations

The exchange of Old Securities for New Securities will not be a taxable exchange for United States federal income tax purposes. See “Taxation—United States Federal Income Taxation.” For a discussion of certain Dutch and Brazilian tax considerations, see “Taxation—Dutch Tax Considerations” and “Taxation—Brazilian Tax Considerations,” respectively.

You should consult your tax advisor about the tax consequences of the exchange offer as it applies to your individual circumstances.

Fees and Expenses	We will bear all expenses related to consummating the exchange offer and complying with the exchange and registration rights agreement.

Exchange Agent	The Bank of New York Mellon is serving as the exchange agent for the exchange offer. The exchange agent’s address, telephone number and facsimile number are included under the heading “The Exchange Offer—The Exchange Agent; Luxembourg Listing Agent.”

Risk Factors

Holders of Old Securities that do not exchange their Old Securities for New Securities will continue to be subject to the restrictions on transfer that are listed on the legends of those Old Securities. These restrictions will make the Old Securities less liquid. To the extent that Old Securities are tendered and accepted in the exchange offer, the trading market, if any, for the Old Securities would be reduced.

We cannot promise that a market for the New Securities will be liquid or will continue to exist. Prevailing interest rates and general market conditions could affect the price of the New Securities. This could cause the New Securities to trade at prices that may be lower than their principal amount or their initial offering price.

In addition to these risks, you should carefully consider the risk factors beginning on page 12, the section entitled “Risk Factors” in Petrobras’s 2019 Form 20-F, which is incorporated by reference in this prospectus, and the other information included or incorporated by reference herein, before deciding to participate in the exchange offer.

Summary of the Terms of the New Securities

Issuer	Petrobras Global Finance B.V., or “PGF.”

New Securities Offered	U.S.$4,115,281,000 aggregate principal amount of 5.093% Global Notes due 2030, or the “New Securities.”

Form and Terms

The form and terms of the New Securities are the same as the form and terms of the Old Securities, except that:

•      the New Securities will be registered under the Securities Act and therefore will not bear legends restricting their transfer; and

•      holders of the New Securities will not be entitled to some of the benefits of the exchange and registration rights agreement.

The New Securities will evidence the same debt as the Old Securities.

Maturity Date	The New Securities will mature on January 15, 2030.

Interest

The New Securities will bear interest from July 15, 2020 or from the most recent interest payment date, at the rate of 5.093% per annum, payable semi-annually in arrears on each interest payment date.

If your Old Securities are accepted for exchange, you will receive interest on the corresponding New Securities and not on such Old Securities. Any Old Securities not tendered will remain outstanding and continue to accrue interest according to their terms.

Interest Payment Dates	January 15 and July 15 of each year, commencing on January 15, 2021.

Denominations	PGF will issue the New Securities only in denominations of U.S.$2,000 and integral multiples of U.S.$1,000 in excess thereof.

Trustee, Registrar, Paying Agent and Transfer Agent	The Bank of New York Mellon.

Luxembourg Paying Agent, Transfer Agent and Listing Agent	The Bank of New York Mellon SA/NV, Luxembourg Branch.

Codes

(a) CUSIP	71647N BE8

(b) ISIN	US71647NBE85

Use of Proceeds	PGF will not receive any cash proceeds from the issuance of the New Securities.

Indenture	The New Securities will be issued pursuant to an indenture, dated September 18, 2019, among PGF, Petrobras, The Bank of New York Mellon, a New York banking corporation, as trustee, and The Bank of New York Mellon SA/NV, Luxembourg Branch, as Luxembourg transfer agent and paying agent.

Guaranty	The New Securities will be unconditionally guaranteed by Petrobras under the guaranty. See “Description of the Guaranty.”

Ranking

The New Securities constitute general senior unsecured and unsubordinated obligations of PGF that will at all times rank pari passu among themselves and with all other unsecured unsubordinated indebtedness issued from time to time by PGF.

The obligations of Petrobras under the guaranty constitute general senior unsecured obligations of Petrobras that will at all times rank pari passu among themselves and with all other senior unsecured obligations of Petrobras that are not, by their terms, expressly subordinated in right of payment to Petrobras’s obligations under the guaranty.

Optional Redemption

PGF may redeem the New Securities at any time in whole or in part by paying the greater of the principal amount of the New Securities and the “make-whole” amount, plus, in each case, accrued interest, as described under “Description of the New Securities—Optional Redemption—Optional Redemption With ‘Make-Whole’ Amount for the New Securities.”

Early Redemption at PGF’s Option Solely for Tax Reasons

The New Securities will be redeemable in whole at their principal amount, plus accrued and unpaid interest, if any, to but excluding the relevant date of redemption, at PGF’s option at any time only in the event of certain changes affecting taxation. See “Description of the New Securities—Optional Redemption—Redemption for Taxation Reasons.”

Covenants

(a) PGF

The terms of the indenture will require PGF, among other things, to:

•      pay all amounts owed by it under the indenture and the New Securities when such amounts are due;

•      maintain an office or agent in the United States for the purpose of service of process and maintain a paying agent located in the United States;

•      ensure that the New Securities continue to be senior obligations of PGF;

•      use proceeds from the issuance of the New Securities for specified purposes; and

•      replace the trustee upon any resignation or removal of the trustee.

In addition, the terms of the indenture will restrict the ability of PGF and its subsidiaries, among other things, to:

•      undertake certain mergers, consolidations or similar transactions; and

•      create certain liens on its assets or pledge its assets.

PGF’s covenants are subject to a number of important qualifications and exceptions. See “Description of the New Securities—Covenants.”

(b) Petrobras

The terms of the guaranty will require Petrobras, among other things, to:

•      pay all amounts owed by it in accordance with the terms of the guaranty and the indenture;

•      maintain an office or agent in the United States for the purpose of service of process;

•     ensure that its obligations under the guaranty will continue to be senior obligations of Petrobras; and

•      make available certain financial statements to the trustee.

In addition, the terms of the guaranty will restrict the ability of Petrobras and its subsidiaries, among other things, to:

•      undertake certain mergers, consolidations or similar transactions; and

•      create certain liens on its assets or pledge its assets.

Petrobras’s covenants are subject to a number of important qualifications and exceptions. See “Description of the Guaranty—Covenants.”

Events of Default

The following events of default will be events of default with respect to the New Securities:

•      failure to pay principal on the New Securities within seven calendar days of its due date;

•      failure to pay interest on the New Securities within 30 calendar days of any interest payment date;

•      breach by PGF of a covenant or agreement in the indenture or by Petrobras of a covenant or agreement in the guaranty for the New Securities if not remedied within 60 calendar days;

•      acceleration of a payment on the indebtedness of PGF or Petrobras or any material subsidiary that equals or exceeds U.S.$200 million;

•      certain events of bankruptcy, reorganization, liquidation, insolvency, moratorium or intervention law or law with similar effect of PGF or Petrobras or any material subsidiary;

•     certain events relating to the unenforceability of the New Securities, the indenture or the guaranty for the New Securities against PGF or Petrobras; and

•      Petrobras ceasing to own at least 51% of PGF’s outstanding voting shares.

The events of default are subject to a number of important qualifications and limitations. See “Description of the New Securities—Events of Default.”

Further Issuances	PGF reserves the right, from time to time, without the consent of the holders of the New Securities, to issue additional New Securities on terms and conditions identical to those of the New Securities, which additional New Securities shall increase the aggregate principal amount of, and shall be consolidated and form a single series with, the series of New Securities offered hereby. Any additional New Securities shall be issued under a separate CUSIP or ISIN number unless the additional New Securities are issued pursuant to a “qualified reopening” of the original series, are otherwise treated as part of the same “issue” of debt instruments as the original series or are issued with no more than a de minimis amount of original discount, in each case for U.S. federal income tax purposes. See “Description of the New Securities—Further Issuances.”

Modification of New Securities, Indenture and Guaranty	The terms of the indenture may be modified by PGF and the trustee, and the terms of the guaranty may be modified by Petrobras and the trustee, in some cases without the consent of the holders of the New Securities. See “Description of the New Securities—Modification and Waiver” and “Description of the Guaranty—Amendments.”

Book Entry; Delivery and Form	The New Securities will be issued in book-entry form through the facilities of DTC for the accounts of its direct and indirect participants, including Clearstream Banking, société anonyme, and Euroclear S.A./N.V., as operator of the Euroclear System, and will trade in DTC’s Same-Day Funds Settlement System. Beneficial interests in New Securities held in book-entry form will not be entitled to receive physical delivery of certificated New Securities except in certain limited circumstances. See “Book Entry; Delivery and Form.”

Withholding Taxes; Additional Amounts	Any and all payments of principal, premium, if any, and interest in respect of the New Securities will be made free and clear of, and without withholding or deduction for, any taxes, duties, assessments, levies, imposts or charges whatsoever imposed, levied, collected, withheld or assessed by Brazil, the jurisdiction of PGF’s incorporation (currently the

Netherlands) or any other jurisdiction in which PGF appoints a paying agent under the indenture, or any political subdivision or any taxing authority thereof or therein, unless such withholding or deduction is required by law. If PGF is required by law to make such withholding or deduction, it will pay such additional amounts as are necessary to ensure that the holders receive the same amount as they would have received without such withholding or deduction, subject to certain exceptions. In the event Petrobras is obligated to make payments to the holders under the guaranty, Petrobras will pay such additional amounts as are necessary to ensure that the holders receive the same amount as they would have received without such withholding or deduction, subject to certain exceptions. See “Description of the New Securities-Covenants-Additional Amounts.”

Governing Law	The indenture governing the New Securities, the New Securities and the guaranty will be governed by, and construed in accordance with, the laws of the State of New York.

Listing	PGF intends to have the New Securities approved for listing on the Official List of the Luxembourg Stock Exchange and to trade on the Euro MTF Market of such exchange. PGF also intends to apply to have the New Securities approved for listing on the NYSE. We cannot assure you that these applications will be accepted.

Risk Factors	You should carefully consider the risk factors discussed beginning on page 12, the section entitled “Risks” in our 2019 Form 20-F, which is incorporated by reference in this prospectus, and the other information included or incorporated by reference in this prospectus, before deciding to participate in the exchange offer.

Risk Factors

Our 2019 Form 20-F includes extensive risk factors relating to our operations, our compliance and control risks, our relationship with the Brazilian federal government, and to Brazil. You should carefully consider those risks and the risks described below, as well as the other information included or incorporated by reference in this prospectus, before making a decision to participate in the exchange offer and invest in the New Securities.

Risks Relating to the Exchange Offer

If holders of Old Securities do not participate in the exchange offer, the Old Securities will continue to be subject to transfer restrictions.

Holders of Old Securities that are not registered under the Securities Act who do not exchange their unregistered Old Securities for New Securities will continue to be subject to the restrictions on transfer that are listed on the legends of those Old Securities. These restrictions will make the Old Securities less liquid. To the extent that Old Securities are tendered and accepted in the exchange offer, the trading market, if any, for the Old Securities would be reduced.

Risks Relating to the New Securities

The market for the New Securities may not be liquid.

The New Securities are an issuance of new securities with no established trading market. PGF intends to have the New Securities approved for listing on the Official List of the Luxembourg Stock Exchange and to trade on the Euro MTF Market of such exchange. PGF also intends to apply to have the New Securities approved for listing on the NYSE. We can provide no assurance as to the liquidity of or trading markets for the New Securities. We cannot guarantee that holders of the New Securities will be able to sell their New Securities in the future. If a market for the New Securities does not develop, holders of the New Securities may not be able to resell the New Securities for an extended period of time, if at all.

Restrictions on the movement of capital out of Brazil may impair your ability to receive payments on the guaranty and restrict Petrobras’s ability to make payments to PGF in U.S. dollars.

In the past, the Brazilian economy has experienced balance of payment deficits and shortages in foreign exchange reserves, and the government has responded by restricting the ability of Brazilian or foreign persons or entities to convert reais into foreign currencies. The government may institute a restrictive exchange control policy in the future. Any restrictive exchange control policy could prevent or restrict our access to U.S. dollars, and consequently our ability to meet our U.S. dollar obligations under the guaranty and could also have a material adverse effect on our business, financial condition and results of operations. We cannot predict the impact of any such measures on the Brazilian economy. In the event that any such restrictive exchange control policies were instituted by the Brazilian government, we may face adverse regulatory consequences in the Netherlands that may lead us to redeem the New Securities prior to their maturity.

In addition, payments by Petrobras under the guaranty in connection with PGF’s New Securities do not currently require approval by or registration with the Central Bank of Brazil. The Central Bank of Brazil may nonetheless impose prior approval requirements on the remittance of U.S. dollars, which could cause delays in such payments.

Petrobras would be required to pay judgments of Brazilian courts enforcing its obligations under the guaranty only in reais.

If proceedings were brought in Brazil seeking to enforce Petrobras’s obligations in respect of the guaranty, Petrobras would be required to discharge its obligations only in reais. Under Brazilian exchange controls, an obligation to pay amounts denominated in a currency other than reais, which is payable in Brazil pursuant to a decision of a Brazilian court, will be satisfied in reais at the rate of exchange in effect on the date of payment, as determined by the Central Bank of Brazil.

A finding that Petrobras is subject to U.S. bankruptcy laws and that the guaranty executed by it was a fraudulent conveyance could result in the relevant PGF holders losing their legal claim against Petrobras.

PGF’s obligation to make payments on the New Securities is supported by Petrobras’s obligation under the guaranty. Petrobras has been advised by our external U.S. counsel that the guaranty is valid and enforceable in accordance with the laws of the State of New York and the United States. In addition, Petrobras has been advised by our general counsel that the laws of Brazil do not prevent the guaranty from being valid, binding and enforceable against Petrobras in accordance with its terms.

In the event that U.S. federal fraudulent conveyance or similar laws are applied to the guaranty, and Petrobras, at the time it entered into the guaranty:

•	was or is insolvent or rendered insolvent by reason of our entry into such guaranty;

•	was or is engaged in business or transactions for which the assets remaining with Petrobras constituted unreasonably small capital; or

•	intended to incur or incurred, or believed or believe that Petrobras would incur, debts beyond Petrobras’s ability to pay such debts as they mature; and

•	in each case, intended to receive or received less than reasonable equivalent value or fair consideration therefor,

then Petrobras’s obligations under the guaranty could be avoided, or claims with respect to that agreement could be subordinated to the claims of other creditors. Among other things, a legal challenge to the guaranty on fraudulent conveyance grounds may focus on the benefits, if any, realized by Petrobras as a result of the issuance of the New Securities. To the extent that the guaranty is held to be a fraudulent conveyance or unenforceable for any other reason, the holders of the New Securities would not have a claim against Petrobras under the relevant guaranty and would solely have a claim against PGF. Petrobras cannot ensure that, after providing for all prior claims, there will be sufficient assets to satisfy the claims of the noteholders relating to any avoided portion of the guaranty.

We cannot assure you that the credit ratings for the New Securities will not be lowered, suspended or withdrawn by the rating agencies.

The credit ratings of the New Securities may change after issuance. Such ratings are limited in scope, and do not address all material risks relating to an investment in the New Securities, but rather reflect only the views of the rating agencies at the time the ratings are issued. An explanation of the significance of such ratings may be obtained from the rating agencies. We cannot assure you that such credit ratings will remain in effect for any given period of time or that such ratings will not be lowered, suspended or withdrawn entirely by the rating agencies, if, in the judgment of such rating agencies, circumstances so warrant. Any lowering, suspension or withdrawal of such ratings may have an adverse effect on the market price and marketability of the New Securities.

If interest payments on the New Securities become subject to withholding tax in the Netherlands, the New Securities may be redeemed prior to their stated maturity.

The Netherlands is introducing a new withholding tax of 21.7% on interest payments commencing on January 1, 2021 (the “Dutch Withholding Tax Act 2021”). The new withholding tax will generally apply to interest payments made by an entity that is a tax resident in the Netherlands, such as PGF, to a “related entity” that is a tax resident in a “listed jurisdiction.” Generally, an entity is considered a “related entity” if (i) such entity has a direct or indirect interest – either individually or jointly as part of a collaborating group (samenwerkende groep) – that enables the holder of such interest to exercise a decisive influence on the decisions that can determine the activities of PGF, (ii) PGF has such an interest in such entity, or (iii) a third party has such an interest in both PGF and such entity. A jurisdiction is considered a “listed jurisdiction” if it is listed in the yearly updated Dutch Regulation on low-taxing jurisdictions and non-cooperative jurisdictions for tax purposes (Regeling laagbelastende staten en niet-coöperatieve rechtsgebieden voor belastingdoeleinden) which includes (i) jurisdictions with a corporation tax on business profits with a general statutory rate of less than 9%, and (ii) jurisdictions that are included in the EU list of non-cooperative jurisdictions. For the fiscal year 2020, the following 21 jurisdictions are considered “listed jurisdictions”: American Samoa, Anguilla, Bahamas, Bahrain, Barbados, Bermuda, the British Virgin Islands, the Cayman Islands, Fiji, Guam, Guernsey, Isle of Man, Jersey, Oman, Samoa, Trinidad and Tobago, Turkmenistan, Turks and Caicos Islands, Vanuatu, the United Arab Emirates, and the U.S. Virgin Islands.

The new withholding tax may also apply in situations where artificial structures are put in place with the main purpose or one of the main purposes to avoid the Dutch withholding tax, e.g., where an interest payment to a Listed Jurisdiction is artificially routed via an intermediate company in a non-Listed Jurisdiction.

In practice, PGF will not always be able to assess whether a noteholder is a related entity with respect to PGF or located in a listed jurisdiction. The parliamentary history is unclear on an issuer’s responsibilities to determine the absence of affiliation in respect of notes issued in the market, such as the New Securities.

Subject to certain conditions, if PGF is required to pay additional amount (see “Description of the New Securities—Covenants—Additional Amounts”) as a result of a change in law enacted after the date of the Indenture, PGF will have the option to redeem the New Securities in whole, but not in part (see “Description of the New Securities—Optional Redemption—Redemption for Taxation Reasons”). Potential investors should consider reinvestment risk in light of other investments available at that time.

Risks Relating to PGF and Petrobras

PGF’s operations and debt servicing capabilities are dependent on Petrobras.

PGF’s financial position and results of operations are directly affected by Petrobras’s decisions. PGF is an indirect, wholly-owned finance subsidiary of Petrobras incorporated in the Netherlands as a private company with limited liability. PGF does not currently have any operations, revenues or assets other than those related to its primary business of raising money for the purpose of on-lending to Petrobras and other subsidiaries of Petrobras. PGF’s ability to satisfy its obligations under the New Securities will depend on payments made to PGF by Petrobras and other subsidiaries of Petrobras under the loans made by PGF. The New Securities and all debt securities issued by PGF will be fully and unconditionally guaranteed by Petrobras. Petrobras’s financial condition and results of operations, as well as Petrobras’s financial support of PGF, directly affect PGF’s operational results and debt servicing capabilities.

Use of Proceeds

We will not receive any cash proceeds from the issuance of the New Securities under the exchange offer.

In consideration for issuing the New Securities as contemplated in this prospectus, we will receive in exchange an equal principal amount of Old Securities, which will be cancelled. Accordingly, the exchange offer will not result in any increase in our indebtedness.

Selected Financial and Operating Information

This prospectus incorporates by reference (i) our unaudited consolidated interim financial statements as of March 31, 2020 and for the three months ended March 31, 2020 and 2019, prepared and presented in accordance with IAS 34 – “Interim Financial Reporting” as issued by the IASB, and (ii) our audited consolidated financial statements as of December 31, 2019 and 2018 and for the years ended December 31, 2019, 2018 and 2017, which have been prepared in accordance with the IFRS as issued by the IASB.

The selected financial information as of December 31, 2019 and 2018 and for the years ended December 31, 2019, 2018, and 2017, presented in the tables below have been derived from Petrobras’s audited consolidated financial statements. The selected financial information as of March 31, 2020 and for the three month periods ended March 31, 2020 and 2019 have been derived from Petrobras’s unaudited consolidated interim financial statements, which in the opinion of management, reflect all adjustments that are of a normal recurring nature necessary for a fair presentation of the results for such periods. The results of operations for the three months ended March 31, 2020 are not necessarily indicative of the operating results to be expected for the entire year. The selected consolidated financial data should be read in conjunction with, and are qualified in their entirety by reference to, Petrobras’s financial statements and the accompanying notes incorporated by reference in this prospectus.

Balance Sheet Data

	As of March 31,	As of December 31,
	2020	2019	2018	2017
	(U.S.$ million)	(U.S.$ million)
Assets:
Cash and cash equivalents	15,462	7,372	13,899	22,519
Marketable securities	644	888	1,083	1,885
Trade and other receivables, net	3,052	3,762	5,746	4,972
Inventories	6,008	8,189	8,987	8,489
Assets classified as held for sale	2,249	2,564	1,946	5,318
Other current assets	4,046	5,037	5,401	3,948
Long-term receivables	23,039	17,691	22,059	21,450
Investments	3,842	5,499	2,759	3,795
Property, plant and equipment	113,454	159,265	157,383	176,650
Intangible assets	15,104	19,473	2,805	2,340
Total assets	186,900	229,740	222,068	251,366
Liabilities and equity:
Total current liabilities	25,935	28,816	25,051	24,948
Non-current liabilities(1)	54,999	67,918	43,334	42,871
Non-current finance debt(2)	60,777	58,791	80,508	102,045
Total liabilities	141,711	155,525	148,893	169,864
Equity
Share capital (net of share issuance costs)	107,101	107,101	107,101	107,101
Reserves and other comprehensive income (deficit)(3)	(62,508)	(33,778)	(35,557)	(27,299)
Equity attributable to the shareholders of Petrobras	44,593	73,323	71,544	79,802
Non-controlling interests	596	892	1,631	1,700
Total equity	45,189	74,215	73,175	81,502
Total liabilities and equity	186,900	229,740	222,068	251,366

Excludes non-current finance debt.

(1)	Excludes current portion of long-term finance debt.

(2)	Capital transactions, profit reserve and accumulated other comprehensive income (deficit).

Income Statement Data

	For the Three Months Ended March 31,			For the Year Ended December 31,
	2020(4)	2019		2019(1)		2018(2)		2017(3)
	(U.S.$ million, except for share and per share data)			(US$ million, except for share and per share data)
Sales revenues	17,143	18,803		76,589		84,638		77,884
Operating income (loss)	(8,427)	3,591		20,614		16,788		10,553
Net income (loss) attributable to our shareholders	(9,715)	1,070		10,151		7,173		(91)
From continuing operations	(9,715)	979		7,660		6,572		(347)
From discontinued operations	—	91		2,491		601		256
Weighted average number of shares outstanding(5):
Common	7,442,231,382 (6)	7,442,231,382	(6)	7,442,231,382	(6)	7,442,231,382	(6)	7,442,231,382 (6)
Preferred	5,601,969,879 (6)	5,601,969,879	(6)	5,601,969,879	(6)	5,601,969,879	(6)	5,601,980,132 (6)
Basic and diluted earnings (losses) per:
Common and preferred shares	(0.74)	0.08		0.78		0.55		(0.01)
From continuing operations	(0.74)	0.07		0.59		0.50		(0.03)
From discontinued operations	—	0.01		0.19		0.05		0.02
Common and preferred ADS(5)	(1.48)	0.16		1.56		1.10		(0.02)
From continuing operations	(1.48)	0.14		1.18		1.00		(0.06)
From discontinued operations	—	0.02		0.38		0.10		0.04
Operating income (loss) per:
Common and preferred shares	(0.65)	0.28		1.58		1.29		0.81
Common and preferred ADS(5)	(1.30)	0.56		3.16		2.58		1.62
Cash dividends per(7)
Common shares	—	—		0.19		0.07		—
Preferred shares	—	—		0.23		0.24		—
Common ADS(5)	—	—		0.38		0.14		—
Preferred ADS(5)	—	—		0.46		0.48		—

(1)	In July 2019, we closed the transaction under which we sold a further portion of our interest in BR Distribuidora. After the closing of this transaction, we are no longer the controlling shareholder of BR Distribuidora and, since August 2019, we have been reflecting BR Distribuidora’s results as an equity-accounted investment. Thus, from January to July 2019, we presented our post-tax profit of BR Distribuidora as Net income from discontinued operations in our consolidated statement of income, in accordance with IFRS 5, since it represented a separate major line of business. The statements of income for 2018 and 2017 were revised accordingly to reflect this classification. In 2019, we recognized impairment losses of US$2,848 million.
(2)	In 2018, we recognized the effects of the settlement of open matters with the Department of Justice and the SEC investigation, in the amount of US$853 million. We also recognized impairment losses of US$2,005 million.
(3)	In 2017, we recognized US$3,449 million as other income and expenses, due to the provision for legal proceedings relating to the agreement to settle our consolidated class action lawsuit before the United States District Court for the Southern District of New York. We also recognized impairment losses of US$1,191 million.
(4)	In the three-month period ended March 31, 2020, we recognized impairment losses amounting to US$13,371 million.
(5)	The ratio of ADR to our common and preferred shares is two shares to one ADR.
(6)	The total number of shares does not include 295,669 shares in treasury, of which 222,760 are common shares and 72,909 are preferred shares.
(7)	Pre-tax interest on capital and/or dividends proposed for the periods. Amounts were based on the exchange rate prevailing at the date of the approval by our board of directors, except for minimum mandatory dividends, which is based on the closing exchange rate on the date that our audited consolidated financial statements were released.

Capitalization

The following table sets out the consolidated debt and capitalization of Petrobras as of March 31, 2020, including accrued interest, which has been prepared in accordance with IAS 34 – “Interim Financial Reporting”, (i) on an actual basis, and (ii) as adjusted to give effect to the issue of the $3.25 billion aggregate principal amount of notes offered by PGF in May 2020, including the underwriting discount, but without giving effect to the application of net cash proceeds of such offering.

	As of March 31, 2020
	Actual	As Adjusted
	(U.S.$ million)
	(Unaudited)
Lease Liability:
Current portion of lease liability	5,469	5,469
Non-current portion	17,066	17,066
Total lease liability	22,535	22,535
Total finance debt:
Current portion of finance debt	5,925	5,925
Non-current portion of finance debt	60,777	63,984
Foreign currency denominated	58,388	61,595
Local currency denominated	8,314	8,314
Total finance debt	66,702	69,909
Non-controlling interest	596	596
Petrobras’s shareholders’ equity(1)	44,593	44,593
Total capitalization	134,426	137,633

(1)	Consisting of (a) 7,442,231,382 shares of common stock and (b) 5,601,969,879 shares of preferred stock, in each case with no par value and in each case which have been authorized and issued.

The Exchange Offer

This is a summary of the exchange offer and the material provisions of the exchange and registration rights agreement that we entered into on September 18, 2019 with the initial purchasers of the Old Securities. This section may not contain all the information that you should consider regarding the exchange offer and the exchange and registration rights agreement before participating in the exchange offer. For more detail, you should refer to the exchange and registration rights agreement, which we have filed with the SEC as an exhibit to the registration statement. You can obtain a copy of other documents by following the instructions under the heading “Where You Can Find More Information.”

Background and Purpose of the Exchange Offer

On September 18, 2019, PGF issued U.S.$4,115,281,000 aggregate principal amount of its 5.093% Global Notes due 2030, or the “Old Securities,” as consideration in a private exchange offer conducted in reliance upon exemptions from the registration requirements of the Securities Act.

As long as we determine that applicable law permits us to make the exchange offer, the exchange and registration rights agreement require that we use our commercially reasonable efforts to:

Action		Date required for the Old Securities
1.	File, or cause to be filed, a registration statement for a registered exchange offer relating to New Securities with terms substantially similar to the Old Securities.	July 31, 2020
2.	Cause the registration statement to be declared effective by the SEC and promptly begin the exchange offer after the registration statement is declared effective.	August 31, 2020
3.	Issue the New Securities in exchange for Old Securities tendered in the exchange offer.	September 30, 2020

The exchange offer described in this prospectus will satisfy our obligations under the exchange and registration rights agreement relating to the Old Securities.

General Terms of the Exchange Offer

We are offering, upon the terms and subject to the conditions set forth in this prospectus, to exchange the Old Securities for New Securities.

As of the date of this prospectus, U.S.$4,115,281,000 aggregate principal amount of the Old Securities is outstanding.

Upon the terms and subject to the conditions set forth in this prospectus, we will accept for exchange all Old Securities that are validly tendered and not withdrawn before 5:00 p.m., New York City time, on the expiration date. We will issue New Securities in exchange for an equal principal amount of outstanding Old Securities accepted in the exchange offer. Holders may tender their Old Securities only in a principal amount of U.S.$2,000 and integral multiples of U.S.$1,000 in excess thereof. Subject to these requirements, you may tender less than the aggregate principal amount of Old Securities you hold, as long as you appropriately indicate this fact in your acceptance of the exchange offer.

We are sending this prospectus to all holders of record of the Old Securities as of                     , 2020. However, we have chosen this date solely for administrative purposes, and there is no fixed record date for determining which holders of Old Securities are entitled to participate in the exchange offer. Only holders of Old Securities, their legal representatives or their attorneys-in-fact may participate in the exchange offer.

The exchange offer is not conditioned upon any minimum principal amount of Old Securities being tendered for exchange. However, our obligation to accept Old Securities for exchange is subject to certain conditions as set forth below under “—Conditions to the Exchange Offer.”

Any holder of Old Securities that is an “affiliate” of PGF or an “affiliate” of Petrobras may not participate in the exchange offer. We use the term “affiliate” as defined in Rule 405 of the Securities Act.

We will have formally accepted validly tendered Old Securities when we give written notice of our acceptance to the exchange agent. The exchange agent will act as our agent for the purpose of receiving Old Securities from holders and delivering New Securities to them in exchange.

The New Securities issued pursuant to the exchange offer will be delivered as promptly as practicable following the expiration date. If we do not extend the expiration date, then we would expect to deliver the New Securities on or about                     , 2020.

Resale of New Securities

Based on an interpretation by the SEC staff set forth in no-action letters issued to third parties, we believe that you may offer the New Securities issued in the exchange offer for resale, resell them or otherwise transfer them without compliance with the registration and prospectus delivery provisions of the Securities Act, as long as:

•	you are not a broker-dealer who purchased the Old Securities directly from us for resale pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act;

•	you are not an “affiliate” of PGF or of Petrobras, as that term is defined in Rule 405 of the Securities Act; and

•	you are acquiring the New Securities in the ordinary course of your business, you are not participating in, and do not intend to participate in, a distribution of the New Securities and you have no arrangement or understanding with any person to participate in a distribution of the New Securities.

If you acquire New Securities in the exchange offer for the purpose of distributing or participating in a distribution of the New Securities or you have any arrangement or understanding with respect to the distribution of the New Securities, you may not rely on the position of the staff of the SEC enunciated in the no-action letters to Morgan Stanley & Co. Incorporated (available June 5, 1991) and Exxon Capital Holdings Corporation (available April 13, 1988), or interpreted in the SEC interpretative letter to Shearman & Sterling LLP (available July 2, 1993), or similar no-action or interpretative letters, and you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction.

Each broker-dealer participating in the exchange offer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the New Securities received in exchange for Old Securities that were acquired as a result of market-making activities or other trading activities. By acknowledging this obligation and delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

A broker-dealer may use this prospectus, as it may be amended or supplemented from time to time, in connection with resales of New Securities received in exchange for Old Securities where the broker-dealer acquired the Old Securities as a result of market-making activities or other trading activities. We have agreed to make this prospectus available to any broker-dealer for up to 180 days after the registration statement is declared effective (subject to extension under certain circumstances) for use in connection with any such resale. See “Plan of Distribution.”

Expiration Date; Extensions; Amendments

The exchange offer will expire on                     , 2020, at 5:00 p.m., New York City time, unless we extend the exchange offer. If we extend it, the exchange offer will expire on the latest date and time to which it is extended.

If we elect to extend the expiration date, we will notify the exchange agent of the extension by written notice and will make a public announcement regarding the extension prior to 9:00 a.m., New York City time, on the first business day after the previously scheduled expiration date.

We reserve the right, in our sole discretion, to:

•	delay accepting any Old Securities tendered,

•	extend the exchange offer, and

•	amend the terms of the exchange offer in any manner.

If we amend the terms of the exchange offer, we will promptly disclose the amendments in a new prospectus that we will distribute to the registered holders of the Old Securities. The term “registered holder” as used in this prospectus with respect to the Old Securities means any person in whose name the Old Securities are registered on the books of the trustee.

Holders’ Deemed Representations, Warranties and Undertakings

By tendering your Old Securities pursuant to the terms of the exchange offer, you are deemed to make certain acknowledgments, representations, warranties and undertakings to the issuer and the exchange agent, including that, as of the time of your tender and on the settlement date:

1.	any New Securities you receive in exchange for Old Securities tendered by you in the exchange offer will be acquired in the ordinary course of business by you;

2.	you own, or have confirmed that the party on whose behalf you are acting owns, the Old Securities being offered, and have the full power and authority to offer for exchange the Old Securities offered by you, and that if the same are accepted for exchange by the issuer pursuant to the exchange offer, the issuer will acquire good and marketable title thereto on the settlement date, free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind;

3.	if you or any such other holder of Old Securities is not a broker-dealer, neither you nor such other person is engaged in, or intends to engage in, a distribution of the New Securities;

4.	neither you nor any person who will receive the New Securities has any arrangement or understanding with any person to participate in a distribution of the New Securities;

5.	you are not an “affiliate” of PGF or of Petrobras, as that term is defined in Rule 405 of the Securities Act;

6.	if you or any such other holder of Old Securities is a broker-dealer, you will receive New Securities for your own account in exchange for Old Securities that were acquired by you as a result of market-making activities or other trading activities and acknowledge that you will deliver a prospectus in connection with any resale of such New Securities. However, by so acknowledging and by delivering a prospectus, you or such other person will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act;

7.	the exchange offer is being made in reliance upon existing interpretations by the staff of the SEC set forth in interpretive letters issued to parties unrelated to the issuer that the New Securities issued in exchange for the Old Securities pursuant to the exchange offer may be offered for sale, resold and otherwise transferred by holders thereof (other than any such holder that is an “affiliate” of the issuer or of the guarantor within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Securities are acquired in the ordinary course of such holder’s business and such holder has no arrangement or understanding with any person to participate in the distribution of such New Securities;

8.	you acknowledge that your exchange offer constitutes an irrevocable offer to exchange the Old Securities specified therein for New Securities, on the terms and subject to the conditions of the exchange offer (and subject to the issuer’s right to terminate or amend the exchange offer and to your right to withdraw your acceptance prior to 5:00 p.m., New York City time, on the expiration date, in either case in the manner specified in this prospectus);

9.	all questions as to the form of all documents and the validity (including time of receipt) and acceptance of tenders will be determined by the issuer, in its sole discretion, which determination shall be final and binding;

10.	you will, upon request, execute and deliver any additional documents deemed by the exchange agent or the issuer to be necessary or desirable to complete such exchange;

11.	(a) if your Old Securities are held through an account at DTC, you have (1) delivered your Old Securities by book-entry transfer to the account maintained by the exchange agent at the book-entry transfer facility maintained by DTC and (2) you have transmitted your acceptance of the exchange offer to DTC electronically through DTC’s ATOP system in accordance with DTC’s normal procedures; or (b) if your Old Securities are held through an account at Euroclear or Clearstream Banking, société anonyme (Clearstream, Luxembourg), you have delivered or caused to be delivered instructions to Euroclear or Clearstream, Luxembourg, as the case may be, in accordance with their normal procedures, to take the steps referred to in clause (a) above with respect to your Old Securities; and

12.	you authorize the exchange agent, DTC, Euroclear and/or Clearstream, Luxembourg, as the case may be, to take those actions specified in this prospectus with respect to the Old Securities that are the subject of the exchange offer.

Procedures for Tendering Old Securities

Old Securities can only be tendered by a financial institution that is a participant in the book-entry transfer system of DTC. All of the Old Securities are issued in the form of global securities that trade in the book-entry systems of DTC, Euroclear and Clearstream, Luxembourg.

If you are a DTC participant and you wish to tender your Old Securities in the exchange offer, you must:

1.	transmit your Old Securities by book-entry transfer to the account maintained by the exchange agent at the book-entry transfer facility system maintained by DTC before 5:00 p.m., New York City time, on the expiration date; and

2.	acknowledge and agree to be bound by the terms set forth under “—Holders’ Deemed Representations, Warranties and Undertakings” through the electronic transmission of an agent’s message via DTC’s ATOP system.

The term “agent’s message” means a computer-generated message that DTC’s book-entry transfer facility has transmitted to the exchange agent and that the exchange agent has received. The agent’s message forms part of a book-entry transfer confirmation, which states that DTC has received an express acknowledgment from you as the participating holder tendering Old Securities. We may enforce this agreement against you.

If you are not a direct participant in DTC and hold your Old Securities through a DTC participant or the facilities of Euroclear or Clearstream, Luxembourg, you or the custodian through which you hold your Old Securities must submit, in accordance with the procedures of DTC, Euroclear or Clearstream, Luxembourg computerized instructions to DTC, Euroclear or Clearstream, Luxembourg to transfer your Old Securities to the exchange agent’s account at DTC and make, on your behalf, the acknowledgments, representations, warranties and undertakings set forth under “—Holders’ Deemed Representations, Warranties and Undertakings” through the electronic submission of an agent’s message via DTC’s ATOP system.

You must be sure to take these steps sufficiently in advance of the expiration date to allow enough time for any DTC participant or custodian through which you hold your Old Securities, Euroclear or Clearstream, Luxembourg, as applicable, to arrange for the timely electronic delivery of your Old Securities and submission of an agent’s message through DTC’s ATOP system.

Delivery of instructions to Euroclear or Clearstream, Luxembourg does not constitute delivery to the exchange agent through DTC’s ATOP system. You may not send any Old Securities or other documents to us.

If you are a beneficial owner whose Old Securities are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender Old Securities in the exchange offer, you should contact the registered holder promptly and instruct the registered holder to tender on your behalf.

Your tender of Old Securities and our acceptance of them as part of the exchange offer will constitute an agreement between you, PGF and Petrobras under which all of us accept the terms and conditions contained in this prospectus.

We will determine in our sole discretion all questions as to the validity, form, eligibility, time of receipt, acceptance and withdrawal of Old Securities tendered for exchange, and our determinations will be final and binding. We reserve the absolute right to reject any and all Old Securities that are not properly tendered or any Old Securities which we cannot, in our opinion or that of our counsel, lawfully accept. We also reserve the absolute right to waive any defects or irregularities or conditions of the exchange offer as to particular Old Securities or particular holders of Old Securities either before or after the expiration date.

Our interpretation of the terms and conditions of the exchange offer will be final and binding on all parties. Unless we waive them, any defects or irregularities in connection with tenders of Old Securities for exchange must be cured within a period of time that we will determine. While we will use reasonable efforts to notify holders of defects or irregularities with respect to tenders of Old Securities for exchange, we will not incur any liability for failure to give notification. We will not consider Old Securities to have been tendered until any defects or irregularities have been cured or waived.

Acceptance of Old Securities for Exchange; Delivery of New Securities

After all the conditions to the exchange offer have been satisfied or waived, we will accept any and all Old Securities that are properly tendered before 5:00 p.m., New York City time, on the expiration date. We will deliver the New Securities that we issue in the exchange offer promptly after expiration of the exchange offer. For purposes of the exchange offer, we will have formally accepted validly tendered Old Securities when we give written notice of acceptance to the exchange agent.

We will issue New Securities in exchange for Old Securities only after the exchange agent’s timely receipt of:

•	a confirmation of a book-entry transfer of the Old Securities into the exchange agent’s DTC account; and

•	an agent’s message transmitted through DTC’s ATOP system in which the tendering holder acknowledges and agrees to be bound by the terms set forth under “—Holders’ Deemed Representations, Warranties and Undertakings.”

However, we reserve the absolute right to waive any defects or irregularities in any tenders of Old Securities for exchange. If we do not accept any tendered Old Securities for any reason, they will be returned, without expense to the tendering holder, as promptly as practicable after the expiration or termination of the exchange offer.

Withdrawal of Tenders

Unless we have already accepted the Old Securities under the exchange offer, you may withdraw your tendered Old Securities at any time before 5:00 p.m., New York City time, on the scheduled expiration date. We may extend the expiration date without extending withdrawal rights.

For a withdrawal to be effective, the exchange agent must receive a written notice through the electronic submission of an agent’s message through, and in accordance with, the withdrawal procedures applicable to DTC’s ATOP system, before we have accepted the Old Securities for exchange and before 5:00 p.m., New York City time, on the scheduled expiration date. Notices of withdrawal must:

1.	specify the name of the person who deposited the Old Securities to be withdrawn;

2.	identify the Old Securities to be withdrawn, including the principal amount of such Old Securities; and

3.	be signed electronically by the holder in the same manner as the original signature by which the holder tendered the Old Securities.

We will determine in our sole discretion all questions relating to the validity, form, eligibility and time of receipt of withdrawal notices. We will consider Old Securities that are properly withdrawn as not validly tendered for exchange for purposes of the exchange offer. Any Old Securities that are tendered for exchange but are withdrawn will be returned to their holder, without cost, as soon as practicable after their valid withdrawal. You may retender any Old Securities that have been properly withdrawn at any time on or before the expiration date by following the procedures described under “—Procedures for Tendering Old Securities” above.

If you are not a direct participant in DTC, you must, in accordance with the rules of the DTC participant who holds your Old Securities, arrange for a direct participant in DTC to submit your written notice of withdrawal to DTC electronically.

Conditions to the Exchange Offer

Notwithstanding any other terms of the exchange offer or any extension of the exchange offer, there are some circumstances in which we are not required to accept Old Securities for exchange or issue New Securities in exchange for them. In these circumstances, we may terminate or amend the exchange offer as described above before accepting Old Securities. We may take these steps if:

•	we determine that we are not permitted to effect the exchange offer because of any change in law or applicable interpretations by the SEC;

•	a stop order is in effect or has been threatened with respect to the exchange offer or the qualification of the indenture under the Trust Indenture Act of 1939, as amended, or the “Trust Indenture Act;” provided that we use our commercially reasonable efforts to prevent the stop order from being issued, or if it has been issued, to have it withdrawn as promptly as practicable; or

•	we determine in our reasonable judgment that our ability to proceed with the exchange offer may be materially impaired because of changes in the SEC staff’s interpretations.

If we determine, in good faith, that any of the foregoing conditions are not satisfied, we have the right to:

•	refuse to accept any Old Securities and return all tendered securities to the tendering holders;

•	extend the exchange offer and retain all Old Securities that were tendered prior to the expiration date, unless the holders exercise their right to withdraw them (see “—Withdrawal of Tenders”); or

•	waive the unsatisfied conditions of the exchange offer and accept all validly tendered Old Securities that have not been withdrawn. If a waiver of this type constitutes a material change to the exchange offer, we will promptly disclose the waiver in a supplement to this prospectus that will be distributed to the registered holders. We may also extend the exchange offer for a period of time, depending on the waiver’s significance and the manner in which it was disclosed to the registered holders, if the exchange offer would otherwise expire during that period.

Consequences of Failure to Exchange

You will not be able to exchange Old Securities for New Securities under the exchange offer if you do not tender your Old Securities by the expiration date. After the exchange offer expires, holders may not offer or sell their untendered Old Securities in the United States except in accordance with an applicable exemption from the registration requirements of the Securities Act. However, subject to some conditions, we have an obligation to file a shelf registration statement covering resales of untendered Old Securities, as discussed below under “—Shelf Registration Statement.”

The Exchange Agent

The Bank of New York Mellon is serving as the exchange agent for the exchange offer. All tendered Old Securities and other related documents should be directed to the exchange agent, by book-entry transfer as detailed under “—Procedures for Tendering Old Securities.” You should address questions, requests for assistance and requests for additional copies of this prospectus and other related documents to the exchange agent as follows:

The Bank of New York Mellon

111 Sanders Creek Parkway

East Syracuse, New York, 13057

United States of America

Attention: CT Reorg Unit – Petrobras Global Finance

Phone: +1 (315) 414-3034

Fees and Expenses

We will pay all expenses related to our performance of the exchange offer, including:

•	all SEC registration and filing fees and expenses;

•	all costs related to compliance with federal securities and state “blue sky” laws;

•	all printing expenses;

•	all fees and disbursements of our attorneys; and

•	all fees and disbursements of our independent certified public accountants.

We will not make any payments to brokers, dealers or other persons soliciting acceptances of the exchange offer. However, we will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses incurred in connection with the exchange offer.

Transfer Taxes

We will pay all transfer taxes incurred by you as a holder tendering your Old Securities for exchange under the exchange offer. However, you will be responsible for paying any applicable transfer taxes on those transactions if:

•	you instruct us to register the New Securities in someone else’s name; or

•	you request that we return untendered or withdrawn Old Securities or Old Securities not accepted in the exchange offer to someone else.

Shelf Registration Statement

Under the exchange and registration rights agreement, we are obligated in some situations to file a shelf registration statement under the Securities Act covering holders’ resales of those Old Securities. We have agreed to use our commercially reasonable efforts to cause a shelf registration statement to become effective if:

1.	we cannot file the exchange offer registration statement or issue the New Securities because the exchange offer is no longer permitted by applicable law or applicable SEC policy;

2.	for any other reason, we fail to complete the exchange offer within the time period set forth in the exchange and registration rights agreement; or

3.	any holder of the Old Securities notifies us less than 20 days after the exchange offer is completed that:

•	a change in applicable law or SEC policy prevents it from reselling the New Securities to the public without delivering a prospectus, and this prospectus is not appropriate or available for such resales;

•	it is an initial purchaser and owns Old Securities purchased directly from us or an affiliate of ours; or

•	a change in applicable law or SEC policy prevents the holders of a majority of Old Securities to resell to the public the New Securities acquired in the exchange offer without restriction under the Securities Act or applicable “blue sky” or state securities laws.

If we are obligated to file a shelf registration statement, we will at our own expense use our commercially reasonable efforts to file it, or cause it to be filed or amend or supplement an existing “shelf” registration statement under the Securities Act, no later than September 30, 2020 or within 30 days after the filing obligation arises; provided, however, that we will not be required to file a shelf registration statement or amend or supplement an existing shelf registration statement during any statutory or self-imposed blackout period.

We will use our commercially reasonable efforts to have the SEC declare the shelf registration statement effective within 60 days after we are required to file the shelf registration statement, and to keep the shelf registration statement effective and to amend and supplement the prospectus contained in it to permit any holder of securities covered by it to deliver that prospectus for use in connection with any resale until the earlier of one year after the effective date of the registration statement or such time as all of the securities covered by the shelf registration statement have been sold pursuant thereto or may be sold pursuant to Rule 144(d) under the Securities Act if held by a non-affiliate of the issuer. Nonetheless, we will not be required to cause the shelf registration statement to be declared effective by the SEC or keep it effective, supplemented or amended during any statutory or self-imposed blackout period.

In the event that a shelf registration statement is filed, we will provide each holder of Old Securities that cannot be transferred freely with copies of the prospectus that is part of the shelf registration statement, notify each holder when the shelf registration statement has become effective and take certain other actions that are required to permit unrestricted resales of the New Securities. A holder that sells Old Securities pursuant to the shelf registration statement will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with its sales and will be bound by the provisions of the exchange and registration rights agreement that are applicable to that holder (including certain indemnification rights and obligations).

In order to be eligible to sell its securities pursuant to the shelf registration statement, a holder must comply with our request for information about the holder which we may, as required by the SEC, include in the shelf registration statement within 15 calendar days after receiving our request.

Additional Interest

Under the exchange and registration rights agreement that we entered into on September 18, 2019, we must pay additional interest as liquidated damages to holders of Old Securities in the event of any of the following registration defaults:

1.	we do not file the exchange offer registration statement on or before July 31, 2020;

2.	the exchange offer registration statement is not declared effective by the SEC on or before August 31, 2020;

3.	we fail to consummate the exchange offer by September 30, 2020;

4.	a shelf registration statement required to be filed pursuant to the exchange and registration rights agreement is not filed on or before the date specified for its filing;

5.	a shelf registration statement otherwise required to be filed is not declared effective on or before the date specified in the exchange and registration rights agreement; or

6.	the shelf registration statement is declared effective but subsequently, subject to certain limited exceptions, ceases to be effective at any time that we and the guarantor are obligated to maintain its effectiveness.

After a registration default occurs, we will increase the interest rate on the Old Securities by 0.25% per year over the rate stated on the face of the Old Securities for each 90-day period during which the registration default continues, up to a maximum increase of 1.00% per year over the original rate; provided that such additional interest will cease to accrue on the later of (i) the date on which the Old Securities become freely transferable pursuant to Rule 144 under the Securities Act and (ii) the date on which the J.P. Morgan Corporate Emerging Markets Bond Index (CEMBI) is modified to permit the inclusion of freely transferable securities that have not been registered under the Securities Act. We call this increase in the interest rate “additional interest.” Our obligation to pay additional interest will cease once we have cured the registration defaults and the applicable interest rate on affected Old Securities will revert to the original rate.

Description of the New Securities

This section of this prospectus summarizes the material terms of the indenture governing the New Securities and the New Securities. It does not, however, describe all of the terms of the indenture and the New Securities and is qualified in its entirety by reference to the provisions of the indenture and the New Securities. We urge you to read the indenture in connection with the New Securities, because it will define your rights as holders of the New Securities. You may obtain copies of the indenture upon written request to the trustee and, for so long as the New Securities are admitted to listing on the Official List of the Luxembourg Stock Exchange and to trading on the Euro MTF Market of the Luxembourg Stock Exchange, at the office of the paying agent in Luxembourg.

The Indenture

PGF will issue the New Securities under an indenture, dated September 18, 2019, among PGF, Petrobras, The Bank of New York Mellon, a New York banking corporation, as trustee, and The Bank of New York Mellon SA/NV, Luxembourg Branch, as Luxembourg transfer agent and paying agent.

The indenture provides the specific terms of the New Securities, including granting holders rights against Petrobras under the guaranty.

The New Securities

The New Securities will be general, senior, unsecured and unsubordinated obligations of PGF having the following basic terms:

The title of the New Securities will be the 5.093% Global Notes due 2030;

The New Securities will:

•	be issued in an aggregate principal amount of up to U.S.$4,115,281,000;

•	mature on January 15, 2030;

•	bear interest at a rate of 5.093% per annum from July 15, 2020, or from the most recent interest payment date on such notes, until maturity or early redemption and until all required amounts due in respect of the New Securities have been paid;

•	be issued in global registered form without interest coupons attached;

•	be issued and may be transferred only in principal amounts of U.S.$2,000 and in integral multiples of U.S.$1,000 in excess thereof; and

•	be unconditionally guaranteed by Petrobras pursuant to a guaranty described below under “—Guaranty.”

All payments of principal and interest on the New Securities will be paid in U.S. dollars;

Interest on the New Securities will be paid semi-annually on January 15 and July 15 of each year (each of which we refer to as an “interest payment date”), commencing on January 15, 2021 and the regular record date for any interest payment date will be the business day preceding that date; and

In the case of amounts not paid by PGF under the indenture and the New Securities (or Petrobras under the guaranty for the New Securities), interest will continue to accrue on such amounts at a default rate equal to 0.5% in excess of the interest rate on the New Securities, from and including the date when such amounts were due and owing and through and excluding the date of payment of such amounts by PGF or Petrobras.

Despite the Brazilian government’s ownership interest in Petrobras, the Brazilian government is not responsible in any manner for PGF’s obligations under the New Securities or Petrobras’s obligations under the guaranty for the New Securities.

Guaranty

Petrobras will unconditionally and irrevocably guarantee the full and punctual payment when due, whether at the maturity date of the New Securities, or earlier or later by acceleration or otherwise, of all of PGF’s obligations now or hereafter existing under the indenture and the New Securities, whether for principal, interest, make-whole premium, fees, indemnities, costs, expenses or otherwise. The guaranty will be unsecured and will rank equally with all of Petrobras’s other existing and future unsecured and unsubordinated debt including guaranty previously issued by Petrobras in connection with prior issuances of indebtedness. See “Description of the Guaranty.”

Depositary with Respect to Global Notes

The New Securities will be issued in global registered form with the Depository Trust Company, or “DTC,” as depositary. For further information in this regard, see “Book Entry; Delivery and Form.”

Events of Default

The following events will be events of default with respect to the New Securities:

•	PGF does not pay the principal on the New Securities within seven calendar days of its due date and the trustee has not received such amounts from Petrobras under the guaranty by the end of that seven-day period.

•	PGF does not pay interest or other amounts, including any additional amounts, on the New Securities within 30 calendar days of their due date and the trustee has not received such amounts from Petrobras under the guaranty by the end of that 30-day period.

•	PGF or Petrobras remains in breach of any covenant or any other term in respect of the New Securities issued under the indenture or guaranty for 60 calendar days after receiving a notice of default stating that it is in breach. The notice must be sent by either the trustee or holders of 25% of the principal amount of the New Securities.

•	The maturity of any indebtedness of PGF or Petrobras or a material subsidiary in a total aggregate principal amount of U.S.$200,000,000 (or its equivalent in another currency) or more is accelerated in accordance with the terms of that indebtedness, it being understood that prepayment or redemption by us or a material subsidiary of any indebtedness is not acceleration for this purpose.

•	PGF or Petrobras or any material subsidiary stops paying or is generally unable to pay its debts as they become due, except in the case of a winding-up, dissolution or liquidation for the purpose of and followed by a consolidation, spin-off, merger, conveyance or transfer duly approved by the note holders.

•	If proceedings are initiated against PGF, Petrobras or any material subsidiary under any applicable bankruptcy, reorganization, insolvency, moratorium or intervention law or law with similar effect, or under any other law for the relief of, or relating to, debtors, and such proceeding is not dismissed or stayed within 90 calendar days.

•	An administrative or other receiver, manager or administrator, or any such or other similar official is appointed in relation to, or a distress, execution, attachment, sequestration or other process is levied or put in force against, the whole or a substantial part of the undertakings or assets of PGF or Petrobras or any material subsidiary and is not discharged or removed within 90 calendar days.

•	PGF or Petrobras or any material subsidiary voluntarily commences or consents to proceedings under any applicable liquidation, bankruptcy, reorganization, insolvency, moratorium or any other similar laws, PGF or Petrobras or any material subsidiary enters into any composition or other similar arrangement with our creditors under applicable Brazilian law (such as a recuperação judicial or extrajudicial, which is a type of liquidation agreement).

•	PGF or Petrobras or any material subsidiary files an application for the appointment of an administrative or other receiver, manager or administrator, or any such or other similar official, in relation to PGF or Petrobras or any material subsidiary, or PGF or Petrobras or any material subsidiary takes legal action for a readjustment or deferment of any part of its indebtedness.

•	An effective resolution is passed, or any authorized action is taken by any court of competent jurisdiction, directing PGF or Petrobras or any material subsidiary’s winding-up, dissolution or liquidation, except for the purpose of and followed by a consolidation, merger, conveyance or transfer duly approved by the note holders.

•	Any event occurs that under the laws of any relevant jurisdiction has substantially the same effect as the events referred to in the six immediately preceding paragraphs.

•	The New Securities, the indenture, the guaranty or any part of those documents cease to be in full force and effect or binding and enforceable against PGF or Petrobras, or it becomes unlawful for PGF or Petrobras to perform any material obligation under any of the foregoing documents to which it is a party.

•	PGF or Petrobras contests the enforceability of the New Securities, the indenture or the guaranty, or denies that it has liability under any of the foregoing documents to which it is a party.

•	Petrobras fails to retain at least 51% direct or indirect ownership of the outstanding voting and economic interests (equity or otherwise) of and in PGF.

For purposes of the events of default:

•	“indebtedness” means any obligation (whether present or future, actual or contingent and including any guaranty) for the payment or repayment of money which has been borrowed or raised (including money raised by acceptances and all leases which, under IFRS, would be a capital lease obligation).

•	“material subsidiary” means, as to any person, any subsidiary of such person which, on any given date of determination accounts for more than 15% of such person’s total consolidated assets (as set forth on such person’s most recent consolidated financial statements prepared in accordance with IFRS).

Covenants

PGF will be subject to the following covenants with respect to the New Securities:

Payment of Principal and Interest

PGF will duly and punctually pay the principal of and any premium and interest and other amounts (including any additional amounts in the event withholding and other taxes are imposed in Brazil or the jurisdiction of incorporation of PGF) on the New Securities in accordance with the New Securities and the indenture.

Maintenance of Corporate Existence

PGF will maintain its corporate existence and take all reasonable actions to maintain all rights, privileges and the like necessary or desirable in the normal conduct of business, activities or operations, unless PGF’s board of directors determines that maintaining such rights and privileges is no longer desirable in the conduct of PGF’s business and is not disadvantageous in any material respect to holders.

Maintenance of Office or Agency

So long as the New Securities are outstanding, PGF will maintain an office or agency in the United States where notices to and demands upon it in respect of the indenture and the New Securities may be served.

Initially, PGF has appointed Petrobras America Inc., with offices located at 10350 Richmond Ave., Suite 1400, Houston, TX 77042, as its agent. PGF will not change the appointment of the agent without prior written notice to the trustee and appointing a replacement agent or designating an office in the United States.

Ranking

PGF will ensure that the New Securities will at all times constitute its general senior, unsecured and unsubordinated obligations and will rank pari passu, without any preferences among themselves, with all of its other present and future unsecured and unsubordinated obligations (other than obligations preferred by statute or by operation of law).

Statement by Managing Directors as to Default

PGF will deliver to the trustee, within 90 calendar days after the end of its fiscal year, a directors’ certificate, stating whether or not to the best knowledge of its signers thereof there is an event of default in connection with the performance and observance of any of the terms, provisions and conditions of the indenture or the New Securities and, if there is such an event of default by PGF, specifying all such events of default and their nature and status of which the signers may have knowledge.

Provision of Financial Statements and Reports

In the event that PGF files any financial statements or reports with the SEC or publishes or otherwise makes such statements or reports publicly available in the Netherlands, the United States or elsewhere, PGF will furnish a copy of the statements or reports to the trustee within 15 calendar days of the date of filing or the date the information is published or otherwise made publicly available. As long as the financial statements or reports are publicly available and accessible electronically by the trustee, the filing or electronic publication of such financial statements or reports will comply with PGF’s obligation to deliver such statements and reports to the trustee. PGF will provide to the trustee with prompt written notification at such time that PGF becomes or ceases to be a reporting company. The trustee will have no obligation to determine if and when PGF’s financial statements or reports, if any, are publicity available and accessible electronically.

Along with each such financial statement or report, if any, PGF will provide a directors’ certificate stating (i) that a review of PGF’s activities has been made during the period covered by such financial statements with a view to determining whether PGF has kept, observed, performed and fulfilled its covenants and agreements under the indenture; and (ii) that no event of default, has occurred during that period or, if one or more have actually occurred, specifying all those events and what actions have been taken and will be taken with respect to that event of default.

Delivery of these reports, information and documents to the trustee is for informational purposes only and the trustee’s receipt of any of those will not constitute constructive notice of any information contained in them or determinable from information contained in them, including PGF’s compliance with any of its covenants under the indenture (as to which the trustee is entitled to rely exclusively on directors’ certificates).

Appointment to Fill a Vacancy in Office of Trustee

PGF, whenever necessary to avoid or fill a vacancy in the office of trustee, will appoint a successor trustee in the manner provided in the indenture so that there will at all times be a trustee with respect to the New Securities.

Payments and Paying Agents

PGF will, prior to 3:00 p.m., New York City time, on the business day preceding any payment date of the principal of or interest on the New Securities or other amounts (including additional amounts), deposit with the trustee a sum sufficient to pay such principal, interest or other amounts (including additional amounts) so becoming due.

For long as the New Securities are listed on the Official List of the Luxembourg Stock Exchange and trade on the Euro MTF Market of the Luxembourg Stock Exchange, PGF will also maintain a paying agent and a transfer agent in Luxembourg.

All payments on the New Securities will be subject in all cases to any applicable tax, fiscal or other laws and regulations in any jurisdictions, but without prejudice to the provisions of “—Additional Amounts.” For the purposes of the preceding sentence, the phrase “applicable tax, fiscal or other laws and regulations” will include any obligation on us to withhold or deduct from a payment pursuant to Section 1471(b) of the Internal Revenue Code of 1986, as amended (the “Code”), or otherwise imposed pursuant to Sections 1471 through 1474 of the Code, any regulations thereunder or official interpretations thereof or any law implementing an intergovernmental approach thereto (collectively, “FATCA”).

Additional Amounts

Except as provided below, PGF or Petrobras, as applicable, will make all payments of amounts due under the New Securities and the indenture and each other document entered into in connection with the New Securities and the indenture without withholding or deducting any present or future taxes, levies, deductions or other governmental charges of any nature imposed by Brazil, the jurisdiction of PGF’s incorporation (currently the Netherlands) or any jurisdiction in which PGF appoints a paying agent under the indenture, or any political subdivision of such jurisdictions (the “taxing jurisdictions”). If PGF or Petrobras, as applicable, is required by law to withhold or deduct any taxes, levies, deductions or other governmental charges, PGF or Petrobras, as applicable, will make such deduction or withholding, make payment of the amount so withheld to the appropriate governmental authority and pay the holders any additional amounts necessary to ensure that they receive the same amount as they would have received without such withholding or deduction. For the avoidance of doubt, the foregoing obligations shall extend to payments under the guaranty.

All references to principal, premium, if any, and interest in respect of the New Securities will be deemed to refer to any additional amounts which may be payable as set forth in the indenture or in the New Securities.

PGF or Petrobras, as applicable, will not, however, pay any additional amounts in connection with any tax, levy, deduction or other governmental charge that is imposed due to any of the following (“excluded additional amounts”):

•	the holder has a connection with the taxing jurisdiction other than merely holding the New Securities or receiving principal or interest payments on the New Securities (such as citizenship, nationality, residence, domicile, or existence of a business, a permanent establishment, a dependent agent, a place of business or a place of management, present or deemed present within the taxing jurisdiction);

•	any tax imposed on, or measured by, net income;

•	the holder fails to comply with any certification, identification or other reporting requirements concerning its nationality, residence, identity or connection with the taxing jurisdiction, if (i) such compliance is required by applicable law, regulation, administrative practice or treaty as a precondition to exemption from all or a part of the tax, levy, deduction or other governmental charge, (ii) the holder is able to comply with such requirements without undue hardship and (iii) at least 30 calendar days prior to the first payment date with respect to which such requirements under the applicable law, regulation, administrative practice or treaty will apply, PGF or Petrobras, as applicable, has notified all holders or the trustee that they will be required to comply with such requirements;

•	the holder fails to present (where presentation is required) its New Securities within 30 calendar days after PGF has made available to the holder a payment under the New Securities and the indenture, provided that PGF or Petrobras, as applicable, will pay additional amounts which a holder would have been entitled to, had the New Securities owned by such holder been presented on any day (including the last day) within such 30 calendar day period;

•	any estate, inheritance, gift, value added, Financial Transactions Tax (“FTT”), use or sales taxes or any similar taxes, assessments or other governmental charges; or

•	where the holder would have been able to avoid the tax, levy, deduction or other governmental charge by taking reasonable measures available to such holder.

PGF shall promptly pay when due any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies that are imposed by a taxing jurisdiction from any payment under the New Securities or under any other document or instrument referred to in the indenture or from the execution, delivery, enforcement or registration of the New Securities or any other document or instrument referred to in the indenture. PGF shall indemnify and make whole the holders of the New Securities for any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies payable by PGF as provided in this paragraph paid by such holder. As provided in “—Payments and Paying Agents,” all payments in respect of the New Securities will be made subject to any withholding or deduction required pursuant to FATCA, and we will not be required to pay any additional amounts on account of any such deduction or withholding required pursuant to FATCA.

Negative Pledge

So long as the New Securities remain outstanding, PGF will not create or permit any lien, other than a PGF permitted lien, on any of its assets to secure (i) any of its indebtedness or (ii) the indebtedness of any other person, unless PGF contemporaneously creates or permits such lien to secure equally and ratably its obligations under the New Securities as is duly approved by a resolution of the holders of the New Securities in accordance with the indenture. In addition, PGF will not allow any of its material subsidiaries, if any, to create or permit any lien, other than a PGF permitted lien, on any of its assets to secure (i) any of its indebtedness; (ii) any of the material subsidiary’s indebtedness or (iii) the indebtedness of any other person, unless it contemporaneously creates or permits the lien to secure equally and ratably its obligations under the New Securities and the indenture or PGF provides such other security for the New Securities and the indenture as is duly approved by a resolution of the holders of the New Securities in accordance with the indenture. This covenant is subject to a number of important exceptions, including an exception that permits PGF to grant liens in respect of indebtedness the principal amount of which, in the aggregate, together with all other liens not otherwise described in a specific exception, does not exceed 20% of PGF’s consolidated total assets (as determined in accordance with IFRS) at any time as at which PGF’s balance sheet is prepared and published in accordance with applicable law.

Limitation on Consolidation, Merger, Sale or Conveyance

PGF will not, in one or a series of transactions, consolidate or amalgamate with or merge into any corporation or convey, lease, spin-off or transfer substantially all of its properties, assets or revenues to any person or entity (other than a direct or indirect subsidiary of Petrobras) or permit any person (other than a direct or indirect subsidiary of PGF) to merge with or into it unless such consolidation, amalgamation, merger, lease, spin-off or transfer of properties, assets or revenues does not violate any provision of Dutch financial regulatory laws and:

•	either PGF is the continuing entity or the person (the “successor company”) formed by the consolidation or into which PGF is merged or that acquired (through a transfer of assets, a spin-off or otherwise) or leased the property or assets of PGF will assume (jointly and severally with PGF unless PGF will have ceased to exist as a result of that merger, consolidation or amalgamation), by a supplemental indenture, all of PGF’s obligations under the indenture and the New Securities;

•	the successor company (jointly and severally with PGF unless PGF will have ceased to exist as part of the merger, consolidation or amalgamation) agrees to indemnify each holder against any tax, assessment or governmental charge thereafter imposed on the holder solely as a consequence of the consolidation, merger, conveyance, spin-off, transfer or lease with respect to the payment of principal of, or interest on, the New Securities;

•	immediately after giving effect to the transaction, no event of default, and no default has occurred and is continuing;

•	PGF has delivered to the trustee a directors’ certificate and an opinion of counsel, each stating that the transaction, and the supplemental indenture relating to the transaction, comply with the terms of the indenture, and that all conditions precedent provided for in the indenture and relating to the transaction have been complied with; and

•	PGF has delivered notice of any such transaction to the trustee.

Notwithstanding anything to the contrary in the foregoing, so long as no default or event of default under the indenture or the New Securities will have occurred and be continuing at the time of the proposed transaction or would result from the transaction:

•	PGF may merge, amalgamate or consolidate with or into, or convey, transfer, spin-off, lease or otherwise dispose of all or substantially all of its properties, assets or revenues to a direct or indirect subsidiary of PGF or Petrobras in cases when PGF is the surviving entity in the transaction and the transaction would not have a material adverse effect on PGF and its subsidiaries taken as a whole, it being understood that if PGF is not the surviving entity, PGF will be required to comply with the requirements set forth in the previous paragraph; or

•	any direct or indirect subsidiary of PGF may merge or consolidate with or into, or convey, transfer, spin-off, lease or otherwise dispose of assets to, any person (other than PGF or any of its subsidiaries or affiliates) in cases when the transaction would not have a material adverse effect on PGF and its subsidiaries taken as a whole; or

•	any direct or indirect subsidiary of PGF may merge or consolidate with or into, or convey, transfer, spin-off, lease or otherwise dispose of assets to, any other direct or indirect subsidiary of PGF or Petrobras; or

•	any direct or indirect subsidiary of PGF may liquidate or dissolve if PGF determines in good faith that the liquidation or dissolution is in the best interests of Petrobras, and would not result in a material adverse effect on PGF and its subsidiaries taken as a whole and if the liquidation or dissolution is part of a corporate reorganization of PGF or Petrobras.

PGF may omit to comply with any term, provision or condition set forth in certain covenants applicable to the New Securities or any term, provision or condition of the indenture, if before the time for the compliance the holders of at least a majority of the principal amount of the outstanding New Securities waive the compliance, but no waiver can operate except to the extent expressly waived, and, until a waiver becomes effective, PGF’s obligations and the duties of the trustee in respect of any such term, provision or condition will remain in full force and effect.

As used above, the following terms have the meanings set forth below:

“indebtedness” means any obligation (whether present or future, actual or contingent and including any guaranty) for the payment or repayment of money which has been borrowed or raised (including money raised by acceptances and all leases which, under IFRS, would be a capital lease obligation).

A “guaranty” means an obligation of a person to pay the indebtedness of another person including, without limitation:

•	an obligation to pay or purchase such indebtedness;

•	an obligation to lend money or to purchase or subscribe for shares or other securities or to purchase assets or services in order to provide funds for the payment of such indebtedness;

•	an indemnity against the consequences of a default in the payment of such indebtedness; or

•	any other agreement to be responsible for such indebtedness.

A “lien” means any mortgage, pledge, lien, hypothecation, security interest or other charge or encumbrance on any property or asset including, without limitation, any equivalent created or arising under applicable law.

A “PGF permitted lien” means any:

(a)	lien arising by operation of law, such as merchants’, maritime or other similar liens arising in PGF’s ordinary course of business or that of any subsidiary or lien in respect of taxes, assessments or other governmental charges that are not yet delinquent or that are being contested in good faith by appropriate proceedings;

(b)	lien arising from PGF’s obligations under performance bonds or surety bonds and appeal bonds or similar obligations incurred in the ordinary course of business and consistent with PGF’s past practice;

(c)	lien arising in the ordinary course of business in connection with indebtedness maturing not more than one year after the date on which that indebtedness was originally incurred and which is related to the financing of export, import or other trade transactions;

(d)	lien granted upon or with respect to any assets hereafter acquired by PGF or any subsidiary to secure the acquisition costs of those assets or to secure indebtedness incurred solely for the purpose of financing the acquisition of those assets, including any lien existing at the time of the acquisition of those assets, so long as the maximum amount so secured does not exceed the aggregate acquisition costs of all such assets or the aggregate indebtedness incurred solely for the acquisition of those assets, as the case may be;

(e)	lien granted in connection with indebtedness of a wholly-owned subsidiary owing to PGF or another wholly-owned subsidiary;

(f)	lien existing on any asset or on any stock of any subsidiary prior to the acquisition thereof by PGF or any subsidiary, so long as the lien is not created in anticipation of that acquisition;

(g)	lien existing as of the date of the original issuance of the Old Securities;

(h)	lien resulting from the indenture or the guaranty, if any;

(i)	lien incurred in connection with the issuance of debt or similar securities of a type comparable to those already issued by PGF, on amounts of cash or cash equivalents on deposit in any reserve or similar account to pay interest on those securities for a period of up to 24 months as required by any rating agency as a condition to the rating agency rating those securities as investment grade;

(j)	lien granted or incurred to secure any extension, renewal, refinancing, refunding or exchange (or successive extensions, renewals, refinancings, refundings or exchanges), in whole or in part, of or for any indebtedness secured by liens referred to in paragraphs (a) through (i) above (but not paragraph (c)), so long as the lien does not extend to any other property, the principal amount of the indebtedness secured by the lien is not increased, and in the case of paragraphs (a), (b) and (f), the obligees meet the requirements of the applicable paragraph; and

(k)	lien in respect of indebtedness the principal amount of which in the aggregate, together with all other liens not otherwise qualifying as PGF permitted liens pursuant to another part of this definition of PGF permitted liens, does not exceed 20% of PGF’s consolidated total assets (as determined in accordance with IFRS) at any date as at which PGF’s balance sheet is prepared and published in accordance with applicable law.

A “wholly-owned subsidiary” means, with respect to any corporate entity, any person of which 100% of the outstanding capital stock (other than qualifying shares, if any) having by its terms ordinary voting power (not dependent on the happening of a contingency) to elect the board of directors (or equivalent controlling governing body) of that person, is at the time owned or controlled directly or indirectly by that corporate entity, by one or more wholly-owned subsidiaries of that corporate entity or by that corporate entity and one or more wholly-owned subsidiaries.

Notices

For so long as New Securities in global form are outstanding, notices to be given to holders will be given to the trustee in accordance with its applicable policies in effect from time to time. If New Securities are issued in individual definitive form, notices to be given to holders will be deemed to have been given upon the mailing by first class mail of such notices to holders of the New Securities at their registered addresses as they appear in the registrar’s records.

From and after the date the New Securities are admitted to listing on the Official List of the Luxembourg Stock Exchange and to trading on the Euro MTF Market of the Luxembourg Stock Exchange and so long as it is required by the rules of such exchange, all notices to holders of New Securities will be published in English:

(1)	in a leading newspaper having a general circulation in Luxembourg (which is expected to be the Luxemburger Wort);

(2)	if such Luxembourg publication in not practicable, in one other leading English language newspaper being published on each day in morning editions, whether or not it shall be published in Saturday, Sunday or holiday editions; or

(3)	on the website of the Luxembourg Stock Exchange, www.bourse.lu.

Notices shall be deemed to have been given on the date of publication as aforesaid or, if published on different dates, on the date of the first such publication. In addition, notices will be mailed to holders of New Securities at their registered addresses.

Optional Redemption

PGF will not be permitted to redeem the New Securities before their stated maturity, except as set forth below. The New Securities will not be entitled to the benefit of any sinking fund (we will not deposit money on a regular basis into any separate account to repay your New Securities). In addition, you will not be entitled to require us to repurchase your New Securities from you before the stated maturity.

On and after the redemption date, interest will cease to accrue on the New Securities or any portion of the New Securities called for redemption (unless we default in the payment of the redemption price and accrued and unpaid interest). On or before the business day prior to any redemption date, we will deposit with the trustee money sufficient to pay the redemption price of and (unless the redemption date shall be an interest payment date) accrued and unpaid interest to the redemption date on the New Securities to be redeemed on such date. If less than all of the New Securities are to be redeemed, the New Securities to be redeemed shall be selected by the trustee by such method as set forth in the indenture.

Optional Redemption With “Make-Whole” Amount for the New Securities

PGF will have the right at our option to redeem the New Securities, in whole or in part, at any time or from time to time prior to their maturity, on at least 15 days’ but not more than 60 days’ notice, at a redemption price equal to the greater of (i) 100% of the principal amount of such New Securities and (ii) the sum of the present values of each remaining scheduled payment of principal and interest thereon (exclusive of interest accrued to the date of redemption) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points with respect to the New Securities, plus in each case accrued and unpaid interest on the principal amount of such New Securities to the date of redemption. The redemption notice may at PGF’s option be subject to the satisfaction of one or more conditions precedent, and such notice may be rescinded or the redemption date delayed in the event that any or all such conditions shall not have been satisfied by the redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity or interpolated maturity (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the New Securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of such New Securities.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by us.

“Comparable Treasury Price” means, with respect to any redemption date (i) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotation or (ii) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Reference Treasury Dealer” means each of Citigroup Global Markets Inc., HSBC Securities (USA) Inc., Mizuho Securities USA LLC and Morgan Stanley & Co. LLC or their respective affiliates, which are primary United States government securities dealers, and two other leading primary United States government securities dealers in New York City reasonably designated by us in writing; provided, however, that if any of the foregoing shall cease to be a primary United States government securities dealer in New York City (a “Primary Treasury Dealer”), we will substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 3:30 p.m., New York City time on the third business day preceding such redemption date.

On and after the redemption date, interest will cease to accrue on the New Securities or any portion of the New Securities called for redemption (unless we default in the payment of the redemption price and accrued and unpaid interest). On or before the redemption date, we will deposit with the trustee money sufficient to pay the redemption price of and (unless the redemption date shall be an interest payment date) accrued and unpaid interest to the redemption date on the New Securities to be redeemed on such date. If less than all of the New Securities are to be redeemed, the New Securities to be redeemed shall be selected by the trustee by such method as set forth in the indenture.

Redemption for Taxation Reasons

We have the option, subject to certain conditions, to redeem the New Securities in whole at their principal amount, plus accrued and unpaid interest, if any, to the date of redemption, if and when, as a result of a change in, execution of, or amendment to, any laws or treaties or the official application or interpretation of any laws or treaties applicable to PGF or Petrobras, enacted after the date of the Indenture, we would be required to pay additional amounts related to the deduction of certain withholding taxes in respect of certain payments on the New Securities. See “-Covenants—Additional Amounts.”

The optional tax redemption set forth in this prospectus shall apply with the reincorporation of PGF being treated as the adoption of a successor entity. Such redemption shall not be available if the reincorporation was performed in anticipation of a change in, execution of or amendment to any laws or treaties or the official application or interpretation of any laws or treaties in such new jurisdiction of incorporation that would result in the obligation to pay additional amounts.

Further Issuances

The indenture by its terms does not limit the aggregate principal amount of securities that may be issued under it and permits the issuance, from time to time, of additional notes (also referred to as add-on New Securities) of the same series as those offered under this prospectus. The ability to issue add-on New Securities is subject to several requirements, however, including that (i) no event of default under the indenture or event that with the passage of time or other action may become an event of default (such event being a “default”) will have occurred and then be continuing or will occur as a result of that additional issuance, (ii) the add-on New Securities will rank pari passu and have equivalent terms and benefits as the New Securities offered under this prospectus except for the price to the public and the issue date and (iii) any add-on New Securities shall be issued under a separate CUSIP or ISIN number unless the add-on New Securities are issued pursuant to a "qualified reopening" of the original series, are otherwise treated as part of the same “issue” of debt instruments as the original series or are issued with no more than a de minimis amount of original discount, in each case for U.S. federal income tax purposes. Any add-on New Securities with respect to the New Securities will be part of the same series as such New Securities that PGF is currently offering and the holders will vote on all matters in relation to the New Securities as a single series.

Covenant Defeasance

We can make the same type of deposit described below and be released from all or some of the restrictive covenants (if any) that apply to the New Securities. This is called “covenant defeasance.” In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and securities set aside in trust to repay the New Securities. In order to achieve covenant defeasance, we must do the following:

•	We must irrevocably deposit in trust for the benefit of all direct holders of the New Securities a combination of money and non-callable U.S. government or U.S. government agency debt securities or bonds that, in the opinion of a nationally recognized firm of independent accountants, will generate enough cash without reinvestment to make interest, principal and any other payments, including additional amounts, on the New Securities on their various due dates.

•	We must deliver to the trustee a legal opinion of our counsel confirming that under then current U.S. federal income tax law we may make the above deposit without causing you to be taxed on the New Securities any differently than if we did not make the deposit and just repaid the New Securities ourselves.

If we accomplish covenant defeasance, the following provisions of the indenture as it applies to the New Securities and of the New Securities would no longer apply:

•	Any covenants applicable to the New Securities described under “—Covenants.”

•	The events of default relating to breach of those covenants being defeased and acceleration of the maturity of other debt, described under “―Events of Default.”

If we accomplish covenant defeasance, you can still look to us for repayment of the New Securities if there were a shortfall in the trust deposit. In fact, if any event of default occurred (such as our bankruptcy) and the New Securities become immediately due and payable, there may be such a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Modification and Waiver

There are three types of changes we can make to the indenture and the New Securities.

Changes Requiring Your Approval. These are changes that cannot be made to the New Securities without the specific approval of each holder of New Securities. These are the following types of changes:

•	change the stated maturity of the principal, interest or premium on the New Securities;

•	reduce any amounts due on the New Securities;

•	change any obligation to pay the additional amounts described under “—Covenants—Additional Amounts;”

•	reduce the amount of principal payable upon acceleration of the maturity of the New Securities following a default;

•	change the place or currency of payment on the New Securities;

•	impair any of the conversion or exchange rights of the New Securities;

•	impair any right to sue for payment, conversion or exchange;

•	reduce the percentage of holders of New Securities whose consent is needed to modify or amend the indenture;

•	reduce the percentage of holders of New Securities whose consent is needed to waive compliance with various provisions of the relevant indenture or to waive specified defaults; and

•	modify any other aspect of the provisions dealing with modification and waiver of the indenture.

Changes Requiring a Majority Vote. These are changes to the indenture and the New Securities that require a vote of approval by the holders of New Securities that together represent a majority of the outstanding principal amount of the New Securities. Most changes fall into this category, except for clarifying changes, amendments, supplements and other changes that would not adversely affect holders of the New Securities in any material respect. For example, this vote would be required for us to obtain a waiver of all or part of any covenants applicable to the New Securities or a waiver of a past default. However, we cannot obtain a waiver of a payment default or any other aspect of the indenture or the New Securities listed under “Changes Requiring Your Approval” unless we obtain your individual consent to the waiver.

Changes Not Requiring Approval. These changes do not require any vote by holders of New Securities. This type is limited to curing any ambiguity, defect or inconsistency, making changes to conform the provisions contained in the indenture to the description of the New Securities and the guaranty contained in this prospectus and making changes that do not adversely affect the rights of holders of the New Securities in any material respect, such as adding covenants, additional events of default or successor trustees.

When taking a vote and deciding how much principal amount to attribute to the New Securities that we, any of our affiliates and any other obligor under the New Securities acquire or hold, will not be counted as outstanding when determining voting rights. In addition, New Securities will not be considered outstanding, and therefore will not be eligible to vote, if we have deposited or set aside in trust for you money for their payment or redemption.

We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding New Securities that are entitled to vote or take other action under the indenture. In limited circumstances, the trustee will be entitled to set a record date for action by holders. If we or the trustee set a record date for a vote or other action to be taken by holders of the New Securities, that vote or action may be taken only by persons who are holders of outstanding New Securities on the record date and must be taken within 180 days following the record date or another period that we or, if it sets the record date, the trustee may specify. We may shorten or lengthen (but not beyond 180 days) this period from time to time.

Street name and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the New Securities or request a waiver.

Conversion

The New Securities will not be convertible into, or exchangeable for, any other securities.

Listing

PGF intends to apply to have the New Securities listed on the Official List of the Luxembourg Stock Exchange and to trading on the Euro MTF Market of the Luxembourg Stock Exchange. PGF also intends to apply to have the New Securities approved for listing on the NYSE. We cannot assure you that these applications will be accepted. Following the issuance of the New Securities, PGF will use its commercially reasonable efforts to obtain and maintain such admissions to listing and trading; provided that if PGF is unable to list the New Securities on the Official List of the Luxembourg Stock Exchange and/or the New Securities do not trade on the Euro MTF Market of the Luxembourg Stock Exchange, or if as a result of any applicable rule, requirement or legislation, PGF would be required to publish financial information either more regularly than it otherwise would be required to or according to accounting principles which are materially different from the accounting principles which Petrobras would otherwise use to prepare its published financial information, PGF may delist the New Securities in accordance with the rules of the Luxembourg Stock Exchange and it will use its commercially reasonable efforts to list and maintain a listing of the New Securities on a different section of the Luxembourg Stock Exchange or on such other listing authority, stock exchange and/or quotation system inside or outside the European Union as PGF may decide.

Currency Rate Indemnity

PGF has agreed that, if a judgment or order made by any court for the payment of any amount in respect of any New Securities is expressed in a currency (the “judgment currency”) other than U.S. dollars (the “denomination currency”), PGF will indemnify the relevant holder and the trustee against any deficiency arising from any variation in rates of exchange between the date as of which the denomination currency is notionally converted into the judgment currency for the purposes of the judgment or order and the date of actual payment. This indemnity will constitute a separate and independent obligation from PGF’s other obligations under the indenture, will give rise to a separate and independent cause of action, will apply irrespective of any indulgence granted from time to time and will continue in full force and effect notwithstanding any judgment or order for a liquidated sum or sums in respect of amounts due in respect of the New Securities or under any judgment or order described above.

The Trustee and the Paying Agent

The Bank of New York Mellon, a New York banking corporation, is the trustee under the indenture and has been appointed by PGF as registrar, paying agent and transfer agent with respect to the New Securities. The address of the trustee is 240 Greenwich Street, 7E, New York, New York 10286. PGF will at all times maintain a paying agent in New York City until the New Securities are paid. The Bank of New York Mellon (Luxembourg) S.A. has been designated paying agent in Luxembourg with respect to the New Securities.

Any corporation or association into which the trustee or any agent named above may be merged or converted or with which it may be consolidated, or any corporation or association resulting from any merger, conversion or consolidation to which the trustee or any agent shall be a party, or any corporation or association to which all or substantially all of the corporate trust business of the trustee or any agent may be sold or otherwise transferred, shall be the successor trustee or relevant agent, as applicable, hereunder without any further act.

Description of the Guaranty

General

Petrobras will guarantee the New Securities (the “guaranty”) for the benefit of the holders.

The guaranty will provide that Petrobras will unconditionally and irrevocably guarantee the New Securities on the terms and conditions described below.

The following summary describes the material provisions of the guaranty. You should read the more detailed provisions of the guaranty, including the defined terms, for provisions that may be important to you. This summary is subject to, and qualified in its entirety by reference to, the provisions of the guaranty.

Despite the Brazilian government’s ownership interest in Petrobras, the Brazilian government is not responsible in any manner for PGF’s obligations under the New Securities, or Petrobras’s obligations under the guaranty.

Ranking

The obligations of Petrobras under the guaranty will constitute general unsecured obligations of Petrobras which at all times will rank pari passu with all other senior unsecured obligations of Petrobras that are not, by their terms, expressly subordinated in right of payment to the obligations of Petrobras under the guaranty.

In addition, Petrobras’s obligations under the guaranty of the New Securities rank, and will rank, pari passu with its obligations in respect of outstanding and future guaranty of indebtedness issued by PGF.

Nature of Obligation

Petrobras will unconditionally and irrevocably guarantee (by way of a first demand guarantee) the full and punctual payment when due, whether at the maturity date of the New Securities, or earlier or later by acceleration or otherwise, of all of PGF’s obligations now or hereafter existing under the indenture and the New Securities, whether for principal, interest, make-whole premium, fees, indemnities, costs, expenses, tax payments or otherwise (such obligations being referred to as the “guaranteed obligations”).

The obligation of Petrobras to pay amounts in respect of the guaranteed obligations will be absolute and unconditional (thus waiving any benefits of order set forth under Brazilian law, including those established in articles 827, 834, 835, 838 and 839 of the Brazilian Civil Code, under article 794, caput, of the Brazilian Civil Procedure Code) upon failure of PGF to make, at the maturity date of the New Securities or earlier upon any acceleration or otherwise of the applicable New Securities in accordance with the terms of the indenture, any payment in respect of principal, interest or other amounts due under the indenture and the New Securities on the date any such payment is due. If PGF fails to make payments to the trustee in respect of the guaranteed obligations, Petrobras will, upon notice from the trustee, immediately pay to the trustee such amount of the guaranteed obligations payable under the indenture and the New Securities. All amounts payable by Petrobras under the guaranty will be payable in U.S. dollars and in immediately available funds to the trustee. Petrobras will not be relieved of its obligations under the guaranty unless and until the trustee receives all amounts required to be paid by Petrobras under such guaranty (and any related event of default under the indenture has been cured), including payment of the total non-payment overdue interest.

Events of Default

There are no events of default under the guaranty. The indenture, however, contains events of default relating to Petrobras that may trigger an event of default and acceleration of the New Securities. See “Description of the New Securities―Events of Default.” Upon any such acceleration (including any acceleration arising out of the insolvency or similar events relating to Petrobras), if PGF fails to pay all amounts then due under the New Securities and the indenture, Petrobras will be obligated to make such payments pursuant to the guaranty.

Covenants

For so long as any of the New Securities are outstanding and Petrobras has obligations under the guaranty, Petrobras will, and will cause each of its subsidiaries, as applicable, to comply with the terms of the following covenants:

Performance Obligations under the Guaranty and Indenture

Petrobras will pay all amounts owed by it and comply with all its other obligations under the terms of the guaranty and the indenture in accordance with the terms of those agreements.

Maintenance of Corporate Existence

Petrobras will maintain in effect its corporate existence and all necessary registrations and take all actions to maintain all rights, privileges, titles to property, franchises, concessions and the like necessary or desirable in the normal conduct of its business, activities or operations. However, this covenant will not require Petrobras to maintain any such right, privilege, title to property or franchise if the failure to do so does not, and will not, have a material adverse effect on Petrobras taken as a whole or have a materially adverse effect on the rights of the holders of the New Securities.

Maintenance of Office or Agency

So long as the New Securities are outstanding, Petrobras will maintain an office or agency in the United States where notices to and demands upon it in respect of the guaranty may be served. Initially, Petrobras has appointed Petrobras America Inc., with offices located at 10350 Richmond Ave., Suite 1400, Houston, TX 77042, as its agent. Petrobras will not change the appointment of the agent without prior written notice to the Trustee and appointing a replacement agent or designating an office, in the United States.

Ranking

Petrobras will ensure at all times that its obligations under the guaranty will be its general senior unsecured and unsubordinated obligations and will rank pari passu, with all other present and future senior unsecured and unsubordinated obligations of Petrobras (other than obligations preferred by statute or by operation of law) that are not, by their terms, expressly subordinated in right of payment to the obligations of Petrobras under the guaranty.

Provision of Financial Statements and Reports

Petrobras will provide to the trustee, in English or accompanied by a certified English translation thereof, (i) within 90 calendar days after the end of each fiscal quarter (other than the fourth quarter), its unaudited and consolidated statement of financial position and statement of income prepared in accordance with IFRS, and (ii) within 120 calendar days after the end of each fiscal year, its audited and consolidated balance sheet and statement of income calculated in accordance with IFRS. As long as the financial statements or reports are publicly available and accessible electronically by the trustee, the filing or electronic publication of such financial statements or reports will comply with Petrobras’s obligation to deliver such statements and reports to the trustee. The trustee will have no obligation to determine if and when Petrobras’s financial statements or reports, if any, are publicity available and accessible electronically.

Along with each such financial statement or report, if any, Petrobras will provide an officers’ certificate stating that a review of Petrobras’s and PGF’s activities has been made during the period covered by such financial statements with a view to determining whether Petrobras and PGF have kept, observed, performed and fulfilled their covenants and agreements under the guaranty and the indenture, as applicable, and that no event of default has occurred during such period.

In addition, whether or not Petrobras is required to file reports with the SEC, Petrobras will file with the SEC and deliver to the trustee (for redelivery to all holders of the New Securities, upon written request) all reports and other information it would be required to file with the SEC under the Exchange Act if it were subject to those regulations. If the SEC does not permit the filing described above, Petrobras will provide annual and interim reports and other information to the trustee within the same time periods that would be applicable if Petrobras were required and permitted to file these reports with the SEC.

Delivery of these reports, information and documents to the trustee is for informational purposes only and the trustee’s receipt of any of those shall not constitute constructive notice of any information contained in them or determinable from information contained therein, including Petrobras’s compliance with any of its covenants in the guaranty (as to which the trustee is entitled to rely exclusively on officer’s certificates).

Negative Pledge

So long as the New Securities remain outstanding, Petrobras will not create or permit any lien, other than a Petrobras permitted lien, on any of its assets to secure (i) any of its indebtedness or (ii) the indebtedness of any other person, unless Petrobras contemporaneously creates or permits the lien to secure equally and ratably its obligations under the guaranty or Petrobras provides other security for its obligations under the guaranty and the indenture as is duly approved by a resolution of the holders of New Securities in accordance with the indenture. In addition, Petrobras will not allow any of its material subsidiaries, if any, to create or permit any lien, other than a Petrobras permitted lien, on any of Petrobras’s assets to secure (i) any of its indebtedness, (ii) any of the material subsidiary’s indebtedness or (iii) the indebtedness of any other person, unless Petrobras contemporaneously creates or permits the lien to secure equally and ratably Petrobras’s obligations under the guaranty and the indenture or Petrobras provides such other security for its obligations under the guaranty as is duly approved by a resolution of the holders of the New Securities in accordance with the indenture.

As used in this “Negative Pledge” section, the following terms have the respective meanings set forth below:

A “guaranty” means an obligation of a person to pay the indebtedness of another person including without limitation:

•	an obligation to pay or purchase such indebtedness;

•	an obligation to lend money, to purchase or subscribe for shares or other securities or to purchase assets or services in order to provide funds for the payment of such indebtedness;

•	an indemnity against the consequences of a default in the payment of such indebtedness; or

•	any other agreement to be responsible for such indebtedness.

“indebtedness” means any obligation (whether present or future, actual or contingent and including, without limitation, any guaranties) for the payment or repayment of money which has been borrowed or raised (including money raised by acceptances and all leases which, under generally accepted accounting principles in the country of incorporation of the relevant obligor, would constitute a capital lease obligation).

A “lien” means any mortgage, pledge, lien, hypothecation, security interest or other charge or encumbrance on any property or asset including, without limitation, any equivalent created or arising under applicable law.

A “project financing” of any project means the incurrence of indebtedness relating to the exploration, development, expansion, renovation, upgrade or other modification or construction of such project pursuant to which the providers of such indebtedness or any trustee or other intermediary on their behalf or beneficiaries designated by any such provider, trustee or other intermediary are granted security over one or more qualifying assets relating to such project for repayment of principal, premium and interest or any other amount in respect of such indebtedness.

A “qualifying asset” in relation to any project means:

•	any concession, authorization or other legal right granted by any governmental authority to Petrobras or any of Petrobras’s subsidiaries, or any consortium or other venture in which Petrobras or any subsidiary has any ownership or other similar interest;

•	any drilling or other rig, any drilling or production platform, pipeline, marine vessel, vehicle or other equipment or any refinery, oil or gas field, processing plant, real property (whether leased or owned), right of way or plant or other fixtures or equipment;

•	any revenues or claims that arise from the operation, failure to meet specifications, failure to complete, exploitation, sale, loss or damage to, such concession, authorization or other legal right or such drilling or other rig, drilling or production platform, pipeline, marine vessel, vehicle or other equipment or refinery, oil or gas field, processing plant, real property, right of way, plant or other fixtures or equipment or any contract or agreement relating to any of the foregoing or the project financing of any of the foregoing (including insurance policies, credit support arrangements and other similar contracts) or any rights under any performance bond, letter of credit or similar instrument issued in connection therewith;

•	any oil, gas, petrochemical or other hydrocarbon-based products produced or processed by such project, including any receivables or contract rights arising therefrom or relating thereto and any such product (and such receivables or contract rights) produced or processed by other projects, fields or assets to which the lenders providing the project financing required, as a condition therefore, recourse as security in addition to that produced or processed by such project; and

•	shares or other ownership interest in, and any subordinated debt rights owing to Petrobras by, a special purpose company formed solely for the development of a project, and whose principal assets and business are constituted by such project and whose liabilities solely relate to such project.

A “Petrobras permitted lien” means a:

(a)	lien granted in respect of indebtedness owed to the Brazilian government, Banco Nacional de Desenvolvimento Econômico e Social or any official government agency or department of Brazil or of any state or region of Brazil;

(b)	lien arising by operation of law, such as merchants’, maritime or other similar liens arising in Petrobras’s ordinary course of business or that of any subsidiary or lien in respect of taxes, assessments or other governmental charges that are not yet delinquent or that are being contested in good faith by appropriate proceedings;

(c)	lien arising from Petrobras’s obligations under performance bonds or surety bonds and appeal bonds or similar obligations incurred in the ordinary course of business and consistent with Petrobras’s past practice;

(d)	lien arising in the ordinary course of business in connection with indebtedness maturing not more than one year after the date on which that indebtedness was originally incurred and which is related to the financing of export, import or other trade transactions;

(e)	lien granted upon or with respect to any assets hereafter acquired by Petrobras or any subsidiary to secure the acquisition costs of those assets or to secure indebtedness incurred solely for the purpose of financing the acquisition of those assets, including any lien existing at the time of the acquisition of those assets, so long as the maximum amount so secured will not exceed the aggregate acquisition costs of all such assets or the aggregate indebtedness incurred solely for the acquisition of those assets, as the case may be;

(f)	lien granted in connection with the indebtedness of a wholly-owned subsidiary owing to Petrobras or another wholly-owned subsidiary;

(g)	lien existing on any asset or on any stock of any subsidiary prior to its acquisition by Petrobras or any subsidiary so long as that lien is not created in anticipation of that acquisition;

(h)	lien over any qualifying asset relating to a project financed by, and securing indebtedness incurred in connection with, the project financing of that project by Petrobras, any of Petrobras’s subsidiaries or any consortium or other venture in which Petrobras or any subsidiary has any ownership or other similar interest;

(i)	lien existing as of the date of the original issuance of the Old Securities;

(j)	lien resulting from the indenture, the New Securities and the guaranty, if any;

(k)	lien incurred in connection with the issuance of debt or similar securities of a type comparable to those already issued by Petrobras, on amounts of cash or cash equivalents on deposit in any reserve or similar account to pay interest on such securities for a period of up to 24 months as required by any rating agency as a condition to such rating agency rating such securities investment grade, or as is otherwise consistent with market conditions at such time;

(l)	lien granted or incurred to secure any extension, renewal, refinancing, refunding or exchange (or successive extensions, renewals, refinancings, refundings or exchanges), in whole or in part, of or for any indebtedness secured by any lien referred to in paragraphs (a) through (k) above (but not paragraph (d)), provided that such lien does not extend to any other property, the principal amount of the indebtedness secured by the lien is not increased, and in the case of paragraphs (a), (b), (c) and (g), the obligees meet the requirements of that paragraph, and in the case of paragraph (h), the indebtedness is incurred in connection with a project financing by Petrobras, any of Petrobras’s subsidiaries or any consortium or other venture in which Petrobras or any subsidiary have any ownership or other similar interest; and

(m)	lien in respect of indebtedness the principal amount of which in the aggregate, together with all liens not otherwise qualifying as Petrobras permitted liens pursuant to another part of this definition of Petrobras permitted liens, does not exceed 20% of Petrobras’s consolidated total assets (as determined in accordance with IFRS) at any date as at which Petrobras’s balance sheet is prepared and published in accordance with applicable law.

A “wholly-owned subsidiary” means, with respect to any corporate entity, any person of which 100% of the outstanding capital stock (other than qualifying shares, if any) having by its terms ordinary voting power (not dependent on the happening of a contingency) to elect the board of directors (or equivalent controlling governing body) of that person is at the time owned or controlled directly or indirectly by that corporate entity, by one or more wholly-owned subsidiaries of that corporate entity or by that corporate entity and one or more wholly-owned subsidiaries.

A “material subsidiary” means a subsidiary of Petrobras which on any given date of determination accounts for more than 15% of Petrobras’s total consolidated assets (as set forth on Petrobras’s most recent balance sheet prepared in accordance with IFRS).

Limitation on Consolidation, Merger, Sale or Conveyance

Petrobras will not, in one or a series of transactions, consolidate or amalgamate with or merge into any corporation or convey, lease, spin-off or transfer substantially all of its properties, assets or revenues to any person or entity (other than a direct or indirect subsidiary of Petrobras) or permit any person (other than a direct or indirect subsidiary of Petrobras) to merge with or into it unless:

•	either Petrobras is the continuing entity or the person (the “successor company”) formed by such consolidation or into which Petrobras is merged or that acquired (through a transfer of assets, a spin-off or otherwise) or leased such property or assets of Petrobras will assume (jointly and severally with Petrobras unless Petrobras will have ceased to exist as a result of such merger, consolidation or amalgamation), by an amendment to the guaranty, all of Petrobras’s obligations under the guaranty;

•	the successor company (jointly and severally with Petrobras unless Petrobras will have ceased to exist as part of such merger, consolidation or amalgamation) agrees to indemnify each holder against any tax, assessment or governmental charge thereafter imposed on such holder solely as a consequence of such consolidation, merger, conveyance, spin-off, transfer or lease with respect to the payment of principal of, or interest on, the New Securities;

•	immediately after giving effect to the transaction, no event of default, and no default has occurred and is continuing; and

•	Petrobras has delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that such merger, consolidation, sale, spin-off, transfer or other conveyance or disposition and the amendment to the guaranty comply with the terms of the guaranty and that all conditions precedent provided for in the guaranty and relating to such transaction have been complied with.

Notwithstanding anything to the contrary in the foregoing, so long as no default or event of default under the indenture or the New Securities, as applicable, has occurred and is continuing at the time of such proposed transaction or would result therefrom and Petrobras has delivered notice of any such transaction to the trustee:

•	Petrobras may merge, amalgamate or consolidate with or into, or convey, transfer, spin-off, lease or otherwise dispose of all or substantially all of its properties, assets or revenues to a direct or indirect subsidiary of Petrobras in cases when Petrobras is the surviving entity in such transaction and such transaction would not have a material adverse effect on Petrobras and its subsidiaries taken as whole, it being understood that if Petrobras is not the surviving entity, Petrobras will be required to comply with the requirements set forth in the previous paragraph;

•	any direct or indirect subsidiary of Petrobras may merge or consolidate with or into, or convey, transfer, spin-off, lease or otherwise dispose of assets to, any person (other than Petrobras or any of its subsidiaries or affiliates) in cases when such transaction would not have a material adverse effect on Petrobras and its subsidiaries taken as a whole;

•	any direct or indirect subsidiary of Petrobras may merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of assets to, any other direct or indirect subsidiary of Petrobras; or

•	any direct or indirect subsidiary of Petrobras may liquidate or dissolve if Petrobras determines in good faith that such liquidation or dissolution is in the best interests of Petrobras, and would not result in a material adverse effect on Petrobras and its subsidiaries taken as a whole and if such liquidation or dissolution is part of a corporate reorganization of Petrobras.

Amendments

The guaranty may only be amended or waived in accordance with its terms pursuant to a written document which has been duly executed and delivered by Petrobras and the trustee, acting on behalf of the holders of the New Securities. Because the guaranty form part of the indenture, it may be amended by Petrobras and the trustee, in some cases without the consent of the holders. See “Description of the New Securities—Modification and Waiver.”

Except as contemplated above, the indenture will provide that the trustee may execute and deliver any other amendment to the guaranty or grant any waiver thereof only with the consent of the holders of a majority in aggregate principal amount of the New Securities then outstanding.

Governing Law

The guaranty will be governed by the laws of the State of New York.

Jurisdiction

Petrobras has consented to the non-exclusive jurisdiction of any court of the State of New York or any U.S. federal court sitting in the Borough of Manhattan, The City of New York, New York, United States and any appellate court from any thereof. Petrobras has appointed Petrobras America Inc., with offices located at 10350 Richmond Ave., Suite 1400, Houston, TX 77042, as its authorized agent upon which process may be served in any action or proceeding brought in such New York State federal court sitting in New York City. The guaranty will provide that if Petrobras no longer maintains an office in New York City, then it will appoint a replacement process agent within New York City as its authorized agent upon which process may be served in any action or proceeding.

Waiver of Immunities

To the extent that Petrobras may in any jurisdiction claim for itself or its assets immunity from a suit, execution, attachment, whether in aid of execution, before judgment or otherwise, or other legal process in connection with the guaranty (or any document delivered pursuant thereto) and to the extent that in any jurisdiction there may be immunity attributed to Petrobras, PGF or their assets, whether or not claimed, Petrobras has irrevocably agreed with the trustee, for the benefit of the holders, not to claim, and to irrevocably waive, the immunity to the full extent permitted by law.

Currency Rate Indemnity

Petrobras has agreed that, if a judgment or order made by any court for the payment of any amount in respect of any of its obligations under the guaranty is expressed in a currency (the “judgment currency”) other than U.S. dollars (the “denomination currency”), Petrobras will indemnify the relevant holder and the trustee against any deficiency arising from any variation in rates of exchange between the date as of which the denomination currency is notionally converted into the judgment currency for the purposes of the judgment or order and the date of actual payment. This indemnity will constitute a separate and independent obligation from Petrobras’s other obligations under the guaranty, will give rise to a separate and independent cause of action, will apply irrespective of any indulgence granted from time to time and will continue in full force and effect.

Book Entry; Delivery and Form

Book-Entry Issuance

Except under limited circumstances, all New Securities will be book-entry notes. This means that holders of Old Securities participating in the exchange offer will not be entitled to have the New Securities registered in their names and will not be entitled to receive physical delivery of the New Securities in definitive (paper) form. Instead, upon issuance, all the New Securities will be represented by one or more fully registered global notes. When we issue the global notes, DTC will use its book-entry registration and transfer system to credit the respective principal amounts of the New Securities represented by the global notes to the accounts of the participants designated by the holders of the Old Securities participating in the exchange offer.

Each global note will be deposited directly with The Depository Trust Company, a securities depositary, and will be registered in the name of DTC’s nominee. Global notes may also be deposited indirectly with Clearstream, Luxembourg and Euroclear, as indirect participants of DTC. For background information regarding DTC and Clearstream, Luxembourg and Euroclear, see “—The Depository Trust Company” and “—Clearstream, Luxembourg and Euroclear” below. No global note representing book-entry notes may be transferred except as a whole by DTC to a nominee of DTC, or by a nominee of DTC to another nominee of DTC. Thus, DTC will be the only registered holder of the New Securities and will be considered the sole representative of the beneficial owners of the New Securities for purposes of the indenture. In a few special situations described below, a global note will terminate and interests in it will be exchanged for physical certificates representing the New Securities. After that exchange, the choice of whether to hold securities directly or in street name will be up to you. You must consult your bank or broker to find out how to have your interests in the securities transferred to your name, so that you will be a direct holder.

The special situations for termination of a global security representing the New Securities are:

•	when the depositary notifies us that it is unwilling or unable to continue as depositary for such global note or the depositary ceases to be a clearing agent registered under the Exchange Act, at a time when such depositary is required to be so registered in order to act as depositary, and, in each case, we do not or cannot appoint a successor depositary within 90 days;

•	when we notify the trustee that we wish to terminate the global note upon a change in tax law that would be adverse to us but for the termination of the global note; or

•	when an event of default on the New Securities has occurred and has not been cured.

When a global security terminates, the depositary (and not us, the trustee, any warrant agent, any transfer agent or any registrar) is responsible for deciding the names of the institutions that will be the initial direct holders.

The registration of the global notes in the name of DTC’s nominee will not affect beneficial ownership and is performed merely to facilitate subsequent transfers. The book-entry system, which is also the system through which most publicly traded common stock is held in the United States, is used because it eliminates the need for physical movement of securities certificates. The laws of some jurisdictions, however, may require some purchasers to take physical delivery of their New Securities in definitive form. These laws may impair the ability of beneficial holders to transfer the New Securities.

In this prospectus, unless and until definitive (paper) notes are issued to the beneficial owners, all references to “registered holders” of New Securities shall mean DTC. PGF, Petrobras, the trustee and any paying agent, transfer agent, registrar or other agent may treat DTC as the absolute owner of the New Securities for all purposes.

The Depository Trust Company

The policies of DTC will govern payments, transfers, exchange and other matters relating to the beneficial owner’s interest in the New Securities held by that owner. Neither the trustee, registrar, paying agent and transfer agent nor we have any responsibility for any aspect of the actions of DTC or any of their direct or indirect participants.

Neither the trustee, registrar, paying agent and transfer agent nor we have any responsibility for any aspect of the records kept by DTC or any of their direct or indirect participants. In addition, neither the trustee, registrar, paying agent and transfer agent nor we supervise DTC in any way. DTC and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. Investors should be aware that DTC and its participants are not obligated to perform these procedures and may modify them or discontinue them at any time. The description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC as they are currently in effect. DTC could change its rules and procedures at any time.

DTC has advised us as follows:

•	DTC is:

o	a limited purpose trust company organized under the laws of the State of New York;

o	a member of the Federal Reserve System;

o	a “clearing corporation” within the meaning of the Uniform Commercial Code; and

o	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

•	DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to accounts of its participants. This eliminates the need for physical movement of certificates.

•	Participants in DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is partially owned by some of these participants or their representatives.

•	Indirect access to the DTC system is also available to banks, brokers, dealers and trust companies that have relationships with participants.

•	The rules applicable to DTC and DTC participants are on file with the SEC.

Clearstream, Luxembourg and Euroclear

Clearstream, Luxembourg has advised that: it is a duly licensed bank organized as a société anonyme incorporated under the laws of Luxembourg and is subject to regulation by the Luxembourg Commission for the supervision of the financial sector (Commission de surveillance du secteur financier); it holds securities for its customers and facilitates the clearance and settlement of securities transactions among them, and does so through electronic book-entry transfers between the accounts of its customers, thereby eliminating the need for physical movement of certificates; it provides other services to its customers, including safekeeping, administration, clearance and settlement of internationally traded securities and lending and borrowing of securities; it interfaces with the domestic markets in over 30 countries through established depositary and custodial relationships; its customers include worldwide securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other professional financial intermediaries; its U.S. customers are limited to securities brokers and dealers and banks; and indirect access to the Clearstream, Luxembourg system is also available to others that clear through Clearstream, Luxembourg customers or that have custodial relationships with its customers, such as banks, brokers, dealers and trust companies.

Euroclear has advised that: it is incorporated under the laws of Belgium as a bank and is subject to regulation by the Belgian Banking and Finance Commission (Commission Bancaire et Financière) and the National Bank of Belgium (Banque Nationale de Belgique); it holds securities for its participants and facilitates the clearance and settlement of securities transactions among them; it does so through simultaneous electronic book-entry delivery against payments, thereby eliminating the need for physical movement of certificates; it provides other services to its participants, including credit, custody, lending and borrowing of securities and tri-party collateral management; it interfaces with the domestic markets of several countries; its customers include banks, including central banks, securities brokers and dealers, banks, trust companies and clearing corporations and certain other professional financial intermediaries; indirect access to the Euroclear system is also available to others that clear through Euroclear customers or that have custodial relationships with Euroclear customers; and all securities in Euroclear are held on a fungible basis, which means that specific certificates are not matched to specific securities clearance accounts.

Taxation

The following is a summary of certain U.S. federal income, Brazilian and Dutch tax considerations that may be relevant to the exchange of Old Securities and ownership and disposition of the New Securities. This summary is based on the U.S. federal, Brazilian and Dutch tax laws in effect on the date of this prospectus. These laws are subject to change. Any change could apply retroactively and could affect the continued validity of the summary. This summary does not describe any tax consequences arising under the laws of any state, locality or taxing jurisdiction other than Brazil, the Netherlands and the United States. There currently is no income tax treaty between Brazil and the United States. Although Brazilian and U.S. tax authorities have had discussions that may culminate in such a treaty, we cannot make any assurances regarding whether or when such a treaty will enter into force or how it will affect holders of the Old Securities and New Securities.

This summary does not describe all of the tax considerations that may be relevant to your situation, particularly if you are subject to special tax rules. Each holder or beneficial owner of Old Securities considering an exchange of Old Securities for New Securities should consult its own tax advisor as to the Brazilian, Dutch, U.S. or other tax consequences of the ownership and disposition of New Securities and the exchange of Old Securities for New Securities, including the effect of any foreign, state or local tax laws.

U.S. Federal Income Tax Considerations

The following is a summary of certain U.S. federal income tax considerations that may be relevant to investors considering the exchange offer. This summary addresses only investors that hold the New Securities as “capital assets” for U.S. federal income tax purposes. The summary does not address tax considerations applicable to investors that may be subject to special tax rules, such as banks or other financial institutions, tax-exempt entities, partnerships (or entities or arrangements treated as partnerships for U.S. federal income tax purposes) or partners therein, insurance companies, dealers in securities or currencies, traders in securities electing to mark to market, persons that will hold the New Securities as a position in a “straddle” or conversion transaction, or as part of a “synthetic security” or other integrated financial transaction or persons that have a “functional currency” other than the U.S. dollar, and nonresident alien individuals present in the United States for 183 days or more during the taxable year. In addition, the discussion does not address the alternative minimum tax, the U.S. federal estate and gift tax, the Medicare tax on net investment income or other aspects of U.S. federal income or state and local taxation that may be relevant to an investor. For purposes of this discussion, a “U.S. Holder” is a beneficial owner of a New Security that is, for U.S. federal income tax purposes, a citizen or resident of the United States, a domestic corporation or an entity otherwise subject to U.S. federal income taxation on a net income basis in respect of the New Security. A “Non-U.S. Holder” is a beneficial owner of a New Security that is not a U.S. Holder.

This summary is based on the Internal Revenue Code of 1986, as amended, existing, proposed and temporary U.S. Treasury regulations and judicial and administrative interpretations thereof, in each case as of the date hereof. All of the foregoing are subject to change (possibly with retroactive effect) or to differing interpretations, which could affect the U.S. federal income tax consequences described herein.

U.S. Holders that use an accrual method of accounting for tax purposes (“accrual method holders”) generally are required to include certain amounts in income no later than the time such amounts are reflected on certain financial statements (the “book/tax conformity rule”). The application of the book/tax conformity rule thus may require the accrual of income earlier than would be the case under the general tax rules described below. It is not entirely clear to what types of income the book/tax conformity rule applies, or, in some cases, how the rule is to be applied if it is applicable. However, recently released proposed regulations generally would exclude, among other items, original issue discount market discount (in either case, whether or not de minimis) from the applicability of the book/tax conformity rule. Although the proposed regulations generally will not be effective until taxable years beginning after the date on which they are issued in final form, taxpayers generally are permitted to elect to rely on their provisions currently. Accrual method holders should consult with their tax advisors regarding the potential applicability of the book/tax conformity rule to their particular situation.

INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF THE NEW SECURITIES, INCLUDING THE APPLICATION TO THEIR PARTICULAR CIRCUMSTANCES OF THE U.S. FEDERAL INCOME TAX CONSIDERATIONS DISCUSSED BELOW, AS WELL AS THE

APPLICATION OF U.S. FEDERAL ESTATE, GIFT AND ALTERNATIVE MINIMUM TAX LAWS, the Medicare tax on net investment income, U.S. STATE AND LOCAL TAX LAWS AND FOREIGN TAX LAWS.

Exchange of Old Securities and New Securities

An exchange of Old Securities for New Securities will not be a taxable event for U.S. federal income tax purposes. Accordingly, a U.S. Holder will not realize any gain or loss upon the exchange of its Old Securities for New Securities. The U.S. Holder’s tax basis and holding period in the New Securities will be the same as its tax basis and holding period in the Old Securities.

Payments of Interest and Additional Amounts

Payments of interest on a New Security (which may include additional amounts) generally will be taxable to a U.S. Holder as ordinary interest income when such interest is accrued or received, in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.

Interest income (including additional amounts) in respect of the New Security generally will constitute foreign-source income for purposes of computing the foreign tax credit allowable under the U.S. federal income tax laws. The limitation on foreign income taxes eligible for credit is calculated separately with respect to specific classes of income. Such income generally will constitute “passive category income” for foreign tax credit purposes for most U.S. Holders. The calculation and availability of foreign tax credits and, in the case of a U.S. Holder that elects to deduct all foreign income taxes for that taxable year, the availability of such deduction involves the application of complex rules that depend on the U.S. Holder’s particular circumstances. In addition, foreign tax credits generally will not be allowed for certain short-term or hedged positions in the New Securities. U.S. Holders should consult their own tax advisors regarding the availability of foreign tax credits or deductions in respect of foreign taxes and the treatment of additional amounts.

A Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on interest income earned in respect of New Securities.

Amortizable Premium

If a U.S. Holder purchased an Old Security for an amount that was greater than the principal amount of the Old Security, the U.S. Holder will be considered to have purchased the security with amortizable bond premium. With some exceptions, the U.S. Holder may elect to amortize this premium (as an offset to interest income), using a constant yield method, over the remaining term of the New Security. If the U.S. Holder elects to amortize bond premium with respect to a New Security (or had previously elected to amortize bond premium on an Old Security, which election will carry over to the New Security), the U.S. Holder must reduce its tax basis in the New Security by the amounts of the premium amortized in any year. If the U.S. Holder does not elect to amortize such premium, the amount of any premium will be included in the U.S. Holder’s tax basis in the New Security when the New Security is disposed of. Therefore, a U.S. Holder that does not elect to amortize such premium and that holds the New Security to maturity generally will be required to treat the premium as capital loss when the New Security matures. An election to amortize bond premium applies to all taxable debt obligations then owned and thereafter acquired by a U.S. Holder, and such election may be revoked only with the consent of the Internal Revenue Service (the “IRS”). An election can be made in any taxable year in which a U.S. Holder holds a security with amortizable bond premium, but if such U.S. Holder elects to amortize bond premium for a security acquired before the taxable year for which the election is made, the U.S. holder may not amortize amounts that would have been amortized in prior years had an election been in effect for those prior years. U.S. Holders should consult their own tax advisors about the election to amortize bond premium.

Market Discount

If a U.S. Holder purchased an Old Security at a price that is lower than its remaining redemption amount by at least 0.25% of its remaining redemption amount multiplied by the number of remaining whole years to maturity, the New Security will be considered to have market discount. In such case, gain realized by the U.S. Holder on the disposition of the New Security generally will be treated as ordinary income to the extent of the market discount that accrued on both the Old Security and the New Security, treated as a single instrument, while held by the U.S. Holder. In addition, the U.S. Holder could be required to defer the deduction of a portion of the interest paid on any indebtedness incurred or maintained to purchase or carry the security. In general terms, market discount on a security will be treated as accruing ratably over the term of such security, or, at the U.S. Holder’s election, under a constant-yield method.

A U.S. Holder may elect to include market discount in income on a current basis as it accrues (on either a ratable or constant-yield basis) in lieu of treating a portion of any gain realized on a disposition as ordinary income. If the U.S. Holder elects to include market discount on a current basis, the interest deduction deferral rule described above will not apply. Any such election must be made in the year the U.S. Holder acquires the market discount bond and, if made, applies to all market discount bonds acquired by the U.S. Holder on or after the first day of the taxable year to which such election applies and is revocable only with the consent of the IRS. U.S. Holders who acquired Old Securities other than at original issuance should consult their own tax advisors regarding the possible application of the market discount rules to the Acquisition.

Sale or Disposition of New Securities

A U.S. Holder generally will recognize capital gain or loss upon the sale, exchange, retirement or other taxable disposition of a New Security in an amount equal to the difference between the amount realized upon such disposition (not including any amounts attributable to accrued and unpaid interest, which will be taxable as such) and such U.S. Holder’s adjusted tax basis in the New Security. As discussed above under “Exchanges of Old Securities for New Securities,” a U.S. Holder’s tax basis in the New Security will equal the U.S. Holder’s basis in the Old Security, which generally will equal such U.S. Holder’s purchase price of the Old Security, reduced by any bond premium that the U.S. Holder amortized and increased by any market discount that the U.S. Holder previously included in income. Except as described under “Market Discount” above, gain or loss recognized by a U.S. Holder on the disposition of a New Security generally will be long-term capital gain or loss if, at the time of the disposition, the New Security has been held for more than one year (taking into account the holding period for the Old Security, as discussed above). The net amount of long-term capital gain recognized by an individual U.S. Holder generally is subject to tax at a reduced rate. The deductibility of capital losses is subject to limitations.

Capital gain or loss recognized by a U.S. Holder generally will be U.S.-source gain or loss. Consequently, if any such gain is subject to foreign tax, a U.S. Holder may not be able to credit the tax against its U.S. federal income tax liability unless such credit can be applied (subject to the applicable limitation) against tax due on other income treated as derived from foreign sources. U.S. Holders should consult their own tax advisors as to the foreign tax credit implications of a disposition of the New Securities.

A Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on gain realized on the sale or other taxable disposition of New Securities.

Specified Foreign Financial Assets

Certain U.S. Holders that own “specified foreign financial assets” with an aggregate value in excess of US$50,000 on the last day of the taxable year or $75,000 at any time during the taxable year are generally required to file an information statement along with their tax returns, currently on IRS Form 8938, with respect to such assets.  “Specified foreign financial assets” include any financial accounts held at a non-U.S. financial institution, as well as securities issued by a non-U.S. issuer (which would include the New Securities) that are not held in accounts maintained by financial institutions.  Higher reporting thresholds apply to certain individuals living abroad and to certain married individuals.  Regulations extend this reporting requirement to certain entities that are treated as formed or availed of to hold direct or indirect interests in specified foreign financial assets based on certain objective criteria.  U.S. Holders who fail to report the required information could be subject to substantial penalties.  In addition, the statute of limitations for assessment of tax would be suspended, in whole or in part. Prospective investors should consult their own tax advisors concerning the application of these rules to their investment in the New Securities, including the application of the rules to their particular circumstances.

Backup Withholding and Information Reporting

Payments in respect of the New Securities that are paid within the United States or through certain U.S.-related financial intermediaries are subject to information reporting, and may be subject to backup withholding, unless the U.S. Holder (i) is a corporation (other than an S corporation) or other exempt recipient, and demonstrates this fact when so required, or (ii) provides a correct taxpayer identification number, certifies that it is not subject to backup withholding and otherwise complies with applicable requirements of the backup withholding rules. The amount of any backup withholding collected from a payment to a U.S. Holder will be allowed as a credit against the U.S. Holder’s U.S. federal income tax liability, and may entitle the U.S. Holder to a refund, provided that certain required information is timely furnished to the IRS.

Although Non-U.S. Holders generally are exempt from backup withholding, a Non-U.S. Holder may, in certain circumstances, be required to comply with certification procedures to prove entitlement to this exemption.

Brazilian Tax Considerations

The following discussion is a summary of the Brazilian tax considerations relating to an investment in the New Securities by a non-resident of Brazil. This discussion is based on the tax laws of Brazil as in effect on the date of this prospectus and is subject to any change in Brazilian law that may come into effect after such date. The information set forth below is intended to be a general discussion only and does not address all possible tax consequences relating to an investment in the New Securities.

PROSPECTIVE HOLDERS OF NEW SECURITIES SHOULD CONSULT THEIR OWN TAX ADVISERS AS TO THE CONSEQUENCES OF PURCHASING THE NEW SECURITIES, INCLUDING, WITHOUT LIMITATION, THE CONSEQUENCES OF THE RECEIPT OF INTEREST AND THE SALE OR OTHER DISPOSITION OF THE NEW SECURITIES OR COUPONS.

Payments in Respect of the New Securities, and Sale or Other Disposition of New Securities

Generally, an individual, entity, trust or organization that is domiciled for tax purposes outside Brazil (a “Non-Resident”) is subject to income tax in Brazil only when income is derived from a Brazilian source or when the transaction giving rise to such earnings involves assets located in Brazil. Therefore, based on the fact that PGF is considered to be domiciled abroad for tax purposes, any interest, gains, fees, commissions, expenses and any other income paid by PGF in respect of the New Securities it issues to Non-Resident holders should not be subject to withholding or deduction in respect of Brazilian income tax or any other taxes, duties, assessments or governmental charges in Brazil, provided that such payments are made by PGF with funds held outside of Brazil.

Any capital gains generated outside Brazil as a result of a transaction between two Non-Resident holders with respect to assets not located in Brazil are generally not subject to tax in Brazil. If the assets are located in Brazil, then capital gains realized thereon are subject to income tax, according to Law No. 10,833, enacted on December 29, 2003. Since the New Securities will be issued by a legal entity incorporated outside of Brazil and registered abroad, the New Securities should not fall within the definition of assets located in Brazil for purposes of Law No. 10,833, gains realized on the sale or other disposition of the New Securities made outside Brazil by a Non-Resident holder to another

Non-Resident should not be subject to Brazilian taxes. However, considering the general and unclear scope of this legislation and the absence of judicial guidance in respect thereof, we cannot assure prospective investors that such interpretation of this law will prevail in the courts of Brazil. If the income tax is deemed to be due, the gains may be subject to income tax in Brazil, effective as from January 1, 2017, (as confirmed by Declaratory Act No. 3, of April 27, 2016), at progressive rates as follows: (i) 15% for the part of the gain that does not exceed R$5 million, (ii) 17.5% for the part of the gain that exceeds R$5 million but does not exceed R$10 million, (iii) 20% for the part of the gain that exceeds R$10 million but does not exceed R$30 million and (iv) 22.5% for the part of the gain that exceeds R$30 million; or 25.0% if such Non-Resident holder is located in a Low or nil tax jurisdiction as it will be further detailed below. A lower rate, however, may apply under an applicable tax treaty between Brazil and the country where the Non-Resident holder has its domicile.

Payments Made by Petrobras as Guarantor

In the event the issuer fails to timely pay any due amount, including any payment of principal, interest or any other amount that may be due and payable in respect of the New Securities, the guarantor will be required to assume the obligation to pay such due amounts. As there is no specific legal provision dealing with the imposition of withholding income tax on payments made by Brazilian sources to Non-Resident beneficiaries under guarantees and no uniform decision from the Brazilian courts, there is a risk that tax authorities will take the position that the funds remitted by the guarantor to the Non-Resident holders may be subject to the imposition of withholding income tax at a general 15% rate, or at a 25% rate, if the Non-Resident holder is located in a Low or nil tax jurisdiction.

Arguments exist to sustain that (a) payments made under the guaranty structure should be subject to imposition of withholding income tax according to the nature of the guaranteed payment, in which case only interest and fees should be subject to taxation at a rate of 15%, or 25%, in cases of beneficiaries located in Low or nil tax jurisdictions, as defined by the Brazilian legislation; or (b) payments made under guaranty by Brazilian sources to Non-Resident beneficiaries should not be subject to the imposition of withholding income tax, to the extent that they should qualify as a credit transaction by the Brazilian party to the borrower. The imposition of withholding income tax under these circumstances has not been settled by the Brazilian courts.

If the payments with respect to the New Securities are made by Petrobras as a guarantor, then Non-Resident holders will be indemnified so that, after payment of applicable Brazilian taxes imposed by deductions or withholding with respect to principal or interest payable with respect to the New Securities, subject to certain exceptions, as mentioned in “Description of the New Securities,” a Non-Resident holder will receive an amount equal to the amount that such Non-Resident holder would have received if no such taxes were imposed. See “Description of the New Securities.”

Discussion on Low or nil tax jurisdictions

According to Law No. 9,430, dated December 27, 1996, as amended, a Low or nil tax jurisdiction is a country or location that (i) does not impose taxation on income, (ii) imposes income tax at a maximum rate lower than 20% or (iii) imposes restrictions on the disclosure of shareholding composition or the ownership of the investment.

Additionally, on June 24, 2008, Law No. 11,727/08 created the concept of privileged tax regimes, which encompasses the countries and jurisdictions that (i) do not tax income or tax it at a maximum rate lower than 20%; (ii) grant tax advantages to a Non-Resident entity or individual (a) without the need to carry out a substantial economic activity in the country or a said territory or (b) conditioned to the non-exercise of a substantial economic activity in the country or a said territory; (iii) do not tax proceeds generated abroad or tax them at a maximum rate lower than 20% or (iv) restrict disclosure about the ownership of assets and ownership rights or restrict disclosure about economic transactions carried out.

On November 28, 2014, the Brazilian tax authorities issued Ordinance 488, which decreased, from 20% to 17%, the minimum threshold for certain specific cases. The reduced 17% threshold applies only to countries and regimes aligned with international standards of fiscal transparency in accordance with rules to be established by the Brazilian tax authorities.

We consider that the best interpretation of the current Brazilian tax legislation, especially in regard to the abovementioned Law 11,727/08, should lead to the conclusion that the concept of privileged tax regimes should only apply for certain Brazilian tax purposes, such as transfer pricing and thin capitalization rules. According to this interpretation, the concept of privileged tax regimes should not be applied in connection with the taxation of payments related to the New Securities to Non-Residents. Regulations and non-binding tax rulings issued by Brazilian federal tax authorities seem to confirm this interpretation.

Notwithstanding the fact that such “privileged tax regime” concept was enacted in connection with transfer pricing rules and is also applicable to thin capitalization and cross-border interest deductibility rules, Brazilian tax authorities may take the position that such Privileged Tax Regime definition also applies to other types of transactions.

In the event that the privileged tax regime concept is interpreted to be applicable to transactions such as payments related to the New Securities to Non-Residents, this tax law would accordingly result in the imposition of taxation to a Non-Resident that meets the privileged tax regime requirements in the same way applicable to a resident located in a Low or nil tax jurisdiction. Prospective investors should therefore consult with their own tax advisors regarding the consequences of the implementation of Law No. 11,727, Normative Instruction No. 1,037/2010, as amended, and of any related Brazilian tax laws or regulations concerning Low or nil tax jurisdictions and privileged tax regimes.

Other Tax Considerations

Brazilian law imposes a Tax on Foreign Exchange Transactions (Imposto sobre Operações de Crédito, Câmbio e Seguro, ou relativas a Títulos e Valores Mobiliários), or IOF/Exchange, due on the conversion of reais into foreign currency and on the conversion of foreign currency into reais. Currently, the IOF/Exchange rate for almost all foreign currency exchange transactions is 0.38%. According to Section 15-B of the Decree No. 6,306, as amended, the settlement of exchange transactions in connection with foreign financing or loans, for both inflow and outflow of proceeds into and from Brazil, are subject to IOF/Exchange at a 0% rate. Currently, in the case of the settlement of foreign exchange transactions (including simultaneous foreign exchange transactions), in connection with the inflow of proceeds to Brazil deriving from foreign loans, including those obtained through the issuance of securities in the international market, with the minimum average term not exceeding 180 days, the IOF/Exchange tax rate is 6% (this rate of 6% will be levied with penalties and interest in the case of financings or international bonds with a minimum average term longer than 180 days in which an early redemption occurs in the first 180 days). The Brazilian federal government is permitted to increase this rate at any time up to 25.0%. Any such increase in rates may only apply to future transactions.

In addition, the Brazilian tax authorities could argue that a Tax on Loan Transactions (Imposto sobre Operações de Crédito, Câmbio e Seguro, ou relativas a Títulos e Valores Mobiliários), or IOF/Credit, due on loan transactions could be imposed upon any amount paid in respect of the New Securities by the guarantor under the guaranty given at a rate of up to 1.88% of the total amount paid.

Generally, there are no inheritance, gift, succession, stamp, or other similar taxes in Brazil with respect to the ownership, transfer, assignment or other disposition of the New Securities by a Non-Resident, except for gift and inheritance taxes imposed by some Brazilian states on gifts or bequests by individuals or entities not domiciled or residing in Brazil to individuals or entities domiciled or residing within such states.

Dutch Tax Considerations

Scope of Discussion

The following is a summary of certain material Dutch tax consequences of the acquisition, holding and disposal of the New Securities. This summary does not purport to describe all possible tax considerations or consequences that may be relevant to a holder or prospective holder of New Securities. This section is intended as general information only, it does not constitute tax or legal advice, and it does not purport to deal with the Dutch tax consequences applicable to all categories of investors, some of which (such as trusts or similar arrangements) may be subject to special rules. In view of its general nature, this summary should be treated with appropriate caution.

This summary is based on the tax laws of the Netherlands, published regulations thereunder and published authoritative case law, all as in effect on the date hereof, and all of which are subject to change, or to different interpretation, possibly with retroactive effect. Where the summary refers to "the Netherlands" or "Dutch" it refers only to the part of the Kingdom of the Netherlands located in Europe. For the avoidance of doubt, this summary does not describe the consequences of the entering into effect of the Dutch Withholding Tax Act 2021 (Wet bronbelasting 2021), which act will enter into effect as per January 1, 2021. Please see “Risk factors—If interest payments on the New Securities become subject to withholding tax in the Netherlands, the New Securities may be redeemed prior to their stated maturity” for more information on the new withholding tax on interest in the Netherlands.

HOLDERS OR PROSPECTIVE HOLDERS OF NEW SECURITIES SHOULD CAREFULLY CONSIDER THE TAX CONSEQUENCES OF INVESTING IN THE NEW SECURITIES AND CONSULT THEIR OWN TAX ADVISER ABOUT THEIR OWN TAX SITUATION IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES AS WELL AS THE NEW WITHHOLDING ON INTEREST IN THE NETHERLANDS (TO BECOME EFFECTIVE AS PER JANUARY 1, 2021). FINALLY, POTENTIAL INVESTORS SHOULD BE AWARE THAT TAX REGULATIONS AND THEIR APPLICATION BY THE RELEVANT TAXATION AUTHORITIES CHANGE FROM TIME TO TIME, WITH OR WITHOUT RETROACTIVE EFFECT. ACCORDINGLY, IT IS NOT POSSIBLE TO PREDICT THE PRECISE TAX TREATMENT WHICH WILL APPLY AT ANY GIVEN TIME.

For Dutch tax purposes, a holder of New Securities may include, without limitation:

•	an owner of New Securities who, in addition to the title to such New Securities, has an economic interest in such New Securities;

•	a person or an entity that holds the entire economic interest in New Securities;

•	a person or an entity that holds an interest in an entity, such as a partnership or a mutual fund, that is transparent for Dutch tax purposes, the assets of which comprise New Securities; and

•	a person who is deemed to hold an interest in New Securities, as referred to under any of the above, pursuant to the attribution rules of article 2.14a, of the Dutch Income Tax Act 2001 (Wet inkomstenbelasting 2001), with respect to property that has been segregated, for example, in a trust or a foundation.

Withholding Tax

All payments of principal or interest made by PGF under the New Securities may be made free of withholding or deduction of, for or on account of any taxes of any nature imposed, levied, withheld or assessed by the Netherlands or any political subdivision or taxing authority thereof or therein.

Taxes on Income and Capital Gains

Please note that the summary in this section does not describe the Dutch tax considerations for:

(i)	holders of New Securities if such holders, and in the case of an individual, his or her partner or certain of his or her relatives by blood or marriage in the direct line (including foster children), have a substantial interest (aanmerkelijk belang) or deemed substantial interest (fictief aanmerkelijk belang) in PGF under the Dutch Income Tax Act 2001. Generally speaking, a holder of securities has a substantial interest in PGF if it has, directly or indirectly (and, in the case of an individual, alone or together with certain relatives) (i) the ownership of, a right to acquire the ownership of, or certain rights over, shares representing 5 per cent. or more of either the total issued and outstanding capital of PGF or the issued and outstanding capital of any class of shares of PGF, or (ii) the ownership of, or certain rights over, profit participating certificates (winstbewijzen) that relate to 5 per cent. or more of either the annual profit or the liquidation proceeds of PGF. A deemed substantial interest may arise if a substantial interest (or part thereof) has been disposed of, or is deemed to have been disposed of, on a non-recognition basis;

(ii)	pension funds, investment institutions (fiscale beleggingsinstellingen), exempt investment institutions (vrijgestelde beleggingsinstellingen) (as defined in the Dutch Corporate Income Tax Act 1969; Wet op de vennootschapsbelasting 1969) and other entities that are, in whole or in part, not subject to or exempt from Dutch corporate income tax; and

(iii)	holders of New Securities who are individuals and for whom the New Securities or any benefit derived from the New Securities are a remuneration or deemed to be a remuneration for activities performed by such holders or certain individuals related to such holders (as defined in the Dutch Income Tax Act 2001).

Dutch Resident Entities

Generally speaking, if the holder of New Securities is an entity that is a resident or deemed to be resident of the Netherlands for Dutch corporate income tax purposes (a “Dutch Resident Entity”), any payment under the New Securities or any gain or loss realized on the disposal or deemed disposal of the New Securities is subject to Dutch corporate income tax at a rate of 16.5% with respect to taxable profits up to €200,000 and 25% with respect to taxable profits in excess of that amount (rates and brackets for 2020).

Dutch Resident Individuals

If the holder of New Securities is an individual resident or deemed to be resident of the Netherlands for Dutch income tax purposes (a “Dutch Resident Individual”), any payment under the New Securities or any gain or loss realized on the disposal or deemed disposal of the New Securities is taxable at the progressive Dutch income tax rates (with a maximum of 49.5% in 2020), if:

(i)	the New Securities are attributable to an enterprise from which the holder of New Securities derives a share of the profit, whether as an entrepreneur (ondernemer) or as a person who has a co-entitlement to the net worth (medegerechtigd tot het vermogen) of such enterprise without being a shareholder (as defined in the Dutch Income Tax Act 2001); or

(ii)	the holder of New Securities is considered to perform activities with respect to the New Securities that go beyond ordinary asset management (normaal, actief vermogensbeheer) or derives benefits from the New Securities that are taxable as benefits from other activities (resultaat uit overige werkzaamheden).

If the above-mentioned conditions (i) and (ii) do not apply to the individual holder of New Securities, such holder will be taxed annually on a deemed return (with a maximum of 5.28% in 2020) on the individual's net investment assets (rendementsgrondslag) for the year, insofar the individual's net investment assets for the year exceed a statutory threshold (heffingvrij vermogen). The deemed return on the individual's net investment assets for the year is taxed at a rate of 30%. Actual income, gains or losses in respect of the New Securities are as such not subject to Dutch income tax.

The net investment assets for the year are the fair market value of the investment assets less the allowable liabilities on January 1 of the relevant calendar year. The New Securities are included as investment assets. For the net investment assets on January 1, 2020, the deemed return ranges from 1.7893% up to 5.28% (depending on the aggregate amount of the net investment assets of the individual on January 1, 2020). The deemed return will be adjusted annually on the basis of historic market yields.

Non-residents of the Netherlands

A holder of New Securities will not be treated as a resident of the Netherlands by reason only of the holding of New Securities or the execution, performance, delivery and/or enforcement of the New Securities.

A holder who is not a resident of the Netherlands, nor deemed to be a resident, is not taxable on income derived from the New Securities and capital gains realized upon the disposal or redemption of the New Securities, except if:

(i)	such holder derives profits from an enterprise, whether as entrepreneur (ondernemer) or pursuant to a co-entitlement to the net worth of the enterprise, other than as an entrepreneur or a shareholder, which enterprise is, in whole or in part, carried on through a (deemed) permanent establishment (vaste inrichting) or a permanent representative (vaste vertegenwoordiger) that is taxable in the Netherlands, to which the New Securities are attributable;

(ii)	the holder is an individual and derives benefits from miscellaneous activities (overige werkzaamheden) carried out in the Netherlands in respect of the New Securities, including without limitation activities which are beyond the scope of active portfolio investment activities;

(iii)	the holder is not an individual and is entitled to a share in the profits of an enterprise or a co-entitlement to the net worth of an enterprise, which is effectively managed in the Netherlands, other than by way of securities, and to which enterprise the New Securities are attributable; or

(iv)	the holder is an individual and is entitled to a share in the profits of an enterprise that is effectively managed in the Netherlands, other than by way of securities, and to which enterprise the New Securities are attributable.

Dutch Gift and Inheritance Taxes

No Dutch gift or inheritance taxes are due in respect of any gift of Notes by, or inheritance of the Notes on the death of a holder, except if:

(i)	at the time of the gift or death of the holder, the holder is a resident, or is deemed to be a resident, of the Netherlands or the transfer is otherwise construed as a gift or inheritance made by, or on behalf of, a person who, at the time of the gift or death, is or is deemed to be a resident of the Netherlands;

(ii)	the holder dies within 180 days after the date of the gift of the Notes and is not, or not deemed to be, at the time of the gift, but is, or deemed to be, at the time of his or her death, a resident of the Netherlands; or

(iii)	the gift of the Notes is made under a condition precedent and the holder is a resident.

For purposes of Dutch gift and inheritance taxes, among others, a person that holds Dutch nationality will be deemed to be a resident of the Netherlands if such person has been resident in the Netherlands at any time during the ten years preceding the date of the gift or such person’s death. Additionally, for purposes of Dutch gift tax, among others, a person not holding the Dutch nationality will be deemed to be a resident of the Netherlands if such person has been resident in the Netherlands at any time during the twelve months preceding the date of the gift.

Other taxes and duties

No other Dutch taxes, including value-added tax (VAT) and taxes of a documentary nature, such as capital tax, stamp or registration tax or duty, are payable by or on behalf of a holder of the New Securities by reason only of the purchase, ownership and disposal of the New Securities.

Plan of Distribution

Each broker-dealer participating in the exchange offer must deliver a prospectus meeting the requirements of the Securities Act and other applicable (European) prospectus legislation in connection with any resale of the New Securities received in exchange for Old Securities that were acquired as a result of market-making activities or other trading activities. By acknowledging this obligation and delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

A broker-dealer may use this prospectus, as it may be amended or supplemented from time to time, in connection with resales of New Securities received in exchange for Old Securities where the broker-dealer acquired the Old Securities as a result of market-making activities or other trading activities. We have agreed to make this prospectus available to any broker-dealer for up to 180 days after the registration statement is declared effective (subject to extension under certain circumstances) for use in connection with any such resale.

Neither PGF nor Petrobras will receive any proceeds from any sale of New Securities by broker-dealers. New Securities that broker-dealers receive for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Securities or a combination of such methods of resale, at market prices prevailing at the time of resale. These transactions may be at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such New Securities. Any broker-dealer that resells New Securities that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such New Securities may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of New Securities and any commission or concessions that any such persons receive may be deemed to be underwriting compensation under the Securities Act. However, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

We have agreed to pay all expenses incidental to the exchange offer, but we will not pay any broker-dealer commissions or concessions. We will indemnify the holders of the Old Securities, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

By accepting the exchange offer, each broker-dealer that receives New Securities in the exchange offer agrees that it will stop using the prospectus if it receives notice from us of any event that makes any statement in this prospectus false in any material respect or which requires any changes in this prospectus in order to make the statements true.

We are delivering copies of this prospectus in electronic form through the facilities of DTC. You may obtain paper copies of the prospectus by contacting the Luxembourg listing agent at its address specified on the inside back cover of this prospectus. By participating in the exchange offer, you will be consenting to electronic delivery of these documents.

The New Securities are new issues of securities with no established trading market. PGF intends to have the New Securities approved for listing on the Official List of the Luxembourg Stock Exchange and to trade on the Euro MTF Market of such exchange. PGF also intends to apply to have the New Securities approved for listing on the NYSE. We cannot assure you that these applications will be accepted or that an active market for the New Securities will exist at any time and, if any such market develops, we cannot assure you as to the liquidity of such a market.

Difficulties of Enforcing Civil Liabilities Against Non U.S. Persons

Petrobras

Petrobras is a sociedade de economia mista (mixed-capital company), a public sector company with some private sector ownership, established under the laws of Brazil. All of its executive officers and directors and certain advisors named herein reside in Brazil. In addition, substantially all of its assets and those of its executive officers, directors and certain advisors named herein are located in Brazil. As a result, it may not be possible for investors to effect service of process upon Petrobras or its executive officers, directors and advisors named herein within the United States or other jurisdictions outside Brazil or to enforce against Petrobras or its executive officers, directors and advisers named herein judgments obtained in the United States or other jurisdictions outside Brazil. In addition, it may not be possible for you to enforce a judgment of a United States court for civil liability based upon the United States federal securities laws against any of those persons outside the United States.

Ms. Taísa Oliveira Maciel, Petrobras’s general counsel, has advised Petrobras that, subject to the requirements described below, judgments of United States courts for civil liabilities based upon the United States federal securities laws may be enforced in Brazil. A judgment against Petrobras or the other persons described above obtained outside Brazil would be enforceable in Brazil, without reconsideration of the merits, only if the judgment satisfies certain requirements and receives confirmation from the Brazilian Superior Court of Justice (Superior Tribunal de Justiça). The foreign judgment will only be confirmed if:

•	it fulfills all formalities required for its enforceability under the laws of the country where the foreign judgment is granted;

•	it is for the payment of a sum certain of money;

•	it was issued by a competent court in the jurisdiction where the judgment was awarded after service of process was properly made in accordance with applicable law;

•	it is not subject to appeal;

•	it must be apostilled by a competent authority of the State from which the document emanates according to the Hague Convention of 5 October 1961 Abolishing the Requirement of Legalisation for Foreign Public Documents or, if such State is not signatory of the Hague Convention, it must be duly authenticated by a competent Brazilian consulate;

•	it is authenticated by a Brazilian consular office in the country where it was issued, and is accompanied by a sworn translation into Portuguese, unless an exemption is provided by an international treaty to which Brazil is a signatory; and

•	it is not contrary to Brazilian national sovereignty, public policy or good morals.

Notwithstanding the foregoing, no assurance can be given that such confirmation would be obtained, that the process described above could be conducted in a timely manner or that a Brazilian court would enforce a monetary judgment for violation of the U.S. securities laws with respect to any securities issued by Petrobras.

Ms. Taísa Oliveira Maciel has also advised Petrobras that:

•	original actions based on the U.S. federal securities laws may be brought in Brazilian courts and that, subject to Brazilian public policy and national sovereignty, Brazilian courts may enforce liabilities in such actions against Petrobras, certain of its directors and officers and the advisors named herein;

•	if an investor resides outside Brazil and owns no real property in Brazil, he or she must provide a bond sufficient to guarantee court costs and legal fees, including the defendant’s attorneys’ fees, as determined by the Brazilian court, in connection with litigation in Brazil, except: (1) when an exemption is provided by an international agreement or treaty that Brazil is a signatory; (2) in the case of claims for collection on a título executivo extrajudicial (an instrument which may be enforced in Brazilian courts without a review on the merits), in the case of the enforcement of a foreign judgment which has been confirmed by the Brazilian Superior Court of Justice; or (3) counterclaims as established, according to Article 83 of the Brazilian Code of Civil Procedure (Código de Processo Civil);

•	Brazilian law limits an investor’s ability as a judgment creditor of Petrobras to satisfy a judgment against Petrobras by attaching its gas and oil reserves, as Petrobras does not own any of the crude oil and natural gas reserves in Brazil. Under Brazilian law, the Brazilian government owns all crude oil and natural gas reserves in Brazil;

•	a law has been enacted in Brazil to regulate judicial and extrajudicial reorganization and liquidation of business companies. Such law revoked the previous Brazilian Bankruptcy law. The new law is not applicable to mixed capital companies, such as Petrobras, and does not provide whether the federal government of Brazil is liable for Petrobras’s obligations in the event of bankruptcy; and

•	certain of Petrobras’s exploration and production assets may be subject to reversion to the Brazilian government under Petrobras’s concession agreements. Such assets, under certain circumstances, may not be subject to attachment or execution.

PGF

PGF is duly incorporated as a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) under the laws of the Netherlands. All of the directors of PGF reside outside the United States. PGF has no assets and all or a substantial portion of the assets of PGF’s directors are located outside of the United States. As a result, it may be difficult for investors to effect service of process within the United States upon PGF or such persons or to enforce, in the United States courts, judgment against PGF or such persons or judgments obtained in such courts predicated upon the civil liability provisions of the federal securities laws of the United States.

PGF has been advised by its special Dutch counsel, NautaDutilh N.V., that a judgment rendered by a federal or state court in New York, or a “New York Court,” cannot be enforced in the Netherlands for the reason that the United States and the Netherlands currently do not have a treaty providing for the reciprocal recognition and enforcement of judgments (other than arbitration awards) in civil and commercial matters. In order to obtain a judgment that can be enforced in the Netherlands, the dispute will have to be re-litigated before the competent Dutch court. If a person has obtained a final and conclusive judgment for the payment of money rendered by the New York Court which is enforceable in the United States, the person will be required to file its claim with the court of competent jurisdiction in the Netherlands. Such party may submit to the Dutch court the final judgement rendered by the New York Court. The Dutch court will have discretion to attach such weight to this final judgment as it deems appropriate. The Dutch court can be expected to adjudicate substantial importance to such judgment without full re-examination or full re-litigation of the substantive matters adjudicated thereby (marginale toetsing), to the extent (i) the New York Court accepted jurisdiction in the matter on the basis of an internationally recognized ground to accept jurisdiction, (ii) the proceedings before such court have complied with the principles proper procedure and fair trail (behoorlijke rechtspleging), (iii) such judgment does not conflict with the public policy (openbare orde) of the Netherlands and (iv) such judgment not being incompatible with a judgment given between the same parties by a Dutch court or with a prior judgment given between the same parties by a foreign court in a dispute concerning the same subject matter and based on the same cause of action, provided such prior judgment is recognizable in the Netherlands.

The enforcement in a Dutch court of judgments rendered by a court in the United States is subject to the Dutch rules of civil procedure. Judgments may be rendered in a foreign currency but enforcement is executed in Euro at the applicable rate of exchange. Enforcement of obligations in the Netherlands will be subject to the nature of remedies available in the Dutch courts. The taking of current proceedings in more than one jurisdiction may be disallowed by the Dutch courts, but such courts have the power to stay proceedings if concurrent proceedings are being brought elsewhere.

Subject to the foregoing and service of process in accordance with applicable treaties and rules, investors may be able to enforce in the Netherlands judgments in civil and commercial matters obtained from U.S. federal or state courts. However, no assurance can be given that those judgments will be enforceable and, in particular, awards of punitive damages in actions brought in the United States or elsewhere may be unenforceable in the Netherlands. In addition, there can be no assurance that a Dutch court would accept jurisdiction and impose civil liability in an original action commenced in the Netherlands and predicated solely upon U.S. federal securities laws.

Validity of Securities

Certain legal matters with respect to Dutch law will be passed upon for PGF by NautaDutilh N.V., special Dutch counsel for PGF. Certain legal matters with respect to Brazilian law will be passed upon for Petrobras by Ms. Taísa Oliveira Maciel, Petrobras’s general counsel. The validity of the New Securities, the indenture and the guaranty and certain legal matters with respect to U.S. federal law will be passed upon for PGF and Petrobras by Cleary Gottlieb Steen & Hamilton LLP, special U.S. counsel for PGF and Petrobras.

Experts

With respect to the unaudited consolidated interim financial information of Petrobras as of March 31, 2020 and for the three-month period ended March 31, 2020 and 2019, incorporated by reference herein, KPMG Auditores Independentes, an independent registered public accounting firm, reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report included in the Petrobras Form 6-K furnished to the SEC on May 15, 2020 and incorporated by reference herein, states that they did not audit and they do not express an opinion on that unaudited consolidated interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. The accountants are not subject to the liability provisions of Section 11 of the Securities Act for their report on the unaudited consolidated interim financial information because that report is not a ‘report’ or a ‘part’ of the registration statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Securities Act.

The consolidated financial statements of Petrobras as of December 31, 2019 and 2018 and for the years ended December 31, 2019, 2018 and 2017 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2019 (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated herein by reference to the Annual Report on Form 20-F filed with the SEC on March 23, 2020, as amended by Amendment No. 1 on Form 20-F/A filed with the SEC on April 21, 2020, have been so incorporated in reliance on the reports of KPMG Auditores Independentes, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Certain oil and gas reserve data incorporated by reference in this prospectus and the registration statement by reference to the 2019 Form 20-F were reviewed by DeGolyer and MacNaughton as indicated therein, in reliance upon the authority of such firm as expert in estimating proved oil and gas reserves.

Listing and General Information

1.	PGF intends to apply to have the New Securities listed on the Official List of the Luxembourg Stock Exchange and to trading on the Euro MTF Market of the Luxembourg Stock Exchange. We cannot assure you that this application will be accepted.

2.	PGF expects the New Securities to be accepted for clearance and settlement through DTC, Euroclear and Clearstream at or prior to the settlement date of the exchange offer. The CUSIP and ISIN numbers for the New Securities are as follows:

Global Note
CUSIP	71647N BE8
ISIN	US71647NBE85

3.	We have obtained all necessary consents, approvals and authorizations in connection with the issuance and performance of the New Securities. Resolutions of PGF’s board of managing directors, dated June 30, 2020, authorized the issuance of the New Securities. Resolutions of Petrobras’s board of directors, dated June 24, 2020, authorized the execution and delivery of the guaranty.

4.	Except as disclosed in this prospectus, since March 31, 2020, there has been no material adverse change (or any development or event involving a prospective change of which we are or might reasonably be expected to be aware) which is materially adverse to Petrobras’s financial condition and that of its subsidiaries taken as a whole.

5.	Except as described in this prospectus, including the documents incorporated by reference herein, there are no pending actions, suits or proceedings against or affecting Petrobras or any of its subsidiaries or any of its respective properties, which, if determined adversely to Petrobras or any such subsidiary, would individually or in the aggregate have an adverse effect on its financial condition and that of its subsidiaries taken as a whole or would adversely affect its ability to perform its obligations under the New Securities or which are otherwise material in the context of the issue of the New Securities, and, to the best of our knowledge, no such actions, suits or proceedings are threatened.

6.	The New Securities will be fully and unconditionally guaranteed by Petrobras.

7.	PGF’s registered office is located at Weena 762, 9th floor, room A, 3014 DA Rotterdam, The Netherlands, and our telephone number is +31 (0) 10 206-7000. Petrobras’ principal executive office is located at Avenida República do Chile, 65 — 10th Floor, 20031-912—Rio de Janeiro, RJ, Brazil (telephones: +55 (21) 3224-1510 or +55 (21) 3224-9947).

Issuer

Petrobras Global Finance B.V.

Weena 762, 3014 DA

Rotterdam

The Netherlands

GUARANTOR

Petróleo Brasileiro S.A. — Petrobras

Avenida República do Chile, 65
20031-912 — Rio de Janeiro

RJ, Brazil

INDENTURE TRUSTEE, REGISTRAR, PRINCIPAL PAYING AND TRANSFER AGENT

The Bank of New Mellon

240 Greenwich Street, Floor 7E,

New York, New York 10286

United States of America

LUXEMBOURG LISTING AGENT

The Bank of New York Mellon SA/NV, Luxembourg Branch

Vertigo Building-Polaris

2-4 rue Eugène Ruppert, L-2453

Grand Duchy of Luxembourg

EXCHANGE AGENT
The Bank of New Mellon

111 Sanders Creek Parkway

East Syracuse, New York, 13057

United States of America

LEGAL ADVISORS

To the Issuer and Guarantor as to

U.S. Federal and New York Law:	Dutch Law:
Cleary Gottlieb Steen & Hamilton LLP	NautaDutilh N.V.
One Liberty Plaza	Beethovenstraat 400
New York, New York 10006	1082 PR Amsterdam
United States of America	The Netherlands

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers

Article 23, Section 1 of Petrobras’s by-laws requires it to defend its senior management in administrative and legal proceedings and maintain insurance coverage to protect senior management from liability arising from the performance of the senior manager’s functions. Petrobras maintains an insurance policy covering losses and expenses arising from management actions taken by the directors and officers of Petrobras and its subsidiaries, including PGF, in their capacity as such.

Neither PGF’s Articles of Association nor the laws of the Netherlands provide for indemnification of directors or officers.

Item 21.	Exhibits and Financial Statement Schedules

(a) Exhibits

3.1	Amended Bylaws of Petróleo Brasileiro S.A.-Petrobras, dated as of March 4, 2020 (incorporated by reference to Exhibit 1.1 to the Annual Report on Form 20-F of Petrobras, filed with the Securities and Exchange Commission on March 23, 2020 (File No. 001-15106).
4.1	Indenture, dated as of December 15, 2006, between Petrobras International Finance Company and The Bank of New York, as Trustee (incorporated by reference to Exhibit 4.9 to the Registration Statement of Petrobras and Petrobras International Finance Company on Form F-3, filed with the Securities and Exchange Commission on December 18, 2006 (File Nos. 333-139459 and 333-139459-01)).
4.2	Fourth Supplemental Indenture, dated as of October 30, 2009, among Petrobras International Finance Company, Petrobras and The Bank of New York Mellon, as Trustee, relating to the 6.875% Global Notes due 2040 (incorporated by reference to Exhibit 2.36 to the Annual Report on Form 20-F of Petrobras and Petrobras International Finance Company, filed with the Securities and Exchange Commission on May 20, 2010 (File Nos. 001-15106 and 001-33121)).
4.3	Guaranty for the 6.875% Global Notes due 2040, dated as of October 30, 2009, between Petrobras and The Bank of New York Mellon, as Trustee (incorporated by reference to Exhibit 2.38 to the Annual Report on Form 20-F of Petrobras and Petrobras International Finance Company, filed with the Securities and Exchange Commission on May 20, 2010 (File Nos. 001-15106 and 001-33121)).
4.5	Transfer of Rights Agreement, dated as of September 3, 2010, among Petrobras, the Brazilian Federal Government and the National Petroleum, Natural Gas and Biofuels Agency (incorporated by reference to Exhibit 2.47 to the Annual Report on Form 20-F of Petrobras and Petrobras International Finance Company, filed with the Securities and Exchange Commission on May 26, 2011 (File Nos. 001-15106 and 001-33121)).
4.6	Ninth Supplemental Indenture, dated as of December 9, 2011, among Petrobras International Finance Company, Petrobras, The Bank of New York Mellon, as Trustee, The Bank of New York Mellon, London Branch, as Principal Paying Agent and The Bank of New York Mellon (Luxembourg) S.A., as Luxembourg Paying Agent, relating to the 5.875% Global Notes due 2022 (incorporated by reference to Exhibit 4.5 to Form 6-K of Petrobras and Petrobras International Finance Company, furnished to the Securities and Exchange Commission on December 9, 2011 (File Nos. 001-15106 and 001-33121)).
4.7	Guaranty for the 5.875% Global Notes due 2022, dated as of December 9, 2011, between Petrobras and The Bank of New York Mellon, as Trustee (incorporated by reference to Exhibit 4.4 to Form 6-K of Petrobras and Petrobras International Finance Company, furnished to the Securities and Exchange Commission on December 9, 2011 (File Nos. 001-15106 and 001-33121)).
4.8	Tenth Supplemental Indenture, dated as of December 12, 2011, among Petrobras International Finance Company, Petrobras, The Bank of New York Mellon, as Trustee, The Bank of New York Mellon, London Branch, as Principal Paying Agent and The Bank of New York Mellon (Luxembourg) S.A., as Luxembourg Paying Agent, relating to the 6.250% Global Notes due 2026 (incorporated by reference to Exhibit 4.2 to Form 6-K of Petrobras and Petrobras International Finance Company, furnished to the Securities and Exchange Commission on December 12, 2011 (File Nos. 001-15106 and 001-33121)).
4.9	Guaranty for the 6.250% Global Notes due 2026, dated as of December 12, 2011, between Petrobras and The Bank of New York Mellon, as Trustee (incorporated by reference to Exhibit 4.1 to Form 6-K of Petrobras and Petrobras International Finance Company, furnished to the Securities and Exchange Commission on December 12, 2011 (File Nos. 001-15106 and 001-33121)).
4.10	Further Amended and Restated Deposit Agreement, dated as of January 2, 2020, among Petrobras, JPMorgan Chase Bank, N.A., as depositary, and registered holders and beneficial owners from time to time of the ADSs, representing the common shares of Petrobras, and Form of ADR evidencing ADSs representing the common shares of Petrobras.

4.11	Further Amended and Restated Deposit Agreement, dated as of January 2, 2020, among Petrobras, JPMorgan Chase Bank, N.A., as depositary, and registered holders and beneficial owners from time to time of the ADSs, representing the preferred shares of Petrobras, and Form of ADR evidencing ADSs representing the preferred shares of Petrobras.
4.12	Amended and Restated Sixth Supplemental Indenture, dated as of February 6, 2012, among Petrobras International Finance Company, Petrobras and The Bank of New York Mellon, as Trustee, relating to the 5.375% Global Notes due 2021 (incorporated by reference to Exhibit 4.2 to Form 6-K of Petrobras and Petrobras International Finance Company, furnished to the Securities and Exchange Commission on February 6, 2012 (File Nos. 001-15106 and 001-33121)).
4.13	Amended and Restated Seventh Supplemental Indenture, dated as of February 6, 2012, among Petrobras International Finance Company, Petrobras and The Bank of New York Mellon, as Trustee, relating to the 6.750% Global Notes due 2041 (incorporated by reference to Exhibit 4.5 to Form 6-K of Petrobras and Petrobras International Finance Company, furnished to the Securities and Exchange Commission on February 6, 2012 (File Nos. 001-15106 and 001-33121)).
4.14	Amended and Restated Guaranty for the 5.375% Global Notes due 2021, dated as of February 6, 2012, between Petrobras and The Bank of New York Mellon, as Trustee (incorporated by reference to Exhibit 4.1 to Form 6-K of Petrobras and Petrobras International Finance Company, furnished to the Securities and Exchange Commission on February 6, 2012 (File Nos. 001-15106 and 001-33121)).
4.15	Amended and Restated Guaranty for the 6.750% Global Notes due 2041, dated as of February 6, 2012, between Petrobras and The Bank of New York Mellon, as Trustee (incorporated by reference to Exhibit 4.4 to Form 6-K of Petrobras and Petrobras International Finance Company, furnished to the Securities and Exchange Commission on February 6, 2012 (File Nos. 001-15106 and 001-33121)).
4.16	Sixth Supplemental Indenture, dated as of February 10, 2012, among Petrobras International Finance Company, Petrobras and The Bank of New York Mellon, as Trustee (incorporated by reference to Exhibit 2.11 to the Annual Report on Form 20-F of Petrobras and Petrobras International Finance Company, filed with the Securities and Exchange Commission on April 2, 2012 (File Nos. 001-15106 and 001-33121)).
4.17	Thirteenth Supplemental Indenture, dated as of February 10, 2012, among Petrobras International Finance Company, Petrobras and The Bank of New York Mellon, as Trustee (incorporated by reference to Exhibit 2.60 to the Annual Report on Form 20-F of Petrobras and Petrobras International Finance Company, filed with the Securities and Exchange Commission on April 2, 2012 (File Nos. 001-15106 and 001-33121)).
4.18	Indenture, dated as of August 29, 2012, between Petrobras Global Finance B.V. and The Bank of New York Mellon, as Trustee (incorporated by reference to Exhibit 4.5 to the Registration Statement on Form F-3 of Petrobras, Petrobras International Finance Company and Petrobras Global Finance B.V., filed with the Securities and Exchange Commission on August 29, 2012 (File Nos. 333-183618, 333-183618-01 and 333-183618-02)).
4.19	Second Supplemental Indenture, dated as of October 1, 2012, among Petrobras Global Finance B.V., Petrobras, The Bank of New York Mellon, as Trustee, The Bank of New York Mellon, London Branch, as principal paying agent, and The Bank of New York Mellon (Luxembourg) S.A., as Luxembourg paying agent, relating to the 4.25% Global Notes due 2023 (incorporated by reference to Exhibit 4.5 to Form 6-K of Petrobras, furnished to the Securities and Exchange Commission on October 1, 2012 (File No. 001-15106)).
4.20	Third Supplemental Indenture, dated as of October 1, 2012, among Petrobras Global Finance B.V., Petrobras, The Bank of New York Mellon, as Trustee, The Bank of New York Mellon, London Branch, as principal paying agent, and The Bank of New York Mellon (Luxembourg) S.A., as Luxembourg paying agent, relating to the 5.375% Global Notes due 2029 (incorporated by reference to Exhibit 4.8 to Form 6-K of Petrobras, furnished to the Securities and Exchange Commission on October 1, 2012 (File No. 001-15106)).
4.21	Guaranty for the 4.25% Global Notes due 2023, dated as of October 1, 2012, between Petrobras and The Bank of New York Mellon, as Trustee (incorporated by reference to Exhibit 4.4 to Form 6-K of Petrobras, furnished to the Securities and Exchange Commission on October 1, 2012 (File No. 001-15106)).
4.22	Guaranty for the 5.375% Global Notes due 2029, dated as of October 1, 2012, between Petrobras and The Bank of New York Mellon, as Trustee (incorporated by reference to Exhibit 4.7 to Form 6-K of Petrobras, furnished to the Securities and Exchange Commission on October 1, 2012 (File No. 001-15106)).
4.23	Sixth Supplemental Indenture, dated as of May 20, 2013, between Petrobras Global Finance B.V., Petrobras and The Bank of New York Mellon, as Trustee, relating to the 4.375% Global Notes due 2023 (incorporated by reference to Exhibit 4.8 to Form 6-K of Petrobras, furnished to the Securities and Exchange Commission on May 20, 2013 (File No. 001-15106)).
4.24	Seventh Supplemental Indenture, dated as of May 20, 2013, between Petrobras Global Finance B.V., Petrobras and The Bank of New York Mellon, as Trustee, relating to the 5.625% Global Notes due 2043 (incorporated by reference to Exhibit 4.11 to Form 6-K of Petrobras, furnished to the Securities and Exchange Commission on May 20, 2013 (File No. 001-15106)).
4.25	Guaranty for the 4.375% Global Notes due 2023, dated as of May 20, 2013, between Petrobras and The Bank of New York Mellon, as Trustee (incorporated by reference to Exhibit 4.7 to Form 6-K of Petrobras, furnished to the Securities and Exchange Commission on May 20, 2013 (File No. 001-15106)).
4.26	Guaranty for the 5.625% Global Notes due 2043, dated as of May 20, 2013, between Petrobras and The Bank of New York Mellon, as Trustee (incorporated by reference to Exhibit 4.10 to Form 6-K of Petrobras, furnished to the Securities and Exchange Commission on May 20, 2013 (File No. 001-15106)).
4.27	Production Sharing Agreement, dated as of December 2, 2013, among Petrobras, Shell Brasil Petróleo Ltda., Total E&P do Brasil Ltda., CNODC Brasil Petróleo e Gás Ltda. and CNOOC Petroleum Brasil Ltda., the Brazilian Federal Government, Pré-Sal Petróleo S.A.—PPSA and the National Petroleum, Natural Gas and Biofuels Agency (incorporated by reference to the Annual Report on Form 20-F of Petrobras, filed with the Securities and Exchange Commission on April 30, 2014 (File No. 001-15106)).

4.28	Eleventh Supplemental Indenture, dated as of January 14, 2014, among Petrobras Global Finance B.V., Petrobras, The Bank of New York Mellon, as Trustee, The Bank of New York Mellon, London Branch, as principal paying agent, and The Bank of New York Mellon (Luxembourg) S.A., as Luxembourg paying agent, relating to the 3.750% Global Notes due 2021 (incorporated by reference to Exhibit 4.5 to Form 6-K of Petrobras, furnished to the Securities and Exchange Commission on January 14, 2014 (File No. 001-15106)).
4.29	Twelfth Supplemental Indenture, dated as of January 14, 2014, among Petrobras Global Finance B.V., Petrobras, The Bank of New York Mellon, as Trustee, The Bank of New York Mellon, London Branch, as principal paying agent, and The Bank of New York Mellon (Luxembourg) S.A., as Luxembourg paying agent, relating to the 4.750% Global Notes due 2025 (incorporated by reference to Exhibit 4.8 to Form 6-K of Petrobras, furnished to the Securities and Exchange Commission on January 14, 2014 (File No. 001-15106)).
4.30	Thirteenth Supplemental Indenture, dated as of January 14, 2014, among Petrobras Global Finance B.V., Petrobras, The Bank of New York Mellon, as Trustee, The Bank of New York Mellon, London Branch, as principal paying agent, and The Bank of New York Mellon (Luxembourg) S.A., as Luxembourg paying agent, relating to the 6.625% Global Notes due 2034 (incorporated by reference to Exhibit 4.11 to Form 6-K of Petrobras, furnished to the Securities and Exchange Commission on January 14, 2014 (File No. 001-15106)).
4.31	Guaranty for the 3.750% Global Notes due 2021, dated as of January 14, 2014, between Petrobras and The Bank of New York Mellon, as Trustee (incorporated by reference to Exhibit 4.4 to Form 6-K of Petrobras, furnished to the Securities and Exchange Commission on January 14, 2014 (File No. 001-15106)).
4.32	Guaranty for the 4.750% Global Notes due 2025, dated as of January 14, 2014, between Petrobras and The Bank of New York Mellon, as Trustee (incorporated by reference to Exhibit 4.7 to Form 6-K of Petrobras, furnished to the Securities and Exchange Commission on January 14, 2014 (File No. 001-15106)).
4.33	Guaranty for the 6.625% Global Notes due 2034, dated as of January 14, 2014, between Petrobras and The Bank of New York Mellon, as Trustee (incorporated by reference to Exhibit 4.10 to Form 6-K of Petrobras, furnished to the Securities and Exchange Commission on January 14, 2014 (File No. 001-15106)).
4.34	Sixteenth Supplemental Indenture, dated as of March 17, 2014, among Petrobras Global Finance B.V., Petrobras and The Bank of New York Mellon, as Trustee, relating to the 6.250% Global Notes due 2024 (incorporated by reference to Exhibit 4.8 to Form 6-K of Petrobras, furnished to the Securities and Exchange Commission on March 17, 2014 (File No. 001-15106)).
4.35	Seventeenth Supplemental Indenture, dated as of March 17, 2014, among Petrobras Global Finance B.V., Petrobras and The Bank of New York Mellon, as Trustee, relating to the 7.250% Global Notes due 2044 (incorporated by reference to Exhibit 4.11 to Form 6-K of Petrobras, furnished to the Securities and Exchange Commission on March 17, 2014 (File No. 001-15106)).
4.36	Nineteenth Supplemental Indenture, dated as of March 17, 2014, among Petrobras Global Finance B.V., Petrobras and The Bank of New York Mellon, as Trustee, relating to the Floating Rate Global Notes due 2020 (incorporated by reference to Exhibit 4.17 to Form 6-K of Petrobras, furnished to the Securities and Exchange Commission on March 17, 2014 (File No. 001-15106)).
4.37	Guaranty for the 6.250% Global Notes due 2024, dated as of March 17, 2014, between Petrobras and The Bank of New York Mellon, as Trustee (incorporated by reference to Exhibit 4.7 to Form 6-K of Petrobras, furnished to the Securities and Exchange Commission on March 17, 2014 (File No. 001-15106)).
4.38	Guaranty for the 7.250% Global Notes due 2044, dated as of March 17, 2014, between Petrobras and The Bank of New York Mellon, as Trustee (incorporated by reference to Exhibit 4.10 to Form 6-K of Petrobras, furnished to the Securities and Exchange Commission on March 17, 2014 (File No. 001-15106)).
4.39	Guaranty for the Floating Rate Global Notes due 2020, dated as of March 17, 2014, between Petrobras and The Bank of New York Mellon, as Trustee (incorporated by reference to Exhibit 4.16 to Form 6-K of Petrobras, furnished to the Securities and Exchange Commission on March 17, 2014 (File No. 001-15106)).
4.40	Seventh Supplemental Indenture, dated as of December 28, 2014, among Petrobras International Finance Company S.A., Petrobras Global Finance B.V., Petrobras and The Bank of New York Mellon, as Trustee (incorporated by reference to Exhibit 4.1 to Form 6-K of Petrobras, furnished to the Securities and Exchange Commission on January 15, 2015 (File No. 001-15106)).
4.41	Fourteenth Supplemental Indenture, dated as of December 28, 2014, among Petrobras International Finance Company S.A., Petrobras Global Finance B.V., Petrobras and The Bank of New York Mellon, as Trustee (incorporated by reference to Exhibit 4.2 to Form 6-K of Petrobras, furnished to the Securities and Exchange Commission on January 15, 2015 (File No. 001-15106)).
4.42	First Amendment to the Guaranties, dated as of December 28, 2014, between Petrobras and The Bank of New York Mellon, as Trustee (incorporated by reference to Exhibit 4.3 to Form 6-K of Petrobras, furnished to the Securities and Exchange Commission on January 15, 2015 (File No. 001-15106)).
4.43	Twentieth Supplemental Indenture, dated as of June 5, 2015, among Petrobras Global Finance B.V., Petrobras and The Bank of New York Mellon, as Trustee, relating to the 6.850% Global Notes due 2115 (incorporated by reference to Exhibit 4.2 to Form 6-K of Petrobras, furnished to the Securities and Exchange Commission on June 5, 2015 (File No. 001-15106)).
4.44	Guaranty for the 6.850% Global Notes due 2115, dated as of June 5, 2015, between Petrobras and The Bank of New York Mellon, as Trustee (incorporated by reference to Exhibit 4.1 to Form 6-K of Petrobras, furnished to the Securities and Exchange Commission on June 5, 2015 (File No. 001-15106)).
4.45	Twenty-First Supplemental Indenture, dated as of May 23, 2016, among Petrobras Global Finance B.V., Petrobras and The Bank of New York Mellon, relating to the 8.375% Global Notes due 2021 (incorporated by reference to Exhibit 4.2 to Form 6-K of Petrobras, furnished to the Securities and Exchange Commission on May 23, 2016 (File No. 01-15106)).

4.46	Amended and Restated Twenty-First Supplemental Indenture, dated as of July 13, 2016, among Petrobras Global Finance B.V., Petrobras and The Bank of New York Mellon, relating to the 8.375% Global Notes due 2021 (incorporated by reference to Exhibit 4.2 to Form 6-K of Petrobras, furnished to the Securities and Exchange Commission on July 13, 2016 (File No. 01-15106)).
4.47	Twenty-Second Supplemental Indenture, dated as of May 23, 2016, among Petrobras Global Finance B.V., Petrobras and The Bank of New York Mellon, relating to the 8.750% Global Notes due 2026 (incorporated by reference to Exhibit 4.5 to Form 6-K of Petrobras, furnished to the Securities and Exchange Commission on May 23, 2016 (File No. 01-15106)).
4.48	Amended and Restated Twenty-Second Supplemental Indenture, dated as of July 13, 2016, among Petrobras Global Finance B.V., Petrobras and The Bank of New York Mellon, relating to the 8.750% Global Notes due 2026 (incorporated by reference to Exhibit 4.5 to Form 6-K of Petrobras, furnished to the Securities and Exchange Commission on July 13, 2016 (File No. 01-15106)).
4.49	Twenty-Third Supplemental Indenture, dated as of January 17, 2017, among Petrobras Global Finance B.V., Petrobras and The Bank of New York Mellon, relating to the 6.125% Global Notes due 2022 (incorporated by reference to Exhibit 4.2 to Form 6-K of Petrobras, furnished to the Securities and Exchange Commission on January 17, 2017 (File No. 01-15106)).
4.50	Twenty-Fourth Supplemental Indenture, dated as of January 17, 2017, among Petrobras Global Finance B.V., Petrobras and The Bank of New York Mellon, relating to the 7.375% Global Notes due 2027 (incorporated by reference to Exhibit 4.5 to Form 6-K of Petrobras, furnished to the Securities and Exchange Commission on January 17, 2017 (File No. 01-15106)).
4.51	Guaranty for the 8.375% Global Notes due 2021, dated as of May 23, 2016, between Petrobras and The Bank of New York Mellon, as Trustee (incorporated by reference to Exhibit 4.1 to Form 6-K of Petrobras, furnished to the Securities and Exchange Commission on May 23, 2016 (File No. 01-15106)).
4.52	Amended and Restated Guaranty for the 8.375% Global Notes due 2021, dated as of July 13, 2016, between Petrobras and The Bank of New York Mellon, as Trustee (incorporated by reference to Exhibit 4.1 to Form 6-K of Petrobras, furnished to the Securities and Exchange Commission on July 13, 2016 (File No. 01-15106)).
4.53	Guaranty for the 8.750% Global Notes due 2026, dated as of May 23, 2016, between Petrobras and The Bank of New York Mellon, as Trustee (incorporated by reference to Exhibit 4.4 to Form 6-K of Petrobras, furnished to the Securities and Exchange Commission on May 23, 2016 (File No. 01-15106)).
4.54	Amended and Restated Guaranty for the 8.750% Global Notes due 2026, dated as of July 13, 2016, between Petrobras and The Bank of New York Mellon, as Trustee (incorporated by reference to Exhibit 4.4 to Form 6-K of Petrobras, furnished to the Securities and Exchange Commission on July 13, 2016 (File No. 01-15106)).
4.55	Amended and Restated Guaranty for the 6.125% Global Notes due 2022, dated as of May 22, 2017, between Petrobras and The Bank of New York Mellon, as Trustee (incorporated by reference to Exhibit 4.1 to Form 6-K of Petrobras, furnished to the Securities and Exchange Commission on May 22, 2017 (File No. 01-15106)).
4.56	Amended and Restated Guaranty for the 7.375% Global Notes due 2027, dated as of May 22, 2017, between Petrobras and The Bank of New York Mellon, as Trustee (incorporated by reference to Exhibit 4.4 to Form 6-K of Petrobras, furnished to the Securities and Exchange Commission on May 22, 2017 (File No. 01-15106)).
4.57	Amended and Restated Twenty-Third Supplemental Indenture, dated as of January 17, 2017, among Petrobras Global Finance B.V., Petrobras and The Bank of New York Mellon, relating to the 6.125% Global Notes due 202 (incorporated by reference to Exhibit 4.2 to Form 6-K of Petrobras, furnished to the Securities and Exchange Commission on May 22, 2017 (File No. 01-15106)).
4.58	Amended and Restated Twenty-Fourth Supplemental Indenture, dated as of May 22, 2017, among Petrobras Global Finance B.V., Petrobras and The Bank of New York Mellon, relating to the 7.375% Global Notes due 2027 (incorporated by reference to Exhibit 4.5 to Form 6-K of Petrobras, furnished to the Securities and Exchange Commission on May 22, 2017 (File No. 01-15106)).
4.59	Amended and Restated Seventeenth Supplemental Indenture, dated as of May 22, 2017, among Petrobras Global Finance B.V., Petrobras and The Bank of New York Mellon, as Trustee, relating to the 7.250% Global Notes due 2044 (incorporated by reference to Exhibit 4.8 to Form 6-K of Petrobras, furnished to the Securities and Exchange Commission on May 22, 2017 (File No. 01-15106)).
4.60	Indenture, dated as of September 27, 2017, among Petrobras Global Finance B.V., Petrobras and The Bank of New York Mellon, as trustee, relating to the 5.299% Global Notes due 2025.
4.61	Indenture, dated as of September 27, 2017, among Petrobras Global Finance B.V., Petrobras and The Bank of New York Mellon, as trustee, relating to the 5.999% Global Notes due 2028.
4.62	Guaranty for the 5.299% Global Notes due 2025, dated as of September 27, 2017, between Petrobras and The Bank of New York Mellon, as Trustee (incorporated by reference to Exhibit 4.96 to Form 6-K of Petrobras, furnished to the Securities and Exchange Commission on July 27, 2018 (File No. 333-226375)).
4.63	Guaranty for the 5.999% Global Notes due 2028, dated as of September 27, 2017, between Petrobras and The Bank of New York Mellon, as Trustee (incorporated by reference to Exhibit 4.97 to Form 6-K of Petrobras, furnished to the Securities and Exchange Commission on July 27, 2018 (File No. 333-226375)).
4.64	Twenty-Fifth Supplemental Indenture, dated as of February 1, 2018, among Petrobras Global Finance B.V., Petrobras and The Bank of New York Mellon, relating to the 5.750% Global Notes due 2029 (incorporated by reference to Exhibit 4.2 to Form 6-K of Petrobras, furnished to the Securities and Exchange Commission on February 1, 2018 (File No. 001-15106)).

4.65	Guaranty for the 5.750% Global Notes due 2029, dated as of February 1, 2018, between Petrobras and The Bank of New York Mellon, as Trustee (incorporated by reference to Exhibit 4.1 to Form 6-K of Petrobras, furnished to the Securities and Exchange Commission on February 1, 2018 (File No. 001-15106)).
4.66	Indenture, dated as of August 28, 2018 between Petrobras and The Bank of New York, as Trustee (incorporated by reference to Exhibit 4.3 to the Registration Statement of Petrobras and Petrobras Global Finance on Form F-3, filed with the Securities and Exchange Commission on August 28, 2018 (File Nos. 333-227087 and 333-227087-01)).
4.67	Indenture, dated as of August 28, 2018 between Petrobras Global Finance B.V. and The Bank of New York, as Trustee (incorporated by reference to Exhibit 4.4 to the Registration Statement of Petrobras and Petrobras Global Finance B.V. on Form F-3, filed with the Securities and Exchange Commission on August 28, 2018 (File Nos. 333-227087 and 333-227087-01)).
4.68	Amended And Restated Guaranty for the 5.750% Global Notes due 2029, dated as of March 19, 2019, between Petrobras and The Bank of New York Mellon, as Trustee (incorporated by reference to Exhibit 4.1 to Form 6-K of Petrobras, furnished to the Securities and Exchange Commission on March 19, 2019 (File No. 001-15106).
4.69	Amended And Restated Twenty-Fifth Supplemental Indenture for the 5.750% Global Notes due 2029, dated as of March 19, 2019, between Petrobras and The Bank of New York Mellon, as Trustee (incorporated by reference to Exhibit 4.2 to Form 6-K of Petrobras, furnished to the Securities and Exchange Commission on March 19, 2019 (File No. 001-15106).
4.70	Guaranty for the 6.90% Global Notes due 2049, dated as of March 19, 2019, between Petrobras and The Bank of New York Mellon, as Trustee (incorporated by reference to Exhibit 4.5 to Form 6-K of Petrobras, furnished to the Securities and Exchange Commission on March 19, 2019 (File No. 001-15106).
4.71	First Supplemental Indenture for the 6.90% Global Notes due 2049, dated as of March 19, 2019, between Petrobras and The Bank of New York Mellon, as Trustee (incorporated by reference to Exhibit 4.6 to Form 6-K of Petrobras, furnished to the Securities and Exchange Commission on March 19, 2019 (File No. 001-15106).
4.72	Amended and Restated Guaranty of the Amended and Restated Guaranty of the 7.250% Global Notes due 2044, dated as of March 17, 2014, between Petrobras and The Bank of New York Mellon, as Trustee (incorporated by reference to Exhibit 4.7 to Form 6-K of Petrobras, furnished to the Securities and Exchange Commission on May 22, 2017 (File No. 001-15106)).
4.73*	Guaranty for the 5.093% Global Notes Due 2030, dated as of September 18, 2019, between Petrobras and The Bank of New York Mellon, as Trustee.
4.74*	Form of 5.093% Global Notes due 2030.
4.75*	Indenture, dated September 18, 2019, by and among PGF, Petrobras, the Trustee and The Bank of New York Mellon SA/NV, Luxembourg Branch.
4.76*	Exchange and Registration Rights Agreement, dated as of September 18, 2019, among Petrobras Global Finance B.V., Petrobras, Citigroup Global Markets Inc., Credit Agricole Securities (USA) Inc., HSBC Securities (USA) Inc., Mizuho Securities USA LLC, Morgan Stanley & Co. LLC and Santander Investment Securities Inc.
4.77	Second Supplemental Indenture for the 5.600% Global Notes due 2031, dated as of June 3, 2020, among Petrobras Global Finance B.V., Petrobras and The Bank of New York Mellon, as Trustee (incorporated by reference to Exhibit 4.2 to Form 6-K of Petrobras, furnished to the Securities and Exchange Commission on June 3, 2020 (File No. 001-15106).
4.78	Guaranty for the 5.600% Global Notes Due 2031, dated as of June 3, 2020, between Petrobras and The Bank of New York Mellon, as Trustee. (incorporated by reference to Exhibit 4.1 to Form 6-K of Petrobras, furnished to the Securities and Exchange Commission on June 3, 2020 (File No. 001-15106).
4.79	Third Supplemental Indenture for the 6.750% Global Notes due 2050, dated as of June 3, 2020, among Petrobras Global Finance B.V., Petrobras and The Bank of New York Mellon, as Trustee (incorporated by reference to Exhibit 4.5 to Form 6-K of Petrobras, furnished to the Securities and Exchange Commission on June 3, 2020 (File No. 001-15106).
4.80	Guaranty for the 6.750% Global Notes Due 2050, dated as of June 3, 2020, between Petrobras and The Bank of New York Mellon, as Trustee. (incorporated by reference to Exhibit 4.1 to Form 6-K of Petrobras, furnished to the Securities and Exchange Commission on June 3, 2020 (File No. 001-15106).
5.1*	Opinion of Cleary Gottlieb Steen & Hamilton LLP, special New York counsel to Petrobras Global Finance B.V. and Petrobras.
5.2*	Opinion of Ms. Taísa Oliveira Maciel, General Counsel of Petrobras.
5.3*	Opinion of NautaDutilh N.V., special Dutch counsel to Petrobras Global Finance B.V.
10.1 P

Form of Concession Agreement for Exploration, Development and Production of crude oil and natural gas executed between Petrobras and the ANP (incorporated by reference to Exhibit 10.1 of Petrobras’ Registration Statement on Form F-1 filed with the Securities and Exchange Commission on July 14, 2000 (File No. 333-12298)).

This was a paper filing, and is not available on the SEC website.

10.2 P

Purchase and Sale Agreement of natural gas, executed between Petrobras and Yacimientos Petroliferous Fiscales Bolivianos-YPFB (together with and English version) (incorporated by reference to Exhibit 10.2 to Petrobras’ Registration Statement on Form F-1 filed with the Securities and Exchange Commission on July 14, 2000 (File No. 333-12298)). This was a paper filing, and is not available on the SEC website.

Until the moment seven GSA Additives have been concluded since its celebration on August 16, 1996, so the GSA remains in force.

15.1*	Letter of KPMG Auditores Independentes concerning Q1 2020 unaudited interim financial information of Petrobras.

21.1	List of Subsidiaries of Petrobras (incorporated by reference to Exhibit 8.1 to the Annual Report on Form 20-F of Petrobras, filed with the Securities and Exchange Commission on March 23, 2020 (File No. 001-15106).
23.1*	Consent of KPMG Auditores Independentes.
23.3	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5.1).
23.4	Consent of Ms. Taísa Oliveira Maciel, Petrobras’s general counsel (included in Exhibit 5.2).
23.5	Consent of NautaDutilh N.V. (included as Exhibit 5.3).
23.6*	Consent of DeGolyer and MacNaughton.
24.1	Powers of Attorney (included in the signature pages of this registration statement).
25.1*	Statement of Eligibility of Trustee on Form T-1.
99.1*	Form of Letter to Brokers.
99.2*	Form of Letter to Clients.

 * Filed herewith.

(b) Financial Statement Schedules

All schedules have been omitted because they are not required or are not applicable, or the information is included in the financial statements or notes thereto.

(c) Not applicable.

Item 22.	Undertakings

(a) The undersigned registrants hereby undertake:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii)	To reflect in the prospectus any facts arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information set forth in the registration statement.

provided, however, that the undertakings set forth in paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by Petrobras pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

2.	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	In the case of Petrobras, to file a post-effective amendment to this registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished; provided that Petrobras includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Item 8.A. of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by Petrobras pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

5.	That, for the purpose of determining liability under the Securities Act to any purchaser

(i)	Each prospectus filed by the registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of the registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

6.	That, for the purpose of determining liability of the registrants under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

7.	That, for purposes of determining any liability under the Securities Act, each filing of Petrobras’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

8.	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

9.	(i) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means, and (ii) to arrange or provide for a facility in the United States for the purpose of responding to such requests. The undertaking in subparagraph (i) above includes information contained in documents filed subsequent to the effective date of this registration statement through the date of responding to the request.

10.	To supply by means of a post-effective amendment all information concerning a transaction and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURE PAGE OF PETROBRAS GLOBAL FINANCE B.V.

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Rio de Janeiro, Brazil on July 6, 2020.

PETROBRAS GLOBAL FINANCE B.V.

By:	/s/ Guilherme Rajime Takahashi Saraiva
Name:	Guilherme Rajime Takhashi Saraiva
Title:	Managing Director A

PETROBRAS GLOBAL FINANCE B.V.

By:	/s/ João Lossio Pereira dos Reis
Name:	João Lossio Pereira dos Reis
Title:	Managing Director B

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Ricardo Rodriguez Besada Filho, Larry Carris Cardoso, André Luis Campos Silva, José Roberto Espósito and Tomaz André Barbosa his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, acting individually, to sign any and all amendments (including post-effective amendments) to the registration statement on Form F-4, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the indicated capacities as indicated below on July 6, 2020, in respect of Petrobras Global Finance B.V.

Signature	Title

/s/ Guilherme Rajime Takahashi Saraiva
Guilherme Rajime Takahashi Saraiva	Managing Director A

/s/ João Lossio Pereira dos Reis
João Lossio Pereira dos Reis	Managing Director B

/s/ Donald Puglisi
PUGLISI & ASSOCIATES	Authorized Representative in the United States

SIGNATURE PAGE OF PETRÓLEO BRASILEIRO S.A. — PETROBRAS

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Rio de Janeiro, Brazil on July 6, 2020.

PETRÓLEO BRASILEIRO S.A. — PETROBRAS

By:	/s/ Roberto da Cunha Castello-Branco
Roberto da Cunha Castello-Branco
Chief Executive Officer

PETRÓLEO BRASILEIRO S.A. — PETROBRAS

By:	/s/ Andrea Marques de Almeida
Andrea Marques de Almeida
Chief Financial Officer and Chief Investor Relations Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Ricardo Rodriguez Besada Filho, Larry Carris Cardoso, André Luis Campos Silva, José Roberto Espósito and Tomaz André Barbosa his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, acting individually, to sign any and all amendments (including post-effective amendments) to the registration statement on Form F-4, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on July 6, 2020, in respect of Petróleo Brasileiro S.A.—Petrobras.

Signature	Title

/s/ Roberto da Cunha Castello Branco
Roberto da Cunha Castello Branco	Chief Executive Officer and Member of the Board of Directors

/s/ Andrea Marques de Almeida
Andrea Marques de Almeida	Chief Financial Officer and Chief Investor Relations Officer

/s/ Rodrigo Araújo Alves
Rodrigo Araújo Alves	Chief Accounting and Tax Officer
/s/ Eduardo Bacellar Leal Ferreira
Eduardo Bacellar Leal Ferreira	Chairman of the Board of Directors

/s/ Danilo Ferreira da Silva
Danilo Ferreira da Silva	Member of the Board of Directors

/s/ João Cox Neto
João Cox Neto	Member of the Board of Directors

Nivio Ziviani	Member of the Board of Directors

Marcelo Mesquita de Siqueira Filho	Member of the Board of Directors

/s/ Sônia Júlia Sulzbeck Villalobos
Sônia Júlia Sulzbeck Villalobos	Member of the Board of Directors

/s/ Walter Mendes de Oliveira Filho
Walter Mendes de Oliveira Filho	Member of the Board of Directors

Member of the Board of Directors
Maria Cláudia Mello Guimarães

/s/ Donald Puglisi
PUGLISI & ASSOCIATES	Authorized Representative in the United States